The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.



THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED FEBRUARY 23, 2006


PROSPECTUS SUPPLEMENT DATED January __, 2006  (To Prospectus dated May 20, 2005)


[LOGO OMITTED]   C-BASS(SM)                           R
      CREDIT-BASED ASSET SERVICING               [LOGO OMITTED]
      AND SECURITIZATION LLC                      RADAR VIEWER


                          $937,292,000 (APPROXIMATE)

                             C-BASS 2006-CB2 TRUST
                                Issuing Entity

              Credit-Based Asset Servicing and Securitization LLC
                              Sponsor and Seller

                           Litton Loan Servicing LP
                                   Servicer

                          BOND SECURITIZATION, L.L.C.
                                   Depositor
        C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB2

                              ------------------


                               C-BASS 2006-CB2 Trust will issue:

-------------------------
Consider carefully                    o  five classes of senior certificates;
the risk factors                      o  eleven classes of subordinate certificates, four of
beginning on page                        which are not offered by this prospectus supplement;
S-[ ] in this                            and
prospectus                            o  certain other classes of certificates not offered
supplement and on                        by this prospectus supplement.
page [  ] in the
prospectus.                    The classes of certificates offered by this prospectus supplement and their initial class principal amounts and interest rates are listed in the table on
The certificates will          page S-[ ] of this prospectus supplement. This prospectus supplement and the
represent obligations of       accompanying prospectus relate only to the offering of certificates listed in
the C-Bass 2006-CB2            the table that begins on page S-[ ] under "Summary--Offered Certificates" and
Trust only and will not        not to the other classes of certificates listed under "Summary--Non-Offered
represent an interest in,      Certificates."
or an obligation of
Bond Securitization            The assets of the issuing entity will primarily consist of a pool of first and
L.L.C., Credit Based           second lien adjustable-rate and fixed-rate mortgage loans. The mortgage loans
Asset Servicing and            will be segregated into two groups, one consisting of mortgage loans with
Securitization LLC,            principal balances that conform to certain agency principal balance guidelines
J.P. Morgan Securities         and one consisting of mortgage loans with principal balances that may or may
Inc. or any other entity.      not conform to such principal balance guidelines. The mortgage loans will have the additional characteristics described in "Description of the Mortgage Pool"
--------------------------     in this prospectus supplement.

                               Principal and interest on the certificates will be payable on the 25th day of each month, beginning on the distribution date in March 2006, as described in this prospectus supplement.




Credit enhancement for the certificates consist of:

    o subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Subordination of the Payment of Subordinate Certificates"; and

    o excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates-- Principal Distributions."

Each of (x) the Class AV Certificates and (y) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will have the benefit of an interest rate corridor contract. with [To be determined], as counterparty, as described in this prospectus supplement under "Description of the Certificates--Interest Rate Cap Agreements." Amounts received on the interest rate corridor contracts are not available to make distributions on the other classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on or about February [28], 2006 in book-entry form.

                             --------------------

                                   JPMorgan
                                 Lead Manager
Deutsche Bank                   Societe Generale           Merrill Lynch & Co.

                                  Co-Managers

February [ ], 2006

           IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

         You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20548.

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

         This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                          J.P. MORGAN SECURITIES INC.
                               JPMSI OPERATIONS
                           10 SOUTH DEARBORN STREET
                              MAIL CODE IL1-0237
                            CHICAGO, ILLINOIS 60670
                                (312) 732-8505

         You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

SUMMARY..........................................S-1
C-BASS MORTGAGE LOAN ASSET-
   BACKED CERTIFICATES, SERIES
   2006-CB2......................................S-1
DESCRIPTION OF THE MORTGAGE
     LOANS.......................................S-22
     The Indices.................................S-26
STATIC POOL INFORMATION..........................S-36
DESCRIPTION OF THE CERTIFICATES..................S-36
     General.....................................S-36
     Book-Entry Certificates.....................S-38
     Allocation of Available Funds...............S-41
     Pass-Through Rates..........................S-42
     Principal Distributions.....................S-45
     Subordination of the Payment of the
       Subordinate Certificates..................S-54
     Allocation of Losses........................S-54
     The Final Maturity Reserve Account..........S-60
     Reports to Certificateholders...............S-61
     Final Scheduled Distribution Date...........S-61
     Voting Rights...............................S-61
THE TRUSTEE......................................S-61
THE SPONSOR......................................S-63
UNDERWRITING GUIDELINES..........................S-64
THE ISSUING ENTITY...............................S-66
THE SERVICER.....................................S-67
SERVICING OF THE MORTGAGE LOANS..................S-710
     General.....................................S-70
     Accounts....................................S-70
     Flow of Funds...............................S-70
FEES AND EXPENSES OF THE ISSUING ENTITY..........S-71
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE......S-72
     Yield Considerations........................S-72
     Subordination of the Offered
        Subordinate Certificates.................S-74
     Weighted Average Life.......................S-74
USE OF PROCEEDS..................................S-76
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........S-76
ERISA MATTERS....................................S-79
METHOD OF DISTRIBUTION...........................S-82
LEGAL MATTERS....................................S-82
[LEGAL PROCEEDINGS]..............................S-82
RATINGS..........................................S-82
LEGAL INVESTMENT.................................S-83
INDEX OF DEFINED TERMS...........................S-84
Annex 1:.............................................
Annex A:  Certain Characteristics of the
      Mortgage Loans..............................A-1
Annex B-1:    Assumed Mortgage Loan
          Characteristics.........................B-1
Annex B-2:    Principal Amount Decrement
          Tables..................................B-2

                               TABLE OF CONTENTS

                                  PROSPECTUS

[Insert Table of Contents for Base Prospectus]

                                    SUMMARY

         This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

        C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-CB2

         The C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB2 consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below under "Offered Certificates" are being offered by this prospectus supplement:

                                  OFFERED CERTIFICATES
                                                             Pass-Through     Pass-Through
                                                              Rate Before      Rate After                       Principal Payment
                 Expected                                      Optional         Optional     Average Life to        Window to
                Principal           Expected Ratings          Termination     Termination     Call/Maturity       Call/Maturity
    Class(1)    Amount(4)       (Moody's/S&P/Fitch/DBRS)     Date(%)(2)(3)   Date(%)(2)(3)      (years)(5)          (months)(5)
------------------------------------------------------------------------------------------------------------------------------------
Class AV       $347,712,000       Aaa / AAA / AAA / AAA      LIBOR + [  ]     LIBOR + [  ]         [ ]
Class AF-1     $217,959,000       Aaa / AAA / AAA / AAA          [  ]%       [  ]% + 0.50%     0.95 / 0.95       1 - 21 / 1 - 21
Class AF-2     $120,898,000       Aaa / AAA / AAA / AAA          [  ]%       [  ]% + 0.50%     2.20 / 2.20      21 - 35 / 21 - 35
Class AF-3      $25,627,000       Aaa / AAA / AAA / AAA          [  ]%       [  ]% + 0.50%     4.28 / 4.74      35 - 72 / 35 - 162
Class AF-4      $40,498,000       Aaa / AAA / AAA / AAA          [  ]%       [  ]% + 0.50%     5.71 / 7.07      52 - 72 / 52 - 160
Class M-1       $31,877,000    Aa1 / AA+ / AA+ / AA (high)   LIBOR + [  ]     LIBOR + [  ]     4.66 / 5.12      47 - 72 / 47 - 139
Class M-2       $29,974,000       Aa2 / AA+ / AA+ / AA       LIBOR + [  ]     LIBOR + [  ]     4.49 / 4.93      44 - 72 / 44 - 134
Class M-3       $18,079,000     Aa3 / AA / AA / AA (low)     LIBOR + [  ]     LIBOR + [  ]     4.39 / 4.82      43 - 72 / 43 - 127
Class M-4       $16,652,000     A1 / AA- / AA- / AA (low)    LIBOR + [  ]     LIBOR + [  ]     4.34 / 4.75      41 - 72 / 41 - 123
Class M-5       $15,700,000      A2 / A+ / A+ / A (high)     LIBOR + [  ]     LIBOR + [  ]     4.30 / 4.68      40 - 72 / 40 - 118
Class M-6       $14,749,000          A3 / A / A / A          LIBOR + [  ]     LIBOR + [  ]     4.26 / 4.62      40 - 72 / 40 - 112
Class M-7       $13,797,000     Baa1 / A- / A- / A (low)     LIBOR + [  ]     LIBOR + [  ]     4.23 / 4.56      39 - 72 / 39 - 106

                               NON-OFFERED CERTIFICATES

Class B-1(6)   $15,700,000    Baa2 / BBB+ / BBB+ / BBB           [  ]        [  ]% + 0.50%
                              (high)
Class B-2(6)    $9,991,000    Baa3 / BBB / BBB / BBB             [  ]        [  ]% + 0.50%
Class B-3(6)    $8,564,000    Ba1 / BBB- / BB+ / BBB (low)       [  ]        [  ]% + 0.50%
Class B-4(6)    $9,515,000    Ba2 / BB+ / NR / BB (high)         [  ]        [  ]% + 0.50%
Class CE         N/A                       N/A                    N/A                             [   ]              [   ]
Class P          N/A                       N/A                    N/A                             [   ]              [   ]
Class R          N/A                       N/A                    N/A                             [   ]              [   ]
Class R-X        N/A                       N/A                    N/A

(1)  The Offered Certificates will be priced to the Optional Termination Date. The Class AV Certificates and the Class M
     Certificates will settle flat. The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class B-1, Class B-2, Class B-3 and Class
     B-4 Certificates will settle with accrued interest, beginning on February 1, 2006.


(2)  The pass-through rate on the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class B-1, Class B-2, Class B-3 and Class B-4
     Certificates will be a fixed rate which will increase by 0.50% on the first Distribution Date after the first possible Optional
     Termination Date. The certificate margin rate on the Class AV Certificates and each class of the Mezzanine Certificates will be a floating rate equal to 1-month LIBOR plus a spread. The certificate margin on the Class AV Certificates will equal 2 times its original applicable margin on the first Distribution Date after the first possible Optional Termination Date. The spread on the Class M Certificates will increase to 1.5 times their respective original certificate margin on the first Distribution Date after the first possible Optional Termination Date

(3)  The Offered Certificates and the Non-offered Certificates will be subject to the applicable rate cap as described in this prospectus supplement.

(4)  The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(5)  The Certificates will be priced at 23% HEP for the fixed rate collateral and 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter). Assumes 10% optional termination occurs.

(6)  The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be privately placed and will not be offered pursuant to the prospectus. Information presented in this prospectus supplement for the Class B-1, Class B-2, Class B-3 and Class B-4
     Certificates is solely to assist purchasers of the Offered Certificates.

     The C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB2 will also have the following characteristics:

                        DELAY/         INTEREST ACCRUAL     FINAL SCHEDULED         MINIMUM           INCREMENTAL
      CLASS         ACCRUAL PERIOD        CONVENTION       DISTRIBUTION DATE     DENOMINATION        DENOMINATIONS        CUSIP
------------------------------------------------------------------------------------------------------------------------------------
Class AV             25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAW3
Class AF-1          prior calendar                           December 2036          $25,000               $1            12498NAA1
                         month              30/360
Class AF-2          prior calendar                           December 2036          $25,000               $1            12498NAB9
                         month              30/360
Class AF-3          prior calendar                           December 2036          $25,000               $1            12498NAC7
                         month              30/360
Class AF-4          prior calendar                           December 2036          $25,000               $1            12498NAD5
                         month              30/360
Class M-1            25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAE3
Class M-2            25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAF0
Class M-3            25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAG8
Class M-4            25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAH6
Class M-5            25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAJ2
Class M-6            25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAK9
Class M-7            25th to 24th         Actual/360         December 2036          $25,000               $1            12498NAL7
                          NON-OFFERED CERTIFICATES

Class B-1           prior calendar                           December 2036          $25,000               $1
                         month              30/360                                                                         N/A
Class B-2           prior calendar                           December 2036          $25,000               $1
                         month              30/360                                                                         N/A
Class B-3           prior calendar                           December 2036          $25,000               $1
                         month              30/360                                                                         N/A
Class B-4           prior calendar                           December 2036          $25,000               $1
                         month              30/360                                                                         N/A
Class CE                  N/A                 N/A                                                        $[ ]              N/A
Class P                   N/A                 N/A                                                          $               N/A
Class R                   N/A                 N/A                                                          $               N/A
Class R-X                 N/A                 N/A

The certificates offered by this prospectus supplement will be issued in book-entry form and in the minimum denominations (or multiples of $1 in excess of that amount) set forth under "Description of the Certificates -- General" in this prospectus supplement.

The certificates represent ownership interests in a issuing entity which will consist primarily of two separate groups of mortgage loans, "loan group 1" and "loan group 2", and are together sometimes referred to in this prospectus supplement as the "mortgage pool."

Generally, distributions to the Class AV Certificates will be solely derived from collections on the group 1 mortgage loans and distributions to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates will be solely derived from collections on the group 2 mortgage loans. Collections from all the mortgage loans will be available to make distributions on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

                                ISSUING ENTITY

C-BASS 2006-CB2 Trust will issue the certificates. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the servicer, the sponsor and the trustee. The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                  THE TRUSTEE

U.S. Bank, National Association will act as trustee of the issuing entity under the pooling and servicing agreement. The corporate trust office of the trustee is located at 60 Livingston Avenue, St. Paul, Minnesota 55107. For further information regarding the trustee, see "The Trustee" in this prospectus supplement.

                                 THE CUSTODIAN

The Bank of New York. For further information regarding the custodian, see "The Custodian" in this prospectus supplement.

                            THE SPONSOR AND SELLER

Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company will be the sponsor of the transaction and the seller of the mortgage loans. The principal executive office of the sponsor is located at 335 Madison Avenue, 19th Floor, New York, New York 10017. For further information regarding the sponsor, see "The Sponsor" in this prospectus supplement.

                                 THE DEPOSITOR

On the closing date, Bond Securitization, L.L.C. will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                 THE SERVICER

Litton Loan Servicing LP, a Delaware limited partnership. The principal executive office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton Loan Servicing LP will act as servicer of the mortgage loans and, in that capacity, will:

(1) provide customary servicing functions with respect to the mortgage loans pursuant to the pooling and servicing agreement;

(2) provide certain reports to the trustee; and

(3) make certain advances.

For further information regarding the servicer, see "The Servicer" in this prospectus supplement.


                               CAP COUNTERPARTY

[ To be determined]. The cap counterparty will be rated at least "A2" by Moody's and "A" by S&P. See "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

                                RATING AGENCIES

Fitch, Inc., Moody's Investors Service, Inc., Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and Dominion Bond Rating Service, Inc. will issue ratings with respect to the certificates.

                        FINAL MATURITY RESERVE ACCOUNT

On each distribution date on and after the distribution date in March 2014, if the aggregate principal balance of the mortgage loans having 40-year original terms to maturity is greater than the aggregate stated principal balance specified in Annex C attached to this prospectus supplement for that distribution date, a portion of interest collections calculated at a per annum rate of 1.41% of the total principal balance of the mortgage loans, to the extent available after payment of certain fees and expenses of the issuing entity but before payment of interest on the certificates, will be deposited in the final maturity reserve account maintained by the trustee until the amounts on deposit in the final maturity reserve account are equal to the lesser of the aggregate certificate principal balance of the certificates and the aggregate stated principal balance of the mortgage loans with 40-year original terms to maturity on that distribution date. On the earlier of the final scheduled distribution date and the termination of the issuing entity, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest with respect to the certificates as described in this prospectus supplement.

See "Description of the Certificates--The Final Maturity Reserve Account" in this prospectus supplement.

                                 CUT-OFF DATE

February 1, 2006. The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

                                  RECORD DATE

With respect to the Class AF and Class B Certificates, the record date will be the last business day of the month preceding the month of a distribution date. With respect to the Class AV and Class M Certificates, the record date will be the business day immediately preceding such distribution date, unless the Class AV Certificates or any class of the Class M Certificates is issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

                              STRUCTURAL OVERVIEW

The following chart illustrates the distribution priorities and the subordination features applicable to the offered certificates.

  Accrued                Class A*  / \
  certificate                       |
  interest, then        Class M-1   |
  principal*                        |
                        Class M-2   |
                                    |
                        Class M-3   |
                                    |
                        Class M-4   |
                                    |
                        Class M-5   |    Losses**
                                    |
                        Class M-6   |
                                    |
                        Class M-7   |
                                    |
                        Class B-1   |
                                    |
                        Class B-2   |
                                    |
                        Class B-3   |
                                    |
                        Class B-4   |

* See "Distribution Priorities" below for principal allocation among the Class A Certificates.

** Excess special hazard losses will be allocated pro rata to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

                           DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related loan group or the mortgage pool, as applicable, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding certificate principal balance of that class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date and the Class AV, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the accrual period will be the period from and including the immediately preceding distribution date to but excluding the day immediately preceding such distribution date. Interest on the Class AV, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period

For each distribution date and the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, the accrual period will be the period from and including the first day of the calendar month preceding that distribution date up to and including the last day of such month and will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to "Description of the Certificates -- Interest Distributions" in this prospectus supplement for more information.

                          DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates will receive principal distributions in accordance with the priorities set forth in "Description of Certificates -- Priority of Distributions" and based on principal collections from the related loan group or the mortgage pool for the related due period.

We refer you to "Description of the Certificates -- Principal Distributions" in this prospectus supplement and "Description of the Securities - Payments of Principal" in the prospectus for more information.

                                 CAP CONTRACTS

The Class AV, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will have the benefit of interest rate cap agreements provided by [To be determined], as cap counterparty. The first cap contract will be for the benefit of the holders of the Class AV Certificates and the second cap contract will be for the benefit of the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates. All obligations of the issuing entity under the interest rate cap agreements will be paid on or prior to the closing date.

In connection with any distribution on or prior to the distribution date in April 2009 with respect to each cap contract if one month LIBOR as of two business days prior to the first day of the accrual period relating to such distribution date exceeds a specified rate for such distribution date, the cap counterparty will be obligated to pay to the trustee two business days prior to the end of the related accrual period for deposit into the cap contract reserve fund, an amount equal to the product of (a) the excess of the lesser of (i) one month LIBOR and (ii) the rate ceiling over the strike rate for such distribution date, as set forth in the table on Annex II to this prospectus supplement, (b) the lesser of (i) the cap notional amount as set forth for such distribution date for each cap contract in the table on Annex II to this prospectus supplement and (ii) the aggregate certificate principal balance of either the Class AV Certificates or the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, as applicable, and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous distribution date to but excluding the current distribution date and the denominator of which is 360.

Amounts, if any, payable under each cap contract on any distribution date will be used first to cover shortfalls in payments of interest on the Class AV Certificates or the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, as applicable, if the pass through rates on those certificates are limited for any distribution date on or prior to the distribution date in April 2009 due to the related Net WAC Cap. Any remaining amounts from each cap contract will be distributed as described under "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

The counterparty's obligations under each cap contract will terminate following the distribution date in April 2009.

                       FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the certificates is the distribution date in December 2036.

                               DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in March 2006. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

The amounts deposited in the final maturity reserve account are intended to be sufficient to retire the certificates on the final scheduled distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the final scheduled distribution date.

               OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate stated principal balance of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the servicer, or an affiliate of the servicer, will have the option to purchase all of the mortgage loans, which will cause an early retirement of the certificates.

See "The Pooling and Servicing Agreement -- Termination; Optional Clean-Up Call" in this prospectus supplement.

                              CREDIT ENHANCEMENT

Subordination. The subordinate classes of certificates will provide credit enhancement for the senior certificates. Among the subordinate classes of certificates, each class of Class M Certificates will have payment priority over the Class B Certificates, among the Class M Certificates, the classes that have a lower number designation will have payment priority over those with a higher number designation, and among the Class B Certificates, the classes that have a lower number designation will have payment priority over those with a higher number designation.

Allocation of Losses. If the mortgage loans experience losses, then, generally, the certificate principal balance of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the certificate principal balance of that class is reduced to zero.

If a loss has been allocated to reduce the certificate principal balance of your class of certificates, you will receive no payment in respect of that reduction. If the subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the loan group incurring the realized losses will be allocated such losses and may not receive all of their principal payments.

Some losses, however, such as special hazard losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each related class of certificates instead of first being allocated to the subordinate certificates. Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among the classes of subordinated certificates.

See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

We refer you to "Risk Factors --There Are Risks in Holding Subordinate Certificates" and "Description of the Certificates -- Allocation of Losses" in this prospectus supplement for more information.

                              THE MORTGAGE LOANS

Statistical Information. The statistical information on the mortgage loans presented in this prospectus supplement is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics of the mortgage loans in the final loan groups as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

General. On the cut-off date, the assets of the issuing entity consisted of 4,272 mortgage loans with a total principal balance of approximately $951,572,898. The mortgage loans consist primarily of first and second lien mortgage loans, 3,930 of which have an original term to stated maturity of 30 years.

For purposes of calculating principal distributions on the Class A Certificates and for purposes of calculating the allocation of certain interest shortfalls to the other classes of certificates (other than the Class CE, Class P, Class R and Class R-X certificates) the mortgage loans will be divided into two loan groups, and will be referred to as the "group 1 mortgage loans" and the "group 2 mortgage loans." The group 1 mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac guidelines. The group 2 mortgage loans will consist of all other remaining mortgage loans, which may or may not conform to Freddie Mac guidelines. The Class AV Certificates are related to the group 1 mortgage loans. The Class AF-1, Class AF-2, Class AF-3 and Class AF-4 certificates relate to the group 2 mortgage loans. The Class M and Class B Certificates relate to all of the mortgage loans.

Loan Group 1 Characteristics. As of the cut-off date, loan group 1 consisted of 2,140 mortgage loans having a total principal balance of approximately $439,586,021 (or approximately 46.20% of the aggregate cut-off date balance of the mortgage loans in the mortgage pool). Approximately 0.09%, 0.29%, 64.34%, 18.17% and 1.33% of the group 1 mortgage loans adjust, commencing approximately six months, one, two, three and five years, respectively, after origination, based on the Six-Month LIBOR Index. The mortgage interest rates of approximately 15.78% of the group 1 mortgage loans are fixed.

Approximately 3.38%, 1.25%, 28.07%, 0.36% and 0.40% of the group 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of 24, 36, 60, 84 and 120 months, respectively, following origination of such mortgage loan. Following such month period, the monthly payment with respect to each such group 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Loan Group 2 Characteristics. As of the cut-off date, loan group 2 consisted of 2,132 mortgage loans having a total principal balance of approximately $511,986,877 (or approximately 53.80% of the aggregate cut-off date balance of the mortgage loans in the mortgage pool). Approximately 0.28%, 0.49%, 71.42%, 13.51% and 0.86% of the group 2 mortgage loans adjust, commencing approximately six months, one, two, three and five years, respectively, after origination, based on the Six-Month LIBOR Index or the 1-Year CMT Index. The mortgage interest rates of 13.44% of the group 1 mortgage loans are fixed. Approximately 9.73%, 0.50%, 32.51%, 0.13% and 0.43% of the group 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of 24, 36, 60, 84 and 120 months, respectively, following origination of such mortgage loan. Following such month period, the monthly payment with respect to each such group 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

We refer you to "Description of the Mortgage Loans" in this prospectus supplement for more information.

Summary Statistical Data. The following table summarizes the characteristics of the mortgage loans in the mortgage pool and each loan group as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the mortgage pool and each loan group as of the cut-off date can be found at "Description of the Mortgage Loans -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

 Aggregate Outstanding Principal
 Balance
 Mortgage Pool:...............        $951,572,898.15
 Loan Group 1:................        $439,586,021.35
 Loan Group 2:................        $511,986,876.80

 Aggregate Number of Mortgage
 Loans
 Mortgage Pool:...............                  4,272
 Loan Group 1:................                  2,140
 Loan Group 2:................                  2,132

 Average Stated Principal
 Balance
 Mortgage Pool:...............            $222,746.46
 Loan Group 1:................            $205,414.03
 Loan Group 2:................            $240,143.94

 Weighted Average Current Mortgage
 Rate
 Mortgage Pool:...............                 7.222%
 Loan Group 1:................                 7.251%
 Loan Group 2:................                 7.196%

 Weighted Average Margin
 (Adjustable Rate Mortgages
 only)
 Mortgage Pool:...............                 5.979%
 Loan Group 1:................                 5.989%
 Loan Group 2:................                 5.971%

 Weighted Average Original Term to
 Maturity (in months)
 Mortgage Pool:...............                    358
 Loan Group 1:................                    359
 Loan Group 2:................                    357

 Weighted Average Remaining Term to
 Maturity(in months)
 Mortgage Pool:...............                    354
 Loan Group 1:................                    356
 Loan Group 2:................                    353


                         SERVICING STANDARD; ADVANCES

Litton Loan Servicing LP will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the issuing entity. The servicer has agreed to service the mortgage loans on a "scheduled/scheduled" basis. This means the servicer is responsible for advancing scheduled payments of principal and interest in accordance with the pooling and servicing agreement. The servicer has also agreed to cause the mortgage loans to be serviced

o with the same care as it customarily employs in servicing and administering similar mortgage loans for its own account,

o in accordance with accepted mortgage servicing practices of prudent lending institutions and mortgage servicer's that service similar mortgage loans and

o giving due consideration to the interests of holders of all classes of certificates.

The servicer (including the trustee as successor servicer and any other successor servicer, if applicable) will be required to advance delinquent payments of principal and interest on the mortgage loans (except that the servicer will not be required to make advances of principal on second-lien mortgage loans or REO properties or balloon loans) and advance any property protection expenses relating to the mortgage loans. With respect to balloon loans, as to which the balloon payment is not made when due, the servicer will make limited advances based on the original principal amortization schedule for such balloon loan. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls for principal prepayments in full to the extent of one-half of its servicing fee.

See "The Servicer" in this prospectus supplement.

                             SERVICER AND TRUSTEE
                               FEES AND EXPENSES

The servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at one-twelfth of a rate equal to 0.50% on the stated principal balance of each mortgage loan.

The trustee is entitled with respect to each mortgage loan to a monthly trustee fee, which will be withdrawn by the trustee monthly from amounts on deposit in the distribution account. The trustee fee will be an amount equal to one-twelfth of a rate not greater than 0.002% on the stated principal balance of each mortgage loan.

                            MATERIAL FEDERAL INCOME
                               TAX CONSEQUENCES

The trustee will elect to treat the assets of the issuing entity, exclusive of the cap contract reserve fund, the basis risk reserve fund and the final maturity reserve account trust, as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

                                 ERISA MATTERS

Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the Class A Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. Persons acquiring the Class AV or Class AF Certificates with the assets of such a plan must also satisfy the requirements of an investor-based class exemption.

We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

                               LEGAL INVESTMENT

You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans contain second lien mortgage loans and owner-financed mortgage loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development. See "Legal Investment" in this prospectus supplement and in the prospectus.

The following diagram illustrates the various parties involved in the transaction and their functions

-------------------------------
|                              |
|    Various originators       |
|                              |                      --------------------------
-------------------------------                       |                        |
               |                                      |Litton Loan Servicing LP|
               |Mortgage Loans                       /|      (Servicer)        |
               |                                    / |                        |
-------------------------------                    /  --------------------------
|                              |                  /
| Credit-Based Asset Servicing |   Mortgage Loan /
|    and Securitization LLC    |      Servicing /
|          (Sponsor)           |               /
|                              |              /
|------------------------------              /
               |Mortgage Loans              /
               |                           /
               |                          /
-------------------------------          /
|                             |         /
| Board Securitiization L.L.C.|        /
|        (Depositor)          |       /
|                             |      /
-------------------------------     /
               |                   /
               |Mortgage Loans    /
-------------------------------  /
|  C-BASS 2005-CB2 Trust      | /                     --------------------------
|     (Issuing Entity)        |/                      |                        |
|                             |\       Cap Payments   |   {To be determined]   |
|    U.S. Bank National       | \-------------------- |    Cap Counterparty    |
|        Association          |  \                    |                        |
|         (Trustee)           |   \                   --------------------------
-------------------------------    \
                                    \    Custody of
                                     \  Mortgage Loan
                                      \     files
                                       \
                                        \
                                         \
                                          \
                                           \
                                            \
                                             \
                                              \
                                               \
                                                \
                                                 \
                                                  \
                                                   \
                                                    \ --------------------------
                                                     \|                        |
                                                      |   The Bank of New York |
                                                      |       (Custodian)      |
                                                      |                        |
                                                      --------------------------

                                 RISK FACTORS

         Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the loan groups as constituted on the cut-off date.

Nature of sub-prime mortgage loans may increase risk of loss.

         Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

There are risks involving unpredictability of prepayments and the effect of prepayments on yields.

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

o Approximately 85.49% of the mortgage loans (by aggregate principal balance as of the cut-off date) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging generally from 6 months to 120 months after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment penalties will be distributed to holders of the Class P Certificates and not to holders of the offered certificates. The servicer is entitled to waive prepayment penalties, subject to certain conditions specified in the pooling and servicing agreement.

o The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured. In addition, the servicer (or its affiliates) has the option to purchase from the issuing entity mortgage loans that are at least 120 days or more delinquent under the circumstances described in the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o If the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

o If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest will be paid to the offered certificates and the Class B Certificates as principal. This will have the effect of reducing the principal balance of these certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

         See "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

There are risks related to owner-financed mortgage loans.

         Reduced underwriting standards. Approximately 0.16% of the mortgage loans (by aggregate principal balance as of the cut-off date) are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor, nor does the seller obtain other information customarily obtained during the mortgage loan origination process. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available. In connection with an acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor, and conducted an assessment of the value of the property.

         Appraisals may be inaccurate. In acquiring owner-financed mortgage loans, the sponsor assesses the value of a property, generally using either a prior appraisal (if completed within one year of the sponsor's purchase of the mortgage loan), which generally must be re-certified, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions the appraiser made regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the appraiser has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

There are risks relating to alternatives to foreclosure.

         Certain of the mortgage loans may become delinquent after the cut-off date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. In addition, the Servicer may write-off any second lien mortgage loan that is delinquent by 180 days or more in accordance with the terms of the pooling and servicing agreement. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization.

         Because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates and Class B Certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on these certificates as well as certain fees and expenses of the issuing entity. After these financial obligations of the issuing entity are covered, substantially all of the available excess interest will be used to maintain overcollateralization. Any portion of such remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

o When a mortgage loan is prepaid in full or repurchased, excess interest generally will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

o The pass-through rates on the Class M Certificates are based on one-month LIBOR. Approximately 85.48% of the mortgage loans have rates that are adjustable based on an index that generally is different from the index used to determine the pass-through rates on such certificates while approximately 14.52% of the mortgage loans have fixed rates of interest. As a result, the pass-through rates on such certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

There is a risk that mortgage interest rates will affect the pass-through rates of the offered certificates.

         The yields to maturity on the certificates may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based primarily on six-month LIBOR and generally do not adjust for two, three or five years after the dates of their origination, while the pass-through rates on the Class AV and Class M Certificates are based on one-month LIBOR, are subject to the related Net WAC Cap and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the Class AV and Class M Certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on such certificates, and could result in the reduction of the pass-through rates on some or all of such certificates to the related Net WAC Cap and could therefore adversely affect the yield to maturity on such certificates. The Net WAC Cap for the Class AV and Class AF Certificates on any distribution date will be a per annum rate (subject to adjustment, in the case of the Class AV Certificates, based on the actual number of days elapsed in the related interest accrual period) equal to 12 times the quotient of (x) the total scheduled interest on the related mortgage loans for the related interest accrual period at their net mortgage interest rate and (y) the aggregate stated principal balance of the related mortgage loans as of the first day of the related collection period. The Net WAC Cap for the Class M Certificates on any distribution date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to the weighted average of the Net WAC Caps for the Class AV and Class AF Certificates, weighted on the basis of the Group Subordinate Amount for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans. In addition, you should note that the related Net WAC Cap will decrease if the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the pool with relatively low mortgage interest rates, which will increase the likelihood that the applicable Net WAC Cap will apply to reduce the pass-through rates on one or more classes of offered certificates.

         If the pass-through rate on the offered certificates is limited by the applicable Net WAC Cap for any distribution date, the resulting interest carry forward amount may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent of substantially all of any available funds remaining on that distribution date or future distribution dates after certain other distributions on the offered certificates, the Class B and Class CE Certificates and the payment of certain fees and expenses of the issuing entity. In addition, solely with respect to the Class AV and Class M Certificates, the interest carry forward amount may also be covered by amounts payable under the cap contract. See "Description of the Certificates--Application of Monthly Excess Cashflow Amounts" and "--Interest Rate Cap Agreements" in this prospectus supplement. The ratings on such classes of offered certificates will not address the likelihood of any such recovery of Interest Carry Forward Amounts by holders of such certificates.

There are risks relating to subordinate loans.

         Approximately 0.95% of the mortgage loans (by aggregate principal balance as of the cut-off date) evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. In addition, the servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days in accordance with the pooling and servicing agreement. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

There are risks in holding subordinated certificates.

         The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

o If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

o The portion of the shortfalls in the amount of interest collections on the mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinated certificates.

o The subordinated certificates are not expected to receive principal distributions until, at the earliest, March 2009 (unless the senior certificates are reduced to zero prior to such date).

o Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow, if any, and then reduce the level of overcollateralization, if any, for the offered certificates and Class B Certificates. If there is no overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         See "Description of the Certificates" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for more detail.

There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your certificates.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to one-half of the servicing fee for the related accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in part and will not advance principal on REO properties or second lien mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

         In addition, the servicer will not cover shortfalls in interest collections arising from bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, as amended (the "Relief Act"), or similar state or local laws.

There is a risk relating to the potential inadequacy of credit enhancement for the offered certificates.

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. The servicer will only advance scheduled monthly payments of interest with respect to REO properties, is only required to advance scheduled monthly payments of interest with respect to second lien mortgage loans and will make limited advances with respect to balloon payments. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

The cap contracts are subject to counterparty risk.

         The assets of the issuing entity include the cap contracts which will require [To be determined], the counterparty thereunder, to make certain payments in the circumstances set forth in this prospectus supplement under "Description of the Certificates--Interest Rate Cap Agreements" for the benefit of the holders of the Class AV Certificates and the Class M Certificates. To the extent that payments on these certificates depend in part on payments to be received by the trustee under the cap contracts, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the counterparty to each cap contract.

There is a risk because the certificates are not obligations of any entity.

         The certificates represent an interest in the issuing entity only. No other person will insure or guarantee the certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the sponsor pursuant to certain limited representations and warranties made with respect to the mortgage loans, the servicer with respect to its servicing obligations under the pooling and servicing agreement and the limited obligations of the counterparty under the cap contract. No government agency or instrumentality will insure the certificates or the underlying mortgage loans. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

Limitations on advances of principal or interest with respect to certain loans could adversely affect the yield on your certificates.

         The servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will only make advances with respect to interest on REO properties and is only required to make advances with respect to interest on second lien mortgage loans. The failure to make such advances could result in fewer funds being available to make distributions on the offered certificates than would be available if such advances were made and may negatively affect the yield on the offered certificates.

There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan.

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses.

         As of the cut-off date, approximately 38.75% of the mortgage loans (by aggregate principal balance as of the cut-off date) have an initial interest only period of two, three, five, seven or ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the principal balance of the mortgage loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans in the event that borrowers are unable to pay the increased monthly payment at the end of the interest only period.

There is an increased risk of loss relating to high combined loan-to-value ratios.

         Mortgage loans with combined loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of equal to or below 80%. At origination, approximately 27.85% and 0.08% of the mortgage loans had a combined loan-to-value ratio in excess of 80% and 100%, respectively (by aggregate principal balance as of the cut-off date), and are not covered by a primary mortgage insurance policy. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, an originator's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

There are risks relating to geographic concentration of the mortgage loans.

         The following chart lists the states with the highest concentrations of mortgage loans, based on the aggregate principal balance of the mortgage loans as of the cut-off date.

                                    ------------------------------------------
                                    California                  41.68%
                                    ------------------------------------------
                                    Florida                     15.54%
                                    ------------------------------------------
                                    Arizona                      6.52%
                                    ------------------------------------------
         California and several other states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

o Any increase in the market value of properties located in the states listed above would reduce the combined loan to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricanes may pose special risks.

         Many properties in the Gulf Coast area were affected by Hurricanes Katrina, Rita and Wilma and other hurricanes, which made landfall in August, September and October 2005. The issuing entity will include mortgage loans that are secured by properties in the states of Texas, Louisiana, and other states in the Gulf Coast region. Further, we cannot assure you that there are no mortgage loans in the issuing entity that are secured by properties that experienced damage from the hurricanes.

         The sponsor will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of the sponsor's representation and warranty regarding damage to the property that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan, the sponsor will be obligated to repurchase or substitute for the related mortgage loan and such mortgage loan will be deemed to not have been added to the mortgage pool. Any such repurchase would have the effect of increasing the rate of principal payments on the certificates.

         The full economic impact of the hurricanes is uncertain but they may affect the ability of borrowers to make payments on their mortgage loans. In addition, we do not know what impact such hurricanes and the damage that they caused have had on property values, job losses, environmental conditions of the mortgaged properties, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the certificateholders or impact the weighted average lives of the offered certificates.

There are risks relating to balloon loans.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 17.80% and 21.13% of the mortgage loans in loan group 1 and loan group 2, respectively (by aggregate principal balance of the related mortgage loans as of the cut-off date) are balloon loans.

The lack of a secondary market may limit your ability to sell your certificates.

         The underwriters intend to make a secondary market in the certificates they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Violations of federal, state and local laws may cause losses on your certificates.

         Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

o limit the ability of the servicer to collect principal or interest on the mortgage loans,

o        provide the mortgagors with a right to rescind the mortgage loans,

o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

o result in a litigation proceeding being brought against the issuing entity, and

o subject the issuing entity (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. Although none of the mortgage loans were originated with interest rates or fees which make them subject to the Home Ownership and Equity Protection Act of 1994, the mortgage loans may be subject to comparable state or local laws with lower threshold tests. See "Legal Aspects of the Loans--Anti-Deficiency Legislation and the Bankruptcy Code" in the prospectus. The sponsor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination and will be required to repurchase or substitute for any mortgage loan that was not originated or serviced in compliance with such laws. In addition, the sponsor will be required to reimburse the issuing entity for any damages or costs incurred by the issuing entity as a result of a breach of the representation as to compliance with such laws. However, if the sponsor is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur.

In the event the sponsor is not able to repurchase or substitute for defective mortgage loans you may suffer losses on your certificates.

         The sponsor will make various representations and warranties related to the mortgage loans. If the sponsor fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the sponsor will be required to repurchase or substitute for the defective loan. See "The Pooling and Servicing Agreement" in this prospectus supplement. In the event that the sponsor is not able to repurchase or substitute for any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the sponsor to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

Suitability of the offered certificates as investments.

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Conflicts of interest between the servicer and the trust.

         The servicer or an affiliate of the servicer will initially, directly or indirectly, own all or a portion of the Class B, Class CE, Class P, Class R and Class R-X Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

Recent developments may increase risk of loss on the mortgage loans.

         The Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Relief Act provides generally that a mortgagor who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

         The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

         We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or any similar state legislation. See "Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the prospectus.

                       DESCRIPTION OF THE MORTGAGE LOANS

         Credit-Based Asset Servicing and Securitization LLC (the "Sponsor" or "C-BASS") provided the information in the following paragraphs.

         Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth in this prospectus supplement. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Sponsor believes that the information set forth in this prospectus supplement with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary.

General

         The assets included in the issuing entity (the "Issuing Entity") will consist of a pool of 4,272 closed-end, fixed-rate and adjustable-rate first and second lien mortgage loans (the "Mortgage Pool") having original terms to maturity ranging from 36 months to 480 months (the "Mortgage Loans") and an aggregate principal balance as of February 1, 2006 (the "Cut-off Date") of approximately $951,572,898. All Mortgage Loan statistics set forth in this prospectus supplement are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified in this prospectus supplement are based on the principal balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date (each, a "Cut-off Date Principal Balance"). The "Stated Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the Mortgage Pool, unless otherwise specified. The "Mortgage Pool Balance" is equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in the Mortgage Pool.

         The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of the Cut-off Date, between the Sponsor and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

         Each of the Mortgage Loans was selected from the Sponsor's portfolio of mortgage loans. The Mortgage Loans were acquired by the Sponsor in the secondary market in the ordinary course of its business. The Mortgage Loans were originated or acquired by various mortgage loan originators. Approximately 18.98%, 18.29% and 14.17%, of the Mortgage Loans were originated or acquired by New Century Mortgage Corporation, Encore Credit Corporation and Accredited Home Lenders, Inc., respectively. The remainder of the Mortgage Loans were originated by mortgage loan originators that each originated less than 10% of the Mortgage Loans.

         None of the Mortgage Loans are covered by primary mortgage insurance policies which are lender paid.

         Under the Pooling and Servicing Agreement, the Sponsor will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty or deficient documentation materially and adversely affects the certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as seller other than the repurchase or substitution obligations described above and its reimbursement obligation described under "The Pooling and Servicing Agreement" in this Prospectus Supplement.

         As calculated in accordance with the "OTS Method," a Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") and/or any escrow payments due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on February 1, 2006 will be reported as Delinquent on February 2, 2006 if the payment is not made by the close of business on March 1, 2006.

Mortgage Pool Statistics

         The Mortgage Pool consists of fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans. The Mortgage Pool Loan Balance as of the Cut-off Date is equal to approximately $951,572,898.15. The Mortgage Loans have original terms to maturity ranging from 36 to 480 months. The following statistical information, unless otherwise specified, is based upon the Mortgage Pool Loan Balance as of the Cut-off Date.

         The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens (each, a "First Lien") or liens that are junior to first liens (each a "Second Lien") on residential properties consisting primarily of one- to four-family dwelling units (each, a "Mortgaged Property"). Approximately 27.85% of the Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 99.86% of the Mortgage Loans have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "Due Date").

         Approximately 85.49% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         Approximately 19.59% of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is substantially based on an amortization schedule ranging from 360 months to 480 months, except for the final payment (the "Balloon Payment"), which is substantially due and payable between the 180th month and the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

         Approximately 0.16% of the Mortgage Loans are owner-financed Mortgage Loans.

         Each Mortgage Loan accrues interest at a per annum rate (the "Mortgage Interest Rate") of not less than 4.875% per annum and not more than 13.990% per annum, and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 7.222% per annum.

         The weighted average remaining term to maturity of the Mortgage Loans will be approximately 354 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to November 1995 or after February 2006 or will have a remaining term to maturity of less than 22 months or greater than 478 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is December 2045.

         The average Stated Principal Balance of the Mortgage Loans at origination was approximately $223,117. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $222,746. No Mortgage Loans had a Cut-off Date Principal Balance of greater than approximately $1,170,000 or less than approximately $17,230.

         Approximately 0.95% of the Mortgage Loans are secured by a Second Lien on the related Mortgaged Property, and approximately 99.05% of the Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

         Approximately 38.75% of the Mortgage Loans will provide for interest only Monthly Payments ("Interest Only Mortgage Loan") for the first 24, 36, 60, 84 or 120 months of the term of the Interest Only Mortgage Loan. The Monthly Payment with respect to such Interest Only Mortgage Loan will include accrued interest and principal on such Mortgage Loan beginning on the 25th, 37th, 61st, 85th, or 121st month of the term of such Interest Only Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 25th, 37th, 61st, 85th or 121st month of the term of such Interest Only Mortgage Loan may be significantly larger than the first 24, 36, 60, 84 or 120 Monthly Payments, respectively, required under the Mortgage Note.

         Adjustable-Rate Mortgage Loan Statistics: A substantial majority of the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date for each such Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each adjustable rate Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin"). The Mortgage Interest Rate on each such Mortgage Loan will not increase or decrease by more than a percentage ranging from 0.375% to 6.000% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and from 1.000% to 2.000% per annum on any Adjustment Date thereafter (the "Periodic Rate Cap") for those loans with an Initial Periodic Rate Cap and Periodic Rate Cap. The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.201% per annum and a weighted average Periodic Rate Cap of approximately 1.402% per annum thereafter for those loans with an Initial Periodic Rate Cap and Periodic Rate Cap. Each Mortgage Interest Rate on each such Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Mortgage Loan (the "Maximum Mortgage Interest Rate") or (except for 13.57% of the adjustable-rate Mortgage Loans that do not have Minimum Mortgage Interest Rates) be less than a specified minimum Mortgage Interest Rate over the life of such Mortgage Loan (the "Minimum Mortgage Interest Rate"). Effective with the first Monthly Payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Stated Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" in this prospectus supplement. None of the adjustable-rate Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

         None of the adjustable-rate Mortgage Loans permit negative amortization.

         Each adjustable-rate Mortgage Loan had a Net Mortgage Interest Rate of not less than 4.373% per annum and not more than 13.488% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the adjustable-rate Mortgage Loans was approximately 6.694%.

         As of the Cut-off Date, the adjustable-rate Mortgage Loans had Gross Margins ranging from 0.500% to 10.250%, Minimum Mortgage Interest Rates ranging from 4.990% per annum to 11.450% per annum (except for 13.57% of the adjustable-rate Mortgage Loans that do not have a Minimum Mortgage Interest
Rate) and Maximum Mortgage Interest Rates ranging from 10.250% per annum to 18.450% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.979%, the weighted average Minimum Mortgage Interest Rate was approximately 7.215% per annum (exclusive of the Mortgage Loans that do not have a Minimum Mortgage Interest Rate) and the weighted average Maximum Mortgage Interest Rate was approximately 13.827% per annum. The latest next Adjustment Date following the Cut-off Date on any adjustable-rate Mortgage Loan occurs in December 2010 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the adjustable-rate Mortgage Loans is 23 months.

         The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                 TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

Tabular Characteristics of the Mortgage Loans

         The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans..................................       4,272
Total Stated Principal Balance............................  $951,572,898.15
Current Mortgage Rates:
     Weighted Average.....................................      7.222%
     Range................................................ 4.875% to 13.990%
Non-Zero Weighted Average Margin..........................      5.979%
Weighted Average Remaining Term to Maturity (in months)...    354 months

         The Stated Principal Balances of the Mortgage Loans range from approximately $17,230.59 to approximately $1,170,000.00. The Mortgage Loans have an average Stated Principal Balance of approximately $222,746.46.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 77.13%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 108.29%.

         No more than approximately 0.49% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated in this prospectus supplement as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in of the Cut-off Date and, due to rounding, may not total 100%.

             TABULAR CHARACTERISTICS OF THE GROUP 1 MORTGAGE LOANS

Tabular Characteristics of the Group 1 Mortgage Loans

         The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans..................................         2,140
Total Stated Principal Balance............................    $439,586,021.35
Current Mortgage Rates:
     Weighted Average.....................................        7.251%
     Range................................................   5.200% to 11.450%
Non-Zero Weighted Average Margin..........................        5.989%
Weighted Average Remaining Term to Maturity (in months)...      356 months

         The Stated Principal Balances of the Mortgage Loans range from approximately $25,381.07 to approximately $579,264.99. The Mortgage Loans have an average Stated Principal Balance of approximately $205,414.03.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 76.81%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.15%.

         No more than approximately 0.67% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated in this prospectus supplement as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in of the Cut-off Date and, due to rounding, may not total 100%.

             TABULAR CHARACTERISTICS OF THE GROUP 2 MORTGAGE LOANS

Tabular Characteristics of the Group 2 Mortgage Loans

         The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans..................................          2,132
Total Stated Principal Balance............................     $511,986,876.80
Current Mortgage Rates:
     Weighted Average.....................................         7.196%
     Range................................................    4.875% to 13.990%
Non-Zero Weighted Average Margin..........................         5.971%
Weighted Average Remaining Term to Maturity (in months)...       353 months

         The Stated Principal Balances of the Mortgage Loans range from approximately $17,230.59 to approximately $1,170,000.00. The Mortgage Loans have an average Stated Principal Balance of approximately $240,143.94.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 77.40%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 108.29%.

         No more than approximately 0.55% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated in this prospectus supplement as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in of the Cut-off Date and, due to rounding, may not total 100%.

The Indices

         The Mortgage Rate for all of the adjustable-rate Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

         6-MONTH LIBOR. The Mortgage Rate borne by approximately 85.48% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six or twelve months to equal 6-Month LIBOR plus a non-zero weighted average margin of 5.979%.

          1-YEAR CMT. The Mortgage Rate borne by approximately 0.01% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year CMT plus a weighted average margin of 2.750%.

                      THE POOLING AND SERVICING AGREEMENT

         Litton Loan Servicing LP will act as the servicer of the mortgage loans. See "The Servicer" in this prospectus supplement. In servicing the mortgage loans, the Servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the pooling and servicing agreement.

Subservicers

         The Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, as set forth in the pooling and servicing agreement, no subservicing agreement will generally take effect until 30 days after written notice is received by both the trustee and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the Servicer, for any reason, is no longer the Servicer (including termination due to a servicer event of default).

         The Servicer will remain obligated and primarily liable for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the mortgage loans. The Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the Servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

         As compensation for its activities as servicer under the pooling and servicing agreement, the Servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the Servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of each mortgage loan. See "Fees and Expenses of the Issuing Entity" in this prospectus supplement. In addition, the Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items. The Servicer will also be entitled to withdraw from the collection account and any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts. The Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

         As compensation for its activities under the pooling and servicing agreement, the trustee will be entitled, with respect to each mortgage loan, to a trustee fee. The fee will be an amount equal to one-twelfth of the fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. See "Fees and Expenses of the Issuing Entity" in this prospectus supplement. In addition to the trustee fee, the trustee will be entitled to any net interest or other income earned on deposits in the distribution account.

P&I Advances and Servicing Advances

         P&I Advances. "P&I Advances" are advances made by the Servicer (including the trustee as successor servicer or any other successor servicer) on each Distribution Date with respect to delinquent payments of interest and principal on the Mortgage Loans, less the Servicing Fee. The Servicer (including the trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan (other than balloon loans), subject to its determination that such advance would be recoverable. The Servicer is not required to make P&I Advances of principal on second-lien mortgage loans and will not make P&I Advances of principal on REO Properties. With respect to balloon loans, as to which the balloon payment is not made when due, the Servicer will advance an amount equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan. Such P&I Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the Servicer's determination in its good faith business judgment that a

P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the Servicer will be entitled to reimbursement for that advance from the issuing entity. The Servicer may reimburse itself for any P&I Advances from amounts held in the collection account; provided, however, the Servicer will be required to replace such funds in the collection account prior to the next distribution date on which such funds are required to be distributed. The Servicer (including the trustee as successor servicer and any other successor servicer, if applicable) will advance its own funds, or funds in the collection account that are not included in available funds for such distribution date, to make P&I Advances, subject to its own recoverability determination and as required under the pooling and servicing agreement. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of monthly payments due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

         Servicing Advances. The Servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

    o the preservation, restoration, inspection and protection of the mortgaged property,

    o enforcement or judicial proceedings, including foreclosures and litigation, and

    o certain other customary amounts described in the pooling and servicing agreement.

         These servicing advances by the Servicer are reimbursable from amounts held in the collection account to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the Servicer will be entitled to reimbursement for that advance from the issuing entity.

         Recovery of Advances. The Servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the Servicer may be reimbursed for such advance from the collection account. In addition, the Servicer may reimburse itself from amounts in the collection account for any prior P&I Advances or servicing advances that have not been reimbursed at the time a mortgage loan was modified.

         The Servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the Servicer (as stated in an officer's certificate of the Servicer delivered to the trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

         The pooling and servicing agreement will provide that the Servicer or the trustee on behalf of the issuing entity may enter into a facility with any person that (i) provides that such person may fund P&I Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such P&I Advances and/or servicing advances and (ii) the pooling and servicing agreement may be amended without the consent of the certificateholders to provide for such a facility.

Pledge and Assignment of Servicer's Rights

         On the Closing Date, the Servicer may pledge and assign some or all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders (each, a "Servicing Rights Pledgee") selected by the Servicer, including JPMorgan Chase Bank, N.A., as the representative of certain lenders. In the event that a servicer event of default (as defined below) occurs, the trustee and the Depositor have agreed to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will JPMorgan Chase Bank, N.A, in its capacity as Servicing Rights Pledgee, be required to act as a backup servicer.

Prepayment Interest Shortfalls

         In the event of any voluntary principal prepayment in full on any mortgage loan during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), the Servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by the Servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayment in full and thirty days' interest on the related mortgage loans, but only to the extent of one-half of the servicing fee payable to the Servicer for that distribution date ("Compensating Interest").

Optional Purchase of Delinquent Mortgage Loans

         As to any mortgage loan that is delinquent in payment by 120 days or more, the Servicer (or its affiliates) may, at its option, purchase such mortgage loan from the issuing entity at a purchase price equal to 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest for such mortgage loan, subject to certain terms and conditions set forth in the pooling and servicing agreement.

Servicer Reports

         As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the Servicer is required to deliver to the depositor and the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Interest Distributions and "--Principal Distributions" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee. The Servicer is required to deliver to the depositor, the trustee and the rating agencies by not later than March 15 of each year, starting in March 2007, an officer's certificate stating that:

    o a review of the activities of the Servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

    o to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the pooling and servicing agreement in all material respects for that year, or, if there has been a failure to fulfill any such obligation, specifying each such failure known to such officer and the nature and status of that failure.

         In addition, on or prior to March 15 of each year (in which the issuing entity is required to file a Form 10-K), commencing in 2007, the Servicer, the custodian and the trustee will be required to deliver to the depositor an assessment of compliance with servicing criteria that contains the following:

    o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    o a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

    o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

    o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

         Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this prospectus supplement.

         Neither the custodian nor the trustee will be required to deliver these statements or attestation reports once the Issuing Entity is no longer required to file a Form 10-K.

Collection and Other Servicing Procedures

         The Servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

         The Servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled distribution date for the offered certificates.

         The Servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

         If a mortgaged property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the mortgage loan, unless the Servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the issuing entity, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

         Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus.

Hazard Insurance

         The Servicer will be required to cause to be maintained for each first lien mortgage loan fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the unpaid principal balance of the mortgage loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the mortgaged property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will be required to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer will also be required to maintain on the REO Property for the benefit of the certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property and (y) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the escrow account and applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the Servicer's normal servicing procedures, will be deposited in the collection account subject to withdrawal as set forth in the pooling and servicing agreement. No earthquake or other additional insurance is required to be maintained by the Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loan, other than pursuant to applicable regulations as shall at any time be in force and as shall require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer will not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Realization Upon Defaulted Mortgage Loans

         The Servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the Servicer will not expend its own funds in connection with foreclosure or other conversion or restoration of any property unless the Servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the Servicer. In addition, the Servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days or more.

Removal and Resignation of the Servicer

         The trustee may, and, at the direction of the holders of a majority of voting rights in the certificates, is required to, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f), (g) and (h) below. Each of the following constitutes a "servicer event of default":

                  (a) any failure by the Servicer to remit to the trustee any payment required to be made by the Servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the Servicer by the depositor or by the trustee, or to the Servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

                  (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 45 days (except that such number of days will be 10 in the case of a failure to observe or perform the obligation to deliver the officer's certificate or the accountant's statement described under "--Servicer Reports" in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the Servicer by the depositor or the trustee, or to the Servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the Servicer; or

                  (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the Servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

                  (d) the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                  (e) the Servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

                  (f) the failure by the Servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

                  (g) any breach of a representation and warranty of the Servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the Servicer by the trustee or by the depositor, or to the Servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

                  (h) certain servicing performance criteria related to losses as set forth in the pooling and servicing agreement are not satisfied as of any distribution date.

         Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the Servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the Servicer, the depositor, and the trustee or upon the determination that the Servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

         Upon removal or resignation of the Servicer, in accordance with the pooling and servicing agreement, the trustee, subject to the rights of the Servicing Rights Pledgee as set forth above under "Pledge and Assignment of Servicer's Rights," will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

         Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

         The servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $15,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

         The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

         The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the issuing entity, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the issuing entity. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the issuing entity or if the successor servicer fails to pay, the trustee will pay such costs from the issuing entity.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

         The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

         The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the Servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the Servicer may remove the trustee and appoint a successor trustee.

         The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

         Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

         The Servicer, or an affiliate of the Servicer, may, at its option, purchase all of the mortgage loans and REO properties and terminate the issuing entity on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by an appraisal completed by an independent appraiser selected by the Servicer at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the Servicer and (iv) any unreimbursed indemnification payments payable to the trustee under the pooling and servicing agreement. That purchase of the mortgage loans and REO properties would result in the final distribution on the Offered and Class B Certificates on such Distribution Date.

         The issuing entity also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the Servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

         The pooling and servicing agreement requires the Servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

         In the event a notice of final distribution is given, the Servicer will be required to remit all funds in the collection account to the trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the Servicer or its designee the mortgage loan files.

         Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R Certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R Certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Certain Matters Regarding the Depositor, the Servicer and the Trustee

         The pooling and servicing agreement provides that none of the depositor, the Servicer, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the Servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the Servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

         The depositor, the Servicer, the trustee and their respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, the Servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason its reckless disregard of its obligations and duties under the pooling and servicing agreement.

         None of the depositor, the Servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the Servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the Servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the Servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

Amendment

         The pooling and servicing agreement may be amended from time to time by the depositor, the sponsor, the Servicer and the trustee by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the Servicer, or to comply with any requirements in the Internal Revenue Code of 1986, as amended (the "Code") or Regulation AB (17 CFR 229.1122). The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

         The pooling and servicing agreement may be amended from time to time by the depositor, the sponsor, the Servicer and the trustee, and holders of certificates evidencing percentage interests aggregating not less than 66% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.



                            STATIC POOL INFORMATION

         Information concerning fixed- and adjustable-rate subprime mortgage loans purchased by the sponsor and securitized in public securitizations by the sponsor and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at the sponsor's website, regab.c-bass.com. On this website, you can view information regarding prior public securitizations of the sponsor for the past 5 years and delinquency, cumulative loss, and prepayment information with respect to these mortgage loans on a quarterly basis. With respect to such information, as calculated in accordance with the "OTS Method", a mortgage loan is delinquent if the scheduled monthly payment of principal and interest on such mortgage loan which is payable by the related mortgagor under the related mortgage note due on a due date is not paid by the close of business on the next scheduled due date for such mortgage loan. Thus, a mortgage loan for which the mortgagor failed to make the monthly payment due on February 1, 2006 will be reported as delinquent on March 2, 2006 if the payment is not made by the close of business on March 1, 2006. In connection with such securitizations, Litton is acting as servicer, and generally it or an affiliate has the right to purchase certain delinquent or defaulted mortgage loans from the related mortgage pool. In the past Litton or an affiliate has, on occasion, exercised this option. Any such purchases would have an effect on the delinquency and loss numbers for the respective securitizations. There can be no assurance that Litton or any of its affiliates will continue to make such purchases in the future. These mortgage loans were acquired by the sponsor from different mortgage loans sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time. The characteristics of the mortgage loan acquired by the sponsor in a given period varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the mortgage loans previously purchased by the sponsor described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans previously purchased by the sponsor may not be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

         The information available on the website relating to any mortgage loan purchased by the sponsor and securitized in public securitizations by the sponsor prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

                       DESCRIPTION OF THE CERTIFICATES

General

         On the Closing Date, the Certificates will be issued pursuant to the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the sponsor, the Servicer and the trustee (the "Pooling and Servicing Agreement"). The Issuing Entity created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vi) the Basis Risk Reserve Fund and (vii) the rights of the Trustee under the interest rate cap agreements. In addition, the certificates will represent undivided beneficial ownership interests in a trust referred to as the "final maturity trust," the primary asset of which will be the final maturity reserve account. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The issuing entity will issue the Class AV, Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates (collectively, the "Class A Certificates" or the "Senior Certificates"), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (collectively, the "Class M Certificates" or the "Mezzanine Certificates"), the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (collectively, the "Class B Certificates"), the Class CE and Class P Certificates (collectively with the Class M and Class B Certificates, the "Subordinate Certificates") and the Class R and Class R-X Certificates (the "Residual Certificates"). The Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates referred to in this prospectus supplement as the "Class AF Certificates." The Senior Certificates, the Subordinate Certificates and the Residual Certificates and the Class R-X Certificates are collectively referred to in this prospectus supplement as the "Certificates." Only the Class A and Class M Certificates are offered by this prospectus supplement (the "Offered Certificates").

         The Certificates will be issued in the initial Certificate Principal Balance is set forth in the table under "Summary -- Offered Certificates." The initial Certificate Principal Balance of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

         The Offered Certificates will be issued in minimum denominations in principal amounts of $25,000 and integral multiples of $1 in excess thereof.

         The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of

         (1) the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

         (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account, Escrow Account and the Distribution Account (see "Servicing of the Mortgage Loans--Accounts" below);

         (3) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure

         (4) any applicable insurance policies;

         (5) two interest rate cap agreements as described under "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement; and

         (6) the proceeds of all of the foregoing.

         The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

                                      |              / \
                                      |    Class A*   |
                         Accrued      |               |
                         certificate  |   Class M-1   |
                         interest,    |               |
                         then         |   Class M-2   |
                         principal*   |               |
                                      |   Class M-3   |      Losses**
                                      |               |
                                      |   Class M-4   |
                                      |               |
                                      |   Class M-5   |
                                      |               |
                                      |   Class M-6   |
                                      |               |
                                      |   Class M-7   |
                                     \ /              |


* Principal allocation among the Class A certificates is described below under "Description of the Certificates--Principal
         Distributions".

** Excess special hazard losses will be allocated pro rata to the Subordinate Certificates. See "Description of the
         Certificates--Interest Distributions" and -Principal Distributions" in this prospectus supplement.

         Distributions on the Certificates will be made by the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

         Payments on each Distribution Date will be made by check mailed to the address of the certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who holds Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee. See "-- Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

         The Offered Certificates will be book entry Certificates (the "Book Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold such Certificates through ("DTC") (in the United States) or Clearstream Banking ("Clearstream") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems (the "Participants"), or indirectly through organizations which are participants in such systems (the "Indirect Participants"). The Book Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book Entry Certificates from the Trustee through DTC and DTC Participants. While the Book Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the Book Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book Entry Certificates are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book Entry Certificates, by book entry transfer, through DTC for the account of the purchasers of such Book Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus Supplement.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, L 2967 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book Entry Certificates that it represents.

         Under a book entry format, beneficial owners of the Book Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book Entry Certificates to persons or entities that do not participate in the book entry system, or otherwise take actions in respect of such Book Entry Certificates, may be limited due to the lack of physical certificates for such Book Entry Certificates. In addition, issuance of the Book Entry Certificates in book entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Issuing Entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book Entry Certificates which conflict with actions taken with respect to other Book Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book entry system through DTC or (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the Book Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book Entry Certificates and instructions for re registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Certificates in the form of Book Entry Certificates, and the Trustee will have no liability for transfers of Book Entry Certificates or any interests therein made in violation of the restrictions on transfer described in this Prospectus Supplement and the Pooling and Servicing Agreement.

Allocation of Available Funds

         Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Trustee, including the Trustee Fee, and to the Servicer, including the Servicing Fee and any accrued and unpaid Servicing Fee: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties collected), insurance proceeds, condemnation proceeds, Subsequent Recoveries and liquidation proceeds net of certain expenses received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period,
(v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) any Reimbursement Amount deposited to the Collection Account during the related

Prepayment Period and (vii) on the Distribution Date on which the issuing entity is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

Pass-Through Rates

         For any distribution date, the "Pass-Through Rate" for each class of Offered Certificates and Subordinate Certificates will be as set forth below:

         (a) for the Class AV Certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related Pass-Through Margin for that class and that Distribution Date, (2) the Group 1 Net WAC Cap and (3) the Group 1 Maximum Rate Cap;

         (b) for each class of Class AF Certificates, a per annum rate equal to the least of (1) the fixed coupon for that class and that Distribution Date, (2) the Group 2 Net WAC Cap and (3) the Group 2 Maximum Rate Cap;

         (c) for each class of Class M Certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related Pass-Through Margin for the applicable class and that Distribution Date, (2) the Subordinate Net WAC Cap and (3) the Subordinate Maximum Rate Cap; and

         (d) for each class of Class B Certificates, a per annum rate equal to the least of (1) the fixed coupon for that class and that Distribution Date, (2) the Subordinate Net WAC Cap and (3) the Subordinate Maximum Rate Cap.

         The "Pass-Through Margin" for each class of classes of certificates specified below for each Distribution Date is as follows:

                                                        (1)           (2)
                                                    ----------     ----------
             Class AV...........................        [ ]%          [ ]%
             Class M-1..........................        [ ]%          [ ]%
             Class M-2..........................        [ ]%          [ ]%
             Class M-3..........................        [ ]%          [ ]%
             Class M-4..........................        [ ]%          [ ]%
             Class M-5..........................        [ ]%          [ ]%
             Class M-6..........................        [ ]%          [ ]%
             Class M-7..........................        [ ]%          [ ]%
              ----------
              (1) For the Interest Accrual Period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.
              (2) For each other interest accrual period.

         The fixed coupon for each class of Class AF Certificates and the Class B Certificates for each Distribution Date is as follows:

                                                        (1)           (2)
             Class AF-1.........................        [ ]%          [ ]%
             Class AF-2.........................        [ ]%          [ ]%
             Class AF-3.........................        [ ]%          [ ]%
             Class AF-4.........................        [ ]%          [ ]%
             Class B-1..........................        [ ]%          [ ]%
             Class B-2..........................        [ ]%          [ ]%
             Class B-3..........................        [ ]%          [ ]%
             Class B-4..........................        [ ]%          [ ]%
              ----------

              (1) For the Interest Accrual Period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.

              (2) For each other Interest Accrual Period.

         The "Group 1 Net WAC Cap" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans for the related Interest Accrual Period, net of Expense Fees related to the Group 1 Mortgage Loans and (y) the aggregate stated principal balance of the Group 1 Mortgage Loans as of the first day of the related collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

         The "Group 1 Maximum Rate Cap" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group 1 Mortgage Loans at their maximum lifetime mortgage interest rates for the related Interest Accrual Period, net of Expense Fees related to the Group 1 Mortgage Loans and (y) the aggregate stated principal balance of the Group 1 Mortgage Loans as of the first day of the related collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual Period. Any interest shortfall due to the Group 1 Maximum Rate Cap will not be reimbursed.

         The "Group 2 Net WAC Cap" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group 2 Mortgage Loans for the related Interest Accrual Period, net of Expense Fees related to the Group 2 Mortgage Loans and (y) the aggregate stated principal balance of the Group 2 Mortgage Loans as of the first day of the related collection period, expressed on the basis of an assumed 360-day year consisting of twelve 30-day months.

         The "Group 2 Maximum Rate Cap" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group 2 Mortgage Loans at their maximum lifetime mortgage interest rates for the related Interest Accrual Period, net of Expense Fees related to the Group 2 Mortgage Loans and (y) the aggregate stated principal balance of the Group 2 Mortgage Loans as of the first day of the related collection period. Any interest shortfall due to the Group 2 Maximum Rate Cap will not be reimbursed.

         The "Subordinate Maximum Rate Cap" for any Distribution Date will be

             o with respect to the Class M Certificates, the weighted average of the Group 1 Maximum Rate Cap and the Group 2 Maximum Rate Cap (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual Period) weighted on the basis of the Group Subordinate Amount for the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, and

             o with respect to the Class B Certificates, the weighted average of the Group 1 Maximum Rate Cap and the Group 2 Maximum Rate Cap, expressed on the basis of an assumed 360-day year consisting of twelve 30-day months weighted on the basis of the Group Subordinate Amount for the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively.

         Any interest shortfall due to the Subordinate Maximum Rate Cap will not be reimbursed.

         The "Subordinate Net WAC Cap" for any Distribution Date will be

             o with respect to the Class M Certificates, the weighted average of the Group 1 Net WAC Cap and the Group 2 Net WAC Cap (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual Period), weighted on the basis of the Group Subordinate Amount for the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, and

             o with respect to the Class B Certificates, the weighted average of the Group 1 Net WAC Cap and the Group 2 Net WAC Cap (expressed on the basis of an assumed 360-day year consisting of twelve 30-day months), weighted on the basis of the Group Subordinate Amount for the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively.

         The "Group Subordinate Amount" for any distribution date (i) for the Group 1 Mortgage Loans will be equal to the excess of the aggregate stated principal balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period over the aggregate Certificate Principal Balance of the Class AV Certificates immediately prior to such Distribution Date and (ii) for the Group 2 Mortgage Loans, will be equal to the excess of the aggregate stated principal balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period over the aggregate Certificate Principal Balance of the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates immediately prior to such distribution date.

         Any Interest Carry Forward Amount will be paid on the same or future Distribution Dates from amounts, if any, on deposit in the Basis Risk Reserve Fund, and then to the extent remaining unpaid on the Class AV and Class M Certificates only, from amounts in the Cap Contract Reserve Fund representing Cap Contract Payments received by the Trustee, as set forth in this prospectus supplement under "Description of the Certificates--Interest Rate Cap Agreements."

Interest Distributions

         On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

         first, concurrently, from the Interest Remittance Amount related to the Group 1 Mortgage Loans, to the Class AV Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount for that class of certificates for that Distribution Date, and (2) from the Interest Remittance Amount related to the Group 2 Mortgage Loans, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, pro rata (based on the amounts distributable under this clause first), the related Accrued Certificate Interest and Interest Carry Forward Amount for those classes of certificates for that Distribution Date; provided, that, if the Interest Remittance Amount for any Loan Group is insufficient to make the related distributions set forth above, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Accrued Certificate Interest and Interest Carry Forward Amounts will be available to cover that shortfall;

         second, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         third, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         fourth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         fifth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         sixth, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         seventh, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         eighth, to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         ninth, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         tenth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         eleventh, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         twelfth, to the Class B-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

         thirteenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

         "Accrued Certificate Interest" for each class of Offered Certificates and the Class B Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of that class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act or similar state laws for such Distribution Date.

         The "Interest Accrual Period" for any Distribution Date and (x) the Class AF and Class B Certificates will be the period from and including the first day of the immediately preceding month, to and including the last day of such month and (y) each class of Class AV and Class M Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date through and including the day prior to the current Distribution Date. All calculations of interest on the Class AV and Class M Certificates will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. All calculations of interest on the Class AF and Class B Certificates will be made on the basis of a 360-day year consisting of twelve 30-day periods.

         The "Interest Carry Forward Amount" means for the Class A, Class M and Class B Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for that class for the prior Distribution Date, over the amount in respect of interest actually distributed on such class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (i) with respect to the Class AV and Class M Certificates on the basis of the actual number of days elapsed since the prior Distribution Date and a 360-day year and (ii) with respect to the Class AF and Class B Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

         The "Interest Percentage" is, with respect to any class of Offered Certificates and the Class B Certificates and any Distribution Date, the ratio (expressed as a decimal carried to ten places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Certificates, in each case with respect to such Distribution Date and without regard to shortfalls caused by the Relief Act or similar state laws.

         "Interest Remittance Amount" means, as of any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

Principal Distributions

         With respect to each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trustee will distribute the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount for that Distribution Date, in the following amounts and order of priority, in each case to the extent of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, as applicable, remaining for that Distribution Date:

         (i) the Group 1 Principal Distribution Amount will be distributed as follows:

                  (A) first, to the Class AV Certificates, until their Certificate Principal Balances have been reduced to zero; and

                  (B) second, to the Class AF Certificates (allocated among the classes of Class AF Certificates in the priority described below), until their respective Certificate Principal Balances have been reduced to zero;

         (ii) the Group 2 Principal Distribution Amount will be distributed as follows:

                  (A) first, to the Class AF Certificates (allocated among the classes of Class AF Certificates in the priority described below), until their respective Certificate Principal Balances have been reduced to zero; and

                  (B) second, to the Class AV Certificates, until their Certificate Principal Balances have been reduced to zero;

         (iii) any Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining undistributed following the distributions pursuant to clauses (i) and (ii) above will be distributed as follows first, to the Class M-1 Certificates, until their Certificate Principal Balances have been reduced to zero;

                  second, to the Class M-2 Certificates, until their Certificate Principal Balances have been reduced to zero ;third, to the Class M-3 Certificates, until their Certificate Principal Balances have been reduced to zero; fourth, to the Class M-4 Certificates, until their Certificate Principal Balances have been reduced to zero; fifth, to the Class M-5 Certificates, until their Certificate Principal Balances have been reduced to zero; sixth, to the Class M-6 Certificates, until their Certificate Principal Balances have been reduced to zero; seventh, to the Class M-7 Certificates, until their Certificate Principal Balances have been reduced to zero; eighth, to the Class B-1 Certificates, until their Certificate Principal Balances have been reduced to zero; ninth, to the Class B-2 Certificates, until their Certificate Principal Balances have been reduced to zero; tenth, to the Class B-3 Certificates, until their Certificate Principal Balances have been reduced to zero; and eleventh, to the Class B-4 Certificates, until their Certificate Principal Balances have been reduced to zero; and

                  (iv) the amount, if any, of the Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining after application with respect to the priorities set forth above in clause (i),(ii) and (iii) will constitute part of the "Monthly Excess Cashflow Amount" as described below under "--Application of Monthly Excess Cashflow Amounts."

         With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Trustee will distribute the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount for that Distribution Date, in the following amounts and order of priority, in each case to the extent of the Group 1 Principal Distribution Amount or the Group 2 Principal Distribution Amount, as applicable, remaining for that Distribution Date:

         (i) the Group 1 Principal Distribution Amount will be distributed as follows:

                  (A) first, to the Class AV Certificates, until their Certificate Principal Balances have been reduced to zero; and

                  (B) second, to the Class AF Certificates (allocated among the classes of Class AF Certificates in the priority described below), until their respective Certificate Principal Balances have been reduced to zero;

         (ii) the Group 2 Principal Distribution Amount will be distributed as follows:

                  (A) first, to the Class AF Certificates (allocated among the classes of Class AF Certificates in the priority described below), until their respective Certificate Principal Balances have been reduced to zero; and

                  (B) second, to the Class AV Certificates, until their Certificate Principal Balances have been reduced to zero;

         (iii) any Principal Distribution Amount remaining undistributed following the distributions pursuant to clauses (i) and (ii) above will be distributed as follows:

                  first, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  second, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  third, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  fourth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  fifth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  sixth, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  seventh, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  eighth, to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  ninth, to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  tenth, to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero;

                  eleventh, to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until their Certificate Principal Balances have been reduced to zero; and

         (iv) the amount, if any, of the Principal Distribution Amount remaining after application with respect to the priorities set forth above in clause (i), (ii) and (iii) will constitute part of the "Monthly Excess Cashflow Amount" as described below under "--Application of Monthly Excess Cashflow Amounts."

         With respect to the Class AF Certificates, all principal distributions will be distributed as follows:

         (i) to the Class AF-4 Certificates, the Class AF-4 Lockout Distribution Amount; and

         (ii) sequentially, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         The "Certificate Principal Balance" with respect to any class of Certificates (other than the Class P, Class CE, Class R and Class R-X Certificates) and any Distribution Date, will equal the principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

         o all amounts distributed on previous Distribution Dates on such class on account of principal; and

         o such class's pro rata share of any Applied Realized Loss Amount for previous Distribution Dates;

         and increased by:

         o any Subsequent Recoveries allocable to principal allocated to such class for previous Distribution Dates.

          "Class A Principal Distribution Amount" with respect to any distribution date is the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount.

         "Class AF Principal Allocation Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group 2 Principal Remittance Amount for that Distribution Date and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

         "Class AF-4 Lockout Distribution Amount" means, for any Distribution Date, the product of (x) the Class AF-4 Lockout Distribution Percentage and
(y) the Class AF-4 Pro Rata Distribution Amount. In no event shall the Class AF-4 Lockout Distribution Amount for a Distribution Date exceed the Group 2 Principal Distribution Amount for such Distribution Date or the Certificate Principal Balance of the Class AF-4 Certificates immediately prior to such Distribution Date.

          "Class AF-4 Lockout Distribution Percentage" means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

                             Distribution Dates              Lockout Percentage
          ------------------------------------------------   ------------------
          March 2006 through and including February 2009               0%
          March 2009 through and including February 2011              45%
          March 2011 through and including February 2012              80%
          March 2012 through and including February 2013             100%
          March 2013 and thereafter                                  300%

         "Class AF-4 Pro Rata Distribution Amount" means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-4 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class AF-1, Class AF-2, Class AF 3 and Class AF-4 Certificates immediately prior to that Distribution Date and (y) the Group 2 Principal Distribution Amount for that Distribution Date.

         "Class AV Principal Allocation Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group 1 Principal Remittance Amount for that Distribution Date and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date

         "Class B-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date),
(vii) the Certificate Principal Balance of the Class M-6 Certificates

(after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), and (ix) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.10% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class B-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date),
(vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date) and (x) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.20% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class B-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date),
(vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date), (x) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) approximately 95.00% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and
(B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class B-4 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates

(after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date),
(vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date), (x) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.00% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class M-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.90% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

          "Class M-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) approximately 71.20% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and
(B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class M-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.00% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class M-4 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates

(after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.50% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class M-5 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.80% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class M-6 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and
(vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.90% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and (B) the Mortgage Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Mortgage Pool Balance on the Cut off Date.

         "Class M-7 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date),
(vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date)and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.80% and (ii) the Mortgage Pool Balance as of the last day of the related Collection Period and
(B) the Mortgage Pool Balance as of the
last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the Mortgage Pool Balance on the Cut off Date.

         "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Cashflow Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

         Group 1 Principal Distribution Amount" means, as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, product of (1) the Principal Distribution Amount for that Distribution Date and (2) the Class AV Principal Allocation Percentage for that Distribution Date and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) approximately 58.20% and (ii) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans on the Cut off Date.

         "Group 1 Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum (less, with respect to the Group 1 Mortgage Loans, certain amounts available for reimbursement of P&I Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Group 1 Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Group 1 Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any P&I Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period on the Group 1 Mortgage Loans, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period on the Group 1 Mortgage Loans, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in Loan Group 1 with respect to such Prepayment Period, (v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the issuing entity is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal on the Group 1 Mortgage Loans.

         "Group 2 Principal Distribution Amount" means, as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the product of (1) the Principal Distribution Amount for that Distribution Date and (2) the Class AF Principal Allocation Percentage for that Distribution Date and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.20% and (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans on the Cut off Date.

         "Group 2 Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum (less, with respect to the Group 2 Mortgage Loans, certain amounts available for reimbursement of P&I Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Group 2 Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Group 2 Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any P&I Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period on the Group 2 Mortgage Loans, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period on the Group 2 Mortgage Loans, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in Loan Group 2 with respect to such Prepayment Period, (v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the issuing entity is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal on the Group 2 Mortgage Loans.

         "Overcollateralization Amount" means, as of any Distribution Date, the excess, if any, of (x) the Mortgage Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balance of all classes of Offered Certificates and Class B Certificates (after taking into account all distributions of principal on such Distribution Date).

         "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

         "Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates and Class B Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

         "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

         "Principal Remittance Amount" means, with respect to any Distribution Date, the sum of the Group 1 Principal Remittance Amount and the Group 2 Principal Remittance Amount.

         "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Mortgage Pool Balance as of the last day of the related Collection
Period.

         "Senior Specified Enhancement Percentage" on any date of determination thereof means approximately 41.80%.

         "60+ Day Delinquent Loan" means as of any date of determination each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the related Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date.

         "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

         "Stepdown Date" means the later to occur of (x) the earlier to occur of (A) the Distribution Date in March 2009 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

          "Targeted Overcollateralization Amount" means, as of any Distribution Date, (x) prior to the Stepdown Date, approximately 1.50% of the Mortgage Pool Balance on the Cut off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the lesser of (a) approximately 1.50% of the Mortgage Pool Balance on the Cut off Date and (b) the greater of
(A) 3.00% of the Mortgage Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Mortgage Pool Balance on the Cut off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date. The Targeted Overcollateralization Amount will be zero when the Certificate Principal Balance of each of the Offered Certificates and the Class B Certificates is reduced to zero.

         A "Trigger Event" has occurred on a Distribution Date if (i) the six month rolling average of 60+ Day Delinquent Loans equals or exceeds 38.50% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut off Date through the last day of the related Collection Period divided by the initial Mortgage Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                               Percentage
------------------------------                               ----------
March 2008 through February 2009                                 1.15%
March 2009 through February 2010                                 2.55%
March 2010 through February 2011                                 4.00%
March 2011 through February 2012                                 5.15%
March 2012 and thereafter                                        5.80%


Subordination of the Payment of the Subordinate Certificates

         The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class M-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

Allocation of Losses

         A "Realized Loss" is:

      o as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

      o  as to any Mortgage Loan, a Deficient Valuation.

      o as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

         A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         A "Subsequent Recovery" is any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

         A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation").

         If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "Servicer Modification"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         Realized Losses will, in effect, be absorbed first by the Class CE Certificates (through the application of the Monthly Excess Cashflow Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date, the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates exceeds the Mortgage Pool Balance as of the end of the related Collection Period, such excess will be allocated to reduce the Certificate Principal Balances of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero. Realized Losses will not be directly allocated to the Class A Certificates; however, if the credit enhancements for the Class A Certificates are exhausted, interest and principal collections on the Mortgage Loans may not be sufficient to distribute to the Class A Certificates all interest and principal amounts to which they are entitled.

         Special Hazard Losses initially will be allocated as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the Mortgage Pool Balance as of the Cut-off Date, (ii) two times the amount of the Principal Balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate Principal Balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such losses instead will be allocated among the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, pro rata, based on their respective Certificate Principal Balances.

         "Special Hazard Losses" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

         Any allocation of Realized Losses as described above in reduction of a Certificate Principal Balance is referred to as an "Applied Realized Loss Amount." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated (other than with respect to the receipt of any Subsequent Recoveries as provided in this prospectus supplement). However, on future Distribution Dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

Application of Monthly Excess Cashflow Amounts

         The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

         The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate and (ii) the rate at which the Trustee Fee accrues.

         The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted
Overcollateralization Amount is approximately initially $14,280,898.15.

         If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Mortgage Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Issuing Entity in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Targeted Overcollateralization Amount is permitted to step-down on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Mortgage Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases assets in the form of cash from the Issuing Entity and thereby decreases overcollateralization.

         On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates and the Class B Certificates is the "Monthly Excess Cashflow Amount", which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

         (i) to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Senior Certificates;

         (ii) to fund any remaining Interest Carry Forward Amounts, if any, pro rata, among the Senior Certificates;

         (iii) to the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for such Distribution Date, payable to those holders as part of the related Principal Distribution Amount as described under "--Principal Distributions" above;

         (iv) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (v) to the Class M-1 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (vi) to the Class M-1 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (vii) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (viii) to the Class M-2 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (ix) to the Class M-2 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (x) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xi) to the Class M-3 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xii) to the Class M-3 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xiii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xiv) to the Class M-4 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xv) to the Class M-4 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xvi) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xvii) to the Class M-5 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xviii) to the Class M-5 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xix) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xx) to the Class M-6 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xxi) to the Class M-6 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xxii) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xxiii) to the Class M-7 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xxiv) to the Class M-7 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xxv) to the Class B-1 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xxvi) to the Class B-1 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xxvii) to the Class B-1 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xxviii) to the Class B-2 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xxix) to the Class B-2 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xxx) to the Class B-2 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xxxi) to the Class B-3 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xxxii) to the Class B-3 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xxxiii) to the Class B-3 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

         (xxxiv) to the Class B-4 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

         (xxxv) to the Class B-4 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

         (xxxvi) to the Class B-4 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date; and

         (xxxvii) to fund the Basis Risk Reserve Fund Deposit;

         (xxxviii) to fund distributions to the holders of the Class CE, Class P, Class R and Class R-X Certificates in the amounts specified in the Pooling and Servicing Agreement.

         "Unpaid Realized Loss Amount" means, with respect to each class of Subordinate Certificates and any Distribution Date, the excess of (x) the cumulative amount of Applied Realized Loss Amounts with respect to that class for all Distribution Dates over (y) the cumulative amount of payments in respect of Unpaid Realized Loss Amounts to that class for all prior Distribution Dates and any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Basis Risk Reserve Fund

         Pursuant to the Pooling and Servicing Agreement, the Trustee will establish an account (the "Basis Risk Reserve Fund"), which will be held in trust by the Trustee on behalf of the certificateholders. On the Closing Date, the Seller will deposit $5,000 in the Basis Risk Reserve Fund. The Basis Risk Reserve Fund will not be an asset of any REMIC.

         As described above under "--Application of Monthly Excess Cashflow Amounts," on each Distribution Date, the Trustee will deposit in the Basis Risk Reserve Fund an amount equal to the lesser of:

                  (1)      the sum of:

                           (a)      any Interest Carry Forward Amounts for that
Distribution Date, and

                           (b)      any other amounts required to be deposited
therein pursuant to the Pooling and Servicing Agreement;

                  and

                  (2) any Monthly Excess Cashflow Amount remaining on such Distribution Date following the distributions pursuant to clauses (i) through (xxxvi) under "--Application of Monthly Excess Cashflow Amounts" above.

         Following such deposit on each Distribution Date, amounts in the Basis Risk Reserve Fund will be available to pay any Interest Carry Forward Amounts to the extent of any related unpaid Interest Carry Forward Amounts sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

Interest Rate Cap Agreements

         Each of (x) the Class AV and (y) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will have the benefit of interest rate cap agreements provided by [to be provided], as cap counterparty. The cap counterparty will be rated at least "A2" by Moody's and "A" by S&P. All obligations of the issuing entity under the interest rate cap agreements will be paid on or prior to the closing date.

         The Class AV Certificates will have the benefit of an interest rate cap agreement (the "Group 1 Senior Cap Agreement"), with an initial notional amount of approximately $347,712,000 provided by [_____________]. In connection with the first 38 Distribution Dates, [_______________] will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the Basis Risk Reserve Fund, an amount equal to the product of
(a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate (as determined pursuant to the Group 1 Senior Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of 9.81% over a specified cap strike rate (ranging from 6.34% to 10.74%) and (b) the lesser of the (i) Group 1 Senior Cap Agreement notional balance set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date and (ii) the Class Certificate Balance of the Class AV Certificates, determined on an "actual/360" basis. [_______________] obligations under this interest rate cap agreement will terminate following the distribution date in April 2009.

         The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will have the benefit of an interest rate cap agreement (the "Mezzanine Cap Agreement" and, together with the Group 1 Senior Cap Agreement, the "Interest Rate Cap Agreements"), with an initial notional amount of approximately $140,828,000 provided by [________________]. In connection with the first 38 Distribution Dates, [______________] will be obligated under this interest rate cap agreement to pay to the trustee, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate (as determined pursuant to the Mezzanine Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of 9.43% over a specified cap strike rate (ranging from 5.93% to 10.43%]) and (b) lesser of the (i) Mezzanine Cap Agreement notional balance set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date and (ii) the aggregate Class Certificate Balance of the Class M Certificates, determined on an "actual/360" basis. [______________] obligations under this interest rate cap agreement will terminate following the distribution date in April 2009.

         The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

         Amounts, if any, payable under any Interest Rate Cap Agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the Interest Rate Cap Agreement relates, if the pass-through rates on those certificates are limited for any of the first [ ] Distribution Dates, due to the caps on their pass-through rates described in this prospectus supplement. Interest Rate Cap Payments will only pay shortfalls if not paid from amounts on deposit in the Basis Risk Reserve Fund. Any remaining Interest Cap Payments not used to pay shortfalls on a distribution date will be paid to the cap provider on that distribution date.

         The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of [_____________] are limited to those specifically set forth in the Interest Rate Cap Agreements.

         We believe that the cap counterparty's maximum probable exposure under each Interest Rate Cap Agreement to be less than 10% (the significance percentage) of the aggregate initial Certificate Principal Balance of the related class or classes of certificates.

The Final Maturity Reserve Account

         On the Closing Date, the trustee, in its capacity as trustee of the final maturity trust, will establish a "final maturity reserve account," into which the depositor will make an initial deposit of $1,000. Beginning on the Distribution Date in March 2014 and on each Distribution Date up to and including the Final Maturity Reserve Funding Date, if on that Distribution Date the Stated Principal Balance of the Mortgage Loans with 40-year original terms to maturity is greater than the Stated Principal Balance for such Distribution Date set forth in Annex C, the trustee will deposit the [Group 1 Final Maturity Reserve Amount] and the [Group 2 Final Maturity Reserve Amount] into the final maturity reserve account for each Distribution Date as set forth under "Description of the Certificates--Allocation of Available Funds."

         On the earlier of the Distribution Date in December 2036 and the termination of the Issuing Entity, all amounts on deposit in the final maturity reserve account will be distributed to certificateholders in the amounts and priorities described below. It is intended that these amounts will be sufficient to retire the offered certificates on the final scheduled distribution date, even though the outstanding Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity have not been reduced to zero on the final scheduled distribution date. Any investment earnings on amounts on deposit in the final maturity reserve account will remain in such account and will be distributed as described below.

         Amounts on deposit in the final maturity reserve account will constitute an asset of the Issuing Entity but will not be an asset of any REMIC.

Application of Amounts on Deposit in the Final Maturity Reserve Account

         On the earlier of the Distribution Date in December 2036 and the termination of the issuing entity after giving effect to all other distributions, funds on deposit in the final maturity reserve account will be distributed in the following order of priority:

         (i) concurrently, to the Class A Certificates, pro rata, based on their Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

         (ii) to the Mezzanine Certificates in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, and seventh to the Class M-7 Certificates, in each case until their respective Certificate Principal Balances have been reduced to zero;

         (iii) concurrently, to the Class A Certificates, up to the amount of the related Interest Remittance Amount and any Interest Carry Forward Amount for such classes remaining unpaid after giving effect to all other distributions, in each case allocated among the Class A Certificates, pro rata , based on their Interest Remittance Amounts and any Interest Carry Forward;

         (iv) to the Mezzanine Certificates, up to the amount of the related Interest Remittance Amount and any Interest Carry Forward for such classes remaining unpaid after giving effect to all other distributions, allocated among the Mezzanine Certificates in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-7 Certificates;

         (v) concurrently, to the Class A Certificates, up to the amount of the related Interest Carry Forward Amount remaining unpaid after giving effect to all other distributions, allocated among the Class A Certificates, pro rata , based on their unpaid Interest Carry Forward Amounts;

         (vi) to the Mezzanine Certificates, up to the amount of the related Interest Carry Forward Amount remaining unpaid after giving effect to all other distributions, in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates and seventh to the Class M-7 Certificates; and

         (vii) to the Class CE Certificates, any remaining amount.

         On each distribution date on or after the Final Maturity Reserve Funding Date, the trustee will distribute from amounts on deposit in the final maturity reserve account the Final Maturity Reserve Release Amount for such Distribution Date to the Class CE Certificates.

Reports to Certificateholders

         On each Distribution Date, the Trustee will make available to the Depositor, each certificateholder and the rating agencies a statement (based on information received from the Servicer) to certificateholders. For a description of the information available in this statement, please see "Reports to Security holders" in the accompanying prospectus.

         The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee's website. The Trustee's website will be located at. http://www.usbank.com/mbs, and assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 934-6802. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date for the for the Certificates is the Distribution Date in December 2036. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

Voting Rights

         Voting rights will be allocated among holders of the Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class CE and Class P Certificates will each be allocated 1% of the voting rights. The Class B-1, Class B-2, Class B-3, Class B-4, Class CE, Class P, Class R and Class R-X Certificates will initially be held by the Sponsor or an affiliate of the Sponsor.

                                  THE TRUSTEE

         U.S. Bank National Association ("U.S. Bank" or the "Trustee") will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

         U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the transaction, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         As of September 30, 2005, U.S. Bancorp served approximately 13.3 million customers, operated 2,396 branch offices in 24 states and had over 51,000 employees. As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 147 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $24,326,800,000.

         The trustee will have the following material duties under the Pooling and Servicing Agreement:

         o directly or through a custodian, to hold the mortgage notes, mortgages and other legal documents in the mortgage files relating to all or some of the Mortgage Loans;

         o directly or through a custodian, to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

         o in the event of a default by the Servicer under the Pooling and Servicing Agreement that has not been remedied, either the trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Servicer. If the Servicer is terminated, or the Servicer resigns, the trustee will become the successor Servicer. However, if the trustee is unwilling or unable to act as successor Servicer, it may appoint, or petition a court to appoint, a successor servicer.

         The trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates. In such circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the Depositor.

         The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

             The trustee will not be liable under the Pooling and Servicing
Agreement:

         o expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

         o for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

         o for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

         In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the Pooling and Servicing Agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

         The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to certificateholders.

                                 THE CUSTODIAN

         The Bank of New York, a New York banking corporation, will act as custodian of the mortgage loan files pursuant to a custodial agreement. The Bank of New York will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the certificateholders.

                                  THE SPONSOR

         The sponsor, Credit-Based Asset Servicing and Securitization LLC, is a Delaware limited liability company with its principal place of business in New York, New York.

         The sponsor was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the sponsor. Each of MGIC and EFSG has approximately a 46% interest in the sponsor with the remainder owned by management of the sponsor. On February 28, 2001, Radian Group Inc. ("Radian") acquired EFSG, including EFSG's 46% interest in the sponsor. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "Commission") as are required by the Securities Exchange Act of 1934, as amended, and its rules and regulations, as interpreted by the staff of the Commission.

         On December 31, 2005, the sponsor had approximately $7.69 billion in assets, approximately $6.93 billion in liabilities and approximately $763.3 million in equity.

         The sponsor's principal business is the purchasing of residential mortgage loans, primarily sub-prime in nature, from multiple parties including banks and other financial institutions and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the sponsor owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The sponsor does not originate mortgages. The sponsor is a HUD-approved investing mortgagee.

         In connection with its purchases of mortgage loans, the sponsor uses its proprietary models to formulate loan-level default and loss severities and prepayment probability curves. The sponsor has been acquiring mortgage loans since 1996. Until June 2002 the sponsor included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions. Since June 2002, the sponsor has generally not included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions.

         The sponsor has been securitizing residential mortgage loans since 1997. The following table describes the amount of mortgage loans on a yearly basis the sponsor has securitized under its name or an affiliate's name as of the dates indicated.

          December, 2005                      December 31, 2004                   December 31, 2003
-----------------------------------  ----------------------------------  -----------------------------------
                         Total                               Total
                       Principal                           Principal
 Total Number of      Balance of      Total Number of      Balance of     Total Number of   Total Principal
                                                                                              Balance of


                                     S-63

  Mortgage Loans    Mortgage Loans    Mortgage Loans     Mortgage Loans   Mortgage Loans   Mortgage Loans in
    Sold into          Sold into         Sold into         Sold into         Sold into         Sold into
  Securitization    Securitization    Securitization     Securitization   Securitization    Securitization
   Transactions      Transactions      Transactions       Transactions     Transactions      Transactions
      27,362         4,245,296,699        28,213         3,694,372,283        17,330         2,069,100,288

                            UNDERWRITING GUIDELINES

         The sponsor or a loan reviewer has reviewed a majority of the files related to the mortgage loans in connection with the acquisition of the mortgage loans by the sponsor for credit, compliance and property value considerations. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. In its review, the sponsor evaluates the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. A mortgagor's ability and willingness to repay debts (including the mortgage loans) in a timely fashion is determined by the sponsor by reviewing the quality, quantity and durability of income history, history of debt management, history of debt repayment and net worth accumulation of the mortgagor. In addition, the sponsor may also obtain and review a current credit report for the mortgagor. To establish the adequacy of the mortgaged property as collateral, the sponsor may obtain a current appraisal, broker's price opinion, automated valuation methodology price ("AVM") and/or drive-by or desk review of such property or any combination thereof, prepared within six months of the sponsor's purchase. Additionally, in connection with its file review, the sponsor will generally review the mortgage files of recently originated mortgage loans to ascertain the originator's adherence to its stated underwriting guidelines. During its mortgage file review, the sponsor also confirms that the mortgage loan was originated in material compliance with applicable federal, state and local laws and regulations.

         The sponsor purchases mortgage loans that were originated pursuant to one of the following documentation programs.

         Full Documentation.

         Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

         Other Levels of Documentation.

         Other mortgage loans purchased by the sponsor were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "Full Documentation" programs, including "No Documentation," "Limited Documentation," "Alternative Documentation," "Stated Documentation" and "Streamlined Documentation" programs for certain qualifying mortgage loans. Under a "No

Documentation" program, the originator does not undertake verification of a mortgagor's income or assets. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification. Under "Stated Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. "Streamlined Documentation" programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

         Owner-Financed Mortgage Loans.

         The Owner-financed Mortgage Loans comprise approximately 0.16% of the mortgage loans (by aggregate Principal Balance as of the Cut-off Date).

         The sponsor routinely purchases mortgage loans that are owner-financed mortgage loans ("Owner-financed Mortgage Loans"). Owner-financed Mortgage Loans are originated by the individual sponsors of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans the sponsor typically purchases. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the sponsor of the related property generally does not verify the income or employment of the related mortgagor. In connection with the sponsor's acquisition of an Owner-financed Mortgage Loan, the sponsor obtained and reviewed the credit history and payment history of the mortgagor. In deciding to purchase Owner-financed Mortgage Loans, the sponsor generally places considerable emphasis on the value of the mortgaged properly. The sponsor, in connection with its underwriting of an Owner-financed Mortgage Loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an Owner-financed Mortgage Loan generally was obtained within 90 days prior to the sponsor's purchase of such mortgage loan. However, in certain instances, the sponsor may have utilized a previous appraisal if it was completed within one year prior to the sponsor's purchase, in which case the sponsor will generally require the appraiser to recertify the value in such appraisal. The sponsor may have acquired an Owner-financed Mortgage Loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition.

         For a discussion of the certain risks related to Owner-financed Mortgage Loans that a certificateholder should consider prior to purchase, see "Risk Factors--There are risks related to owner-financed mortgage loans" in this Prospectus Supplement.



                              THE ISSUING ENTITY

         On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, C-BASS Series 2006-CB2 Trust will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under "Description of the Certificates --General" above. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

         The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

         The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

         If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of certain classes of Certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.]

                                 THE SERVICER

         General

         Litton Loan Servicing LP ("Litton") provided the information set forth in the following paragraphs.

         Litton, a Delaware limited partnership and an indirect wholly owned subsidiary of the sponsor or Credit-Based Asset Servicing and Securitization LLC, also known as ("C-BASS"), will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. Litton was formed in December 1996. As of December 31, 2005, Litton employed approximately 860 individuals. The main office of Litton is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $43.05 billion as of December 31, 2005. Most of the mortgage loans in Litton's servicing portfolio are either subprime mortgage loans or subperforming mortgage loans. Litton is servicing in excess of 200 securitizations for C-BASS and various third parties.

         Fitch assigned Litton its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in August 2005. The rating is based on Litton's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects Litton's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

         In January 2001, Fitch assigned Litton its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in August 2005. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the servicer's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on Litton's focus on early collection and loss mitigation.

         In March 2001, Moody's Investors Service, Inc. assigned Litton its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2005. The rating is based on Litton's ability as a servicer and the stability of its servicing operations.

         In April 2001, S&P raised Litton's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in April 2004. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on Litton's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

         As of the date of this prospectus supplement, each of the ratings described above remains in effect with respect to Litton.

         From time to time Litton may acquire servicing portfolios from third parties which acquisitions may be significant in relation to Litton's current portfolio. Litton does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the pooling and servicing agreement.

         Once Litton starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. Litton's collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. Litton's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of Litton as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

         On December 1, 2004, Litton and C-BASS closed a transaction with The Provident Bank, pursuant to which Litton acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS's acquisition of residual mortgage-backed securities relating to certain of such loans.

         Litton utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, Litton first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long-term issue exists, the mortgage loan is referred to Litton's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the pooling and servicing agreement, Litton may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in Litton's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, Litton will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing Litton's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. Litton has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of Litton's management personnel.

         For its mortgage loans with escrows, Litton provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. Litton conducts the initial and annual escrow analysis functions internally; Litton monitors escrow activities on an ongoing basis.

         Litton does not, in general, have custodial responsibility with respect to the mortgage loans.

         There have been no material changes to Litton's servicing policies and procedures during the past three years. During such time, Litton also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities and has not disclosed material noncompliance with the servicing criteria applicable to any such securitization.

         Litton will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans consistent with the Pooling and Servicing Agreement and current market standards. Upon receipt of collections on the Mortgage Loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, Litton deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. Litton transfers collections to the appropriate segregated collection account as soon as proper allocation can be determined, generally within two business days after receipt.

Delinquency and Foreclosure Experience

         The following table sets forth the delinquency and foreclosure experience of the mortgage loans Litton serviced as of the dates indicated. Litton's portfolio of mortgage loans may differ significantly from the Mortgage Loans in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans in the Mortgage Pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool. The actual delinquency experience on the Mortgage Loans in the Mortgage Pool will depend, among other things, upon the value of the real estate securing such Mortgage Loans in the Mortgage Pool and the ability of the related borrower to make required payments. It should be noted that Litton's business includes the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and Litton has been an active participant in the market for such servicing rights since 1997, although the amount of such acquisitions (as a percentage of aggregate acquisitions) has decreased in the past few years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of Litton.

                                           Delinquency and Foreclosure Experience(1)

                          As of December 31, 2005               As of December 31, 2004                As of December 31, 2003
                     -----------------------------------  ------------------------------------  ------------------------------------
                                                   % by                                 % by                                  % by
                      No. of        Principal  Principal   No. of        Principal  Principal    No. of        Principal  Principal
                       Loans       Balance(2)   Balance     Loans       Balance(2)   Balance      Loans       Balance(2)   Balance
                     235,021  $33,946,540,430     78.84%  209,161  $25,418,836,059     75.47%   117,507  $12,259,524,842     69.54%
Period of
Delinquency(3)
30-59 Days            30,157    3,750,565,872      8.71%   30,872    3,366,957,309     10.00%    19,576    1,846,650,352     10.47%
60-89 Days            12,627    1,511,791,770      3.51%   13,627    1,435,281,813      4.26%     8,097      759,456,004      4.31%
90 Days or more       10,393    1,174,513,041      2.73%    9,483      924,532,429      2.74%     6,576      544,508,354      3.09%

Total Delinquency     53,177   $6,436,870,684     14.95%   53,982   $5,726,771,551     17.00%    34,249   $3,150,614,710     17.87%

Foreclosure/
bankruptcies(4)       19,905   $2,104,345,664      4.89%   21,085   $1,990,423,865      5.91%    19,954    1,807,441,681     10.25%
Real Estate Owned      5,835      570,168,323      1.32%    6,236      544,216,985      1.62%     4,611      411,683,483      2.34%

Total Portfolio      313,938  $43,057,925,101    100.00%  290,464  $33,680,248,460    100.00%   176,321  $17,629,264,716    100.00%
                                                          -----------------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of Litton's mortgage loan portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Litton's mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistently with the delinquency or foreclosure experience described in this prospectus supplement. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Litton. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.

         In addition to the reports that will be provided to the certificateholders by the trustee as described under "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement, Litton may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewerSM. The RADARViewerSM internet website is currently located at www.radarviewer.com. The servicer has no obligation to continue to provide any type of information available on RADARViewerSM as of the date hereof or to maintain its RADARViewerSM website in the entirety, and may, in its sole discretion, discontinue such service at any time.

                        SERVICING OF THE MORTGAGE LOANS

General

         Litton Loan Servicing LP, an indirect subsidiary of the Sponsor, having its principal servicing offices at 4828 Loop Central Drive, Houston, Texas 77081, will perform the duties of Servicer (the "Servicer") in accordance with the terms set forth in the Pooling and Servicing Agreement.

Accounts

         On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained one or more Collection Accounts. On or prior to the Closing Date, the Trustee will establish the Distribution Account. On the day immediately preceding the Distribution Date (or, if that day is not a Business Day, on the immediately preceding Business
Day), the Servicer will remit all amounts on deposit in the related Collection Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Trustee, will make distributions to the related certificateholders.

         As further compensation, funds credited to the Collection Account established by the Servicer may be invested at the discretion of the Servicer for its own benefit in permitted investments. The following table sets forth certain information with respect to the accounts of the Issuing Entity.


             Account                          Responsible Party                 Party Entitled to Investment Income
--------------------------------    -----------------------------------    -------------------------------------------
Collection Account(s)                 The Servicer will be responsible     The Servicer will be entitled to any
                                      for maintaining the Collection       investment income on amounts in deposit in
                                      Account.                             the Collection Account.

Distribution Account                  The Trustee will be responsible      The Trustee will be entitled to all
                                      for maintaining the Distribution     investment income on amounts in deposit in
                                      Account.                             the Distribution Account

Cap Contract Reserve Fund             The Trustee will be responsible      Uninvested
                                      for maintaining the Cap Contract
                                      Reserve Fund.

Basis Risk Reserve Fund               The Trustee will be                  Majority holder of the Class CE
                                      responsible for maintaining          Certificates will be entitled to
                                      the Basis Risk Reserve Fund.         investment income on amounts in deposit
                                                                           in the Basis Risk Reserve Fund.


Flow of Funds

         The following table sets forth the flow of funds from collections of payments on the mortgage loans from the borrowers, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.


        Period/Event                            Dates                                   Flow of Funds

Due Period                     The period beginning on the second day    The Servicer shall hold in the Collection
                               of a calendar month and ending on the     Account all scheduled installments of
                               first day of the succeeding calendar      interest (net of the Servicing Fees) and
                               month.                                    principal collected on the related Mortgage

                                                        S-70

                                                                         Loans, together with any P&I Advances in
                                                                         respect thereof.

Prepayment Period              A calendar month.                         The Servicer shall hold in the related
                                                                         Collection Account all partial or full
                                                                         prepayments of principal and certain other
                                                                         unscheduled payments of principal, together
                                                                         with any accrued interest thereon on the
                                                                         related Mortgage Loans during such period
                                                                         plus any amounts required to be paid by
                                                                         that Servicer in respect of Prepayment
                                                                         Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date       The Business Day immediately preceding    On the Servicer Remittance Date, the
                               the Distribution Date.                    Servicer will remit to the Trustee for
                                                                         deposit into the Distribution Account,
                                                                         scheduled payments received on the Mortgage
                                                                         Loans due during the related Due Period and
                                                                         any P&I Advances in respect thereof,
                                                                         prepayments received on the Mortgage Loans
                                                                         during the related Prepayment Period and
                                                                         certain other unscheduled amounts required
                                                                         to be remitted by the Servicer in
                                                                         accordance with the Pooling and Servicing
                                                                         Agreement.

Distribution Date              The 25th day of each month, or if such    On each Distribution Date, the Trustee will
                               day is not a Business Day, on the first   remit amounts on deposit in the
                               Business Day thereafter.                  Distribution Account to certificateholders
                                                                         in accordance with the priority of
                                                                         distributions set forth in this prospectus
                                                                         supplement.


                    FEES AND EXPENSES OF THE ISSUING ENTITY

         The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The rate at which expense fees accrue (referred to as the "Expense Fee Rate") for all of the Mortgage Loans is equal to approximately 0.502% per annum. The "Expense Fees" consist of (a) the Servicing Fee, and (b) the trustee fee.

         The Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Collection Accounts.

         The Servicer will be entitled to retain the Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement. The Servicer will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to certificateholders.

         The following table sets forth certain information with respect to the fees payable to the Servicer and the Trustee in respect of the performance of their obligations to the Issuing Entity.


                                                          Amount/                              Priority/
       Party             Fee Payable                Description of Fee                     Source of Payment
-----------------   -------------------   -------------------------------------    ----------------------------------
Servicer              Monthly             With respect to each Mortgage Loan       The Servicer will withdraw its
                                          serviced by it, an amount equal to       aggregate Servicing Fee from the
                                          1/12


                                                     S-71

                                          of the product of (1) the                Collection Account as set forth
                                          principal balance of such Mortgage       in the Pooling and Servicing
                                          Loans as of the first day of the         Agreement
                                          related Due Period and (2) 0.50%.

Trustee               Monthly             With respect to each Mortgage Loan       The Trustee will withdraw its
                                          serviced by it, an amount equal to       aggregate Trustee Fee from the
                                          1/12 of the product of (1) the           Distribution Account as set forth
                                          principal balance of such Mortgage       in the Pooling and Servicing
                                          Loans as of the first day of the         Agreement
                                          related Due Period and (2) 0.002%.

         In addition to the servicing fee and the trustee fee, funds collected on the Mortgage Loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the Servicer or the trustee, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicer and the Trustee" in this prospectus supplement, and reimbursements for certain unanticipated expenses borne by the depositor, Servicer or trustee, as described in this prospectus supplement and the accompanying prospectus.


                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

         Yield Considerations

         The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Loan Group or the Mortgage Pool. Yields will also be affected by the extent to which Mortgage Loans in the related Loan Group or the Mortgage Pool bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. All of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

         As of the Cut-off Date, approximately 85.48% and 0.01% of the Mortgage Loans are 6-Month LIBOR indexed Mortgage Loans, and 1-Year CMT indexed Mortgage Loans, respectively. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements or the Pooling and Servicing Agreement, the Originator or Seller, as applicable, will represent and warrant that, as of the closing date, each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, neither the Originator nor the Seller will have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

         Approximately 38.75% of the Mortgage Loans provide for interest only monthly payments (each of these Mortgage Loans is referred to as an "Interest Only Mortgage Loan") for the first 24, 36, 60, 84 and 120 months of the term of the Interest Only Mortgage Loan. The monthly payment with respect to an Interest Only Mortgage Loans will include accrued interest and principal beginning on the 25th, 37th, 61st, 85th, or 121st month of the term of such Interest Only Mortgage Loan. As a result of this payment structure, monthly payments beginning in the 25th, 37th, 61st, 85th, or 121st month of the term of such Interest Only Mortgage Loan may be significantly larger than the first 24, 36, 60, 84 or 120 monthly payments, respectively, required under the mortgage note.

         As described under "Description of the Certificates -- Distributions of Principal" in this prospectus supplement, scheduled and unscheduled principal payments on the Mortgage Loans in a Loan Group will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first three years following the Closing Date (except as described in this prospectus supplement) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

         The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the

Mortgage Loans in the related Loan Group from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of 6-Month LIBOR or 1-Year CMT or as to the timing of any changes therein.

         The yields to investors in the Offered Certificates may be significantly affected by the exercise by the Servicer (or an affiliate of the Servicer) of its option to purchase the related Mortgage Loans, as described in this prospectus supplement. See "The Pooling and Servicing Agreement-- Termination; Optional Clean-Up Call." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Subordination of the Offered Subordinate Certificates

         On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class M and Class B Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

         As more fully described in this prospectus supplement, the principal portion of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated first to the lowest ranking class of Subordinate Certificates, then to the higher ranking classes of Subordinate Certificates, in inverse order of priority, until the Certificate Principal Balance of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related classes of Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking class of Subordinate Certificates outstanding on such date. In addition, although all losses initially will be borne by the classes of Subordinate Certificates, Excess Losses will be borne by all classes of related certificates in accordance with the allocation rules set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is priced at 23% HEP for the fixed rate collateral and 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter).

         [ ] DOES NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY LOAN GROUP OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY LOAN GROUP OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

         The tables set forth on Annex B-2 (which is incorporated in this prospectus supplement as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions. Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various prepayment scenarios.

         The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various prepayment scenarios specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated prepayment scenarios.

         The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Certificate Principal Balance by the number of years (adjusted to reflect the applicable accrual convention) from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in (1) above.

Structuring Assumptions

         The following assumptions (the "Structuring Assumptions") were used in constructing the tables set forth on Annex B-2: (i) distributions in respect of the Certificates are received in cash on the [25th] day of each month commencing in March 2006, (ii) the Mortgage Loans prepay at the prepayment scenarios of [ ], (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act or similar state or local laws, (iv) the Originators and the Seller are not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in March 2006 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in February 2006 and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xvi) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (x) the initial Certificate Principal Balance of each class of Certificates is as described in this prospectus supplement, (xi) unless indicated otherwise, no exercise of any optional clean-up redemption will occur, (xii) the Closing Date of the sale of the Offered Certificates is [ ], (xiii) the 6-Month LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and semi-annually thereafter, and the 1-Year CMT indexed Mortgage Loans adjust on the next interest adjustment date and annually thereafter, (xiv) the level of 1-month LIBOR, 6-Month LIBOR and 1-Year CMT remain constant at [ ]%, [ ]% and [ ]%, respectively, (xv) scheduled monthly payments on each Mortgage Loan will adjust in the month immediately following each interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, (xvi) the Mortgage Loans in each Loan Group are aggregated into assumed Mortgage Loans having the characteristics in

Annex B-1 and (xvii) the Servicing Fee Rate for the Mortgage Loans remains constant throughout the life of the Mortgage Loans.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller, as well as to pay the costs of structuring and issuing the securities, which generally consists of legal, accounting and rating agency fees. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "Code") and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

         The Pooling and Servicing Agreement provides that the Trust Fund (exclusive of the Basis Risk Reserve Fund, the Cap Contract Reserve Fund and the Final Maturity Reserve Account) will include multiple REMICs organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one or more Upper Tier REMICs. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by REMICs above it in the tiered structure. Each of the Lower Tier REMICs and Upper Tier REMICs will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each Lower Tier REMIC and Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each Class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC.

         For income tax purposes, the Offered Certificates will represent (1) beneficial ownership of the corresponding classes of regular interests issued by the applicable Upper Tier REMIC and (2) rights to receive amounts in excess of the Related Net WAC Cap (the "Related Net WAC Carryover component"). The "Related Net WAC Cap" for any Class of Certificate and any Distribution Date will be the Group I Net WAC Cap in the case of the AV Certificates, the Group II Net WAC Cap in the case of the Class AF Certificates and the Subordinate Net WAC Cap in the case of the Class M and Class B Certificates. A holder of an Offered Certificate must allocate its purchase price for the certificate between the REMIC Regular Interest component and the Related Net WAC Carryover component.

         Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations made in connection with the transfers of the Mortgage Loans, for federal income tax purposes: (1) each Lower Tier REMIC and Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code ), (2) the Offered Certificates will represent regular interests in the applicable Upper Tier REMIC, and (3) the interests of the holders of the Offered Certificates with respect to Related Net WAC Carryover amounts will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).

Taxation of the REMIC Regular Interest Components

         For federal income tax reporting purposes, the REMIC Regular Interest components represented by the Offered Certificates will be treated as debt and may be treated as having been issued with original issue discount ("OID"). The prepayment assumption that will be used in determining the rate of accrual of OID and premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Assumption with respect to the adjustable rate Mortgage Loans and the fixed rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the Prospectus.

Disposition of the REMIC Regular Interest Components

         Assuming that the Offered Certificates are held as "capital assets" within the meaning of Section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of a certificate should result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

         (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

         (2) the amount actually included in such holder's income.

Tax Treatment of the REMIC Regular Interest Components for Certain Purposes

         The REMIC Regular Interest components of the Offered Certificates generally will be treated as assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association and as "real estate assets" under Section 856(c)(5)(B) of the Code for a real estate investment trust (a "REIT"), in the same proportion (or greater) that the assets in the Trust Fund (exclusive of the amounts in the Cap Contract Reserve Fund and the Final Maturity Reserve Account) would be so treated. In addition, interest on the REMIC Regular Interest components of the Offered Certificates generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code for a REIT in the same proportion (or greater) that income of the Trust Fund (exclusive of income of the Cap Contract Reserve Fund and the Final Maturity Reserve Account) is so treated. The REMIC Regular Interest component of an Offered Certificate (but not the Net WAC Carryover component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

Taxation of the Related Net WAC Carryover Components

         The following discussions assume that the rights of the holders of the Offered Certificates with respect to Net WAC Carryover will be treated as rights under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Offered Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

         For tax information reporting purposes, the Trustee (1) will treat the Related Net WAC Carryover rights of the Offered Certificates as rights to receive payments under a notional principal contract and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the Offered Certificates. The IRS could, however, successfully argue that the Related Net WAC Carryover components of the Offered Certificates has a greater value. Similarly, the Trustee could determine that the Related Net WAC Carryover components of the Offered Certificates has a greater value. In either case, the REMIC Regular Interest components of the Offered Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). In addition, the Related Net WAC Carryover components could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest components and Related Net WAC Carryover components.

         The portion of the overall purchase price of an Offered Certificate attributable to the Related Net WAC Carryover component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Related Net WAC Carryover component of an Offered Certificate.

         Any payments received by a holder of an Offered Certificate as Related Net WAC Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Related Net WAC Carryover component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under Section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under Section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of the Related Net WAC Carryover Component

         Upon the sale, exchange, or other disposition of an Offered Certificate, the Offered Certificateholder must allocate the amount realized between the REMIC Regular Interest component and the Related Net WAC Carryover component based on the relative fair market values of those components at the time of sale. Assuming an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Related Net WAC Carryover component should be capital gain or loss.

Tax Treatment of the Related Net WAC Carryover Component For Certain Purposes

         The Related Net WAC Carryover components of the Offered Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, and the income from the Related Net WAC Carryover components will not represent "interest on obligations secured by mortgages on real property or interests in real property" under Section 856(c)(3)(B) of the Code. In addition, because of the Related Net WAC Carryover component, holders of the Offered Certificates are encouraged to consult with their tax advisors before resecuritizing the Offered Certificates in a REMIC.

REMIC Taxes and Reporting

         It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to certificateholders of the Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--Prohibited Transactions, Contributions and Foreclosure Income Taxes" in the Prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax Consequences--Administrative Matters" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--Taxation of the REMIC and its Holders" in the Prospectus.

                                 STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates are encouraged to consult their own tax advisors regarding such tax consequences.

         All investors are encouraged consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.



                                ERISA MATTERS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "plans" within the meaning of and subject to Section 4975 of the Code (collectively, a "Plan"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("Similar Law"). Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the Offered Certificates should review carefully with its legal advisers whether the acquisition or holding of the Offered Certificates could constitute or give rise to a non exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. See "ERISA Considerations" in the Prospectus.

         In general, any fiduciary considering an investment of plan assets in the Offered Certificates should consider the "Risk Factors" discussed in this Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to (a) whether the fiduciary has the authority to make the investment under the appropriate governing plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the Offered Certificates at such time, (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "party in interest" as defined in ERISA or a "disqualified persons" as defined in the Code) is a party. For example, the acquisition or holding of the Offered Certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

         The U.S. Department of Labor has extended to one or more of the Underwriters an exemption from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemptions (the "Exemption"). The Exemption may apply to the Class A Certificates.

         Among the conditions that generally must be satisfied for the Exemption to apply are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch (collectively, the "Exemption Rating Agencies");

         (3) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

         (4) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the loans to the Issuing Entity represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

         The Issuing Entity must also meet the following requirements:

         (1) the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

         (2) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by an Exemption Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

         (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

         Moreover, the Exemption provides relief from certain self dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) a Plan's investment in certificates of any class does not exceed twenty five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and
(iv) immediately after the acquisition, no more than twenty five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The term "Restricted Group" means the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties.

         Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed under "ERISA Considerations" in the prospectus.

         The final maturity reserve fund is not a permitted account of the Issuing Entity under the Exemption and has not been included in the Issuing Entity, and consequently an interest in the final maturity reserve fund is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a Class A Certificate should represent a beneficial interest in two assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments made or received with respect to the final maturity reserve fund, and
(ii) the right to receive payments with respect to the final maturity reserve fund. A Plan's purchase and holding of a Class A Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

         Accordingly, so long as the final maturity reserve fund is in effect, no Plan or other person using plan assets may acquire or hold any interest in a Class A Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions effected by independent "qualified professional asset managers", PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions") or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

         Each beneficial owner of a Class A Certificate or any interest in a Class A Certificate, by its acceptance and holding of such Class A Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such Class A Certificate, or
(ii) its acquisition and holding of such Class A Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

         Notwithstanding the discussion above, special rules apply regarding the Exemption in the case of certificates backed by pools containing residential or home equity loans with loan to value ratios on the date of issuance of the Certificates in excess of 100%:

         (a) the rights and interests evidenced by such certificates acquired by Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same trust;

         (b) such certificates acquired by Plans must have received a rating from an Exemption Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         (c) any obligation included in the pool must be secured by collateral whose fair market value on the date of issuance of the certificates is at least equal to 80% of the sum of (I) the outstanding principal balance due under the obligation which is included in the pool and (II) the outstanding principal balance of any other obligation of higher priority secured by the same collateral.

         Because the Mortgage Pool contains Mortgage Loans with loan to value ratios in excess of 100%, the special rules discussed above will apply to the acquisition of Certificates by Plans. Consequently, the Exemption will apply to the acquisition and holding by Plans of the Certificates if all conditions of the Exemption are met.

         Because of the characteristics of the Class M Certificates, transfers of the Class M Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA Qualifying Underwriting, a representation that the transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (iii) solely in the case of a Definitive Certificate, an opinion of counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of such Certificate by the transferee will not result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of the Depositor, the Servicer or the Trustee. Such representation as described above will be deemed to have been made to the Trustee by a beneficial owner's acceptance of a Class M Certificate or Offered Class B Certificate in book entry form. In the event that such representation is violated, and in the event that any attempt is made to transfer to a Plan or to any person acting for, on behalf of or with any assets of a Plan without the opinion of counsel described above, such attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and J.P. Morgan Securities Inc. Deutsche Bank Securities Inc., SG Americas Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "Underwriters"), the Depositor has agreed to sell the Offered Certificates to the Underwriters, and the Underwriters have agreed to purchase from the Depositor the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.
         Each Underwriter intends to make a secondary market in the Offered Certificates purchased by it, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                LEGAL MATTERS

         The validity of the Certificates will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by Sidley Austin LLP. Sidley Austin LLP will act as counsel for the Underwriters.

                             [LEGAL PROCEEDINGS]

         [To be included to the extent any such disclosure is required under
Item 1117 of Regulation AB.]

                                   RATINGS

         It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-[ ] by each of the Rating Agencies, as applicable.

         The ratings assigned to mortgage loan asset-backed certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related Loan Group, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                               LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), because the Mortgage Pool includes second lien Mortgage Loans and Owner-financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                               INDEX OF DEFINED TERMS


60+ Day Delinquent Loan..........................S-54           European Depositaries............................S-38
Accrued Certificate Interest.....................S-45           Exemption........................................S-79
Adjusted Net WAC Cap.............................S-76           Exemption Rating Agencies........................S-80
Adjustment Date..................................S-24           Expense Fee Rate.................................S-71
Applied Realized Loss Amount.....................S-56           Expense Fees.....................................S-71
Available Funds..................................S-42           Extra Principal Distribution Amount..............S-52
Balloon Loan.....................................S-23           final maturity reserve account...................S-60
Balloon Payment..................................S-23           Financial Intermediary...........................S-38
Basis Risk Reserve Fund..........................S-59           First Lien.......................................S-23
beneficial owner.................................S-38           Global Securities................................S-86
Book Entry Certificates..........................S-38           Gross Margin.....................................S-24
C-BASS.....................................S-22, S-66           Group 1 Maximum Rate Cap.........................S-43
Certificate Owners...............................S-38           Group 1 Net WAC Cap..............................S-43
Certificate Principal Balance....................S-48           Group 1 Principal Distribution Amount............S-52
Certificates.....................................S-37           Group 1 Principal Remittance Amount..............S-52
Class A Certificates.............................S-37           Group 1 Senior Cap Agreement.....................S-59
Class A Principal Distribution Amount............S-48           Group 2 Maximum Rate Cap.........................S-43
Class AF Certificates............................S-37           Group 2 Net WAC Cap..............................S-43
Class AF Principal Allocation Percentage.........S-48           Group 2 Principal Distribution Amount............S-52
Class AF-4 Lockout Distribution Amount...........S-48           Group 2 Principal Remittance Amount..............S-53
Class AF-4 Lockout Distribution Percentage.......S-48           Group Subordinate Amount.........................S-44
Class AF-4 Pro Rata Distribution Amount..........S-48           Index............................................S-24
Class AV Principal Allocation Percentage.........S-49           Indirect Participants............................S-38
Class B Certificates.............................S-37           Initial Periodic Rate Cap........................S-24
Class B-1 Principal Distribution Amount..........S-49           Interest Accrual Period..........................S-45
Class B-2 Principal Distribution Amount..........S-49           Interest Carry Forward Amount....................S-45
Class B-3 Principal Distribution Amount..........S-49           Interest Only Mortgage Loan................S-24, S-73
Class B-4 Principal Distribution Amount..........S-50           Interest Percentage..............................S-45
Class M Certificates.............................S-37           Interest Rate Cap Agreements.....................S-59
Class M-1 Principal Distribution Amount..........S-50           Interest Remittance Amount.......................S-45
Class M-2 Principal Distribution Amount..........S-50           Investor-Based Exemptions........................S-81
Class M-3 Principal Distribution Amount..........S-51           Liquidated Mortgage Loan.........................S-55
Class M-4 Principal Distribution Amount..........S-51           Litton...........................................S-66
Class M-5 Principal Distribution Amount..........S-51           Maximum Mortgage Interest Rate...................S-24
Class M-6 Principal Distribution Amount..........S-51           Mezzanine Cap Agreement..........................S-59
Class M-7 Principal Distribution Amount..........S-52           Mezzanine Certificates...........................S-37
Clearstream......................................S-38           MGIC.............................................S-63
Clearstream Participants.........................S-40           Minimum Mortgage Interest Rate...................S-24
Code.......................................S-35, S-76           Monthly Excess Cashflow Allocation...............S-56
Commission.......................................S-63           Monthly Excess Cashflow Amount...................S-56
Compensating Interest............................S-29           Monthly Excess Interest Amount...................S-56
Cut-off Date.....................................S-22           Monthly Payment..................................S-23
Cut-off Date Principal Balance...................S-22           Mortgage.........................................S-23
Deficient Valuation..............................S-55           Mortgage Interest Rate...........................S-23
Definitive Certificate...........................S-38           Mortgage Loan Purchase Agreement.................S-22
Delinquent.......................................S-23           Mortgage Loans...................................S-22
DTC..............................................S-38           Mortgage Pool....................................S-22
Due Date.........................................S-23           Mortgage Pool Balance............................S-22
EFSG.............................................S-63           Mortgaged Property...............................S-23
Entity...........................................S-22           Net Mortgage Interest Rate.......................S-56
ERISA............................................S-79           Offered Certificates.............................S-37
Euroclear........................................S-38           OID..............................................S-76
Euroclear Operator...............................S-40           Overcollateralization Amount.....................S-53
Euroclear Participants...........................S-40           Overcollateralization Deficiency.................S-53



                                                           S-84

Overcollateralization Release Amount.............S-53           Servicer.........................................S-70
P&I Advances.....................................S-27           servicer event of default........................S-31
Participants.....................................S-38           Servicer Modification............................S-55
Pass-Through Margin..............................S-42           Servicing Rights Pledgee.........................S-29
Pass-Through Rate................................S-42           SMMEA............................................S-83
Periodic Rate Cap................................S-24           Special Hazard Losses............................S-56
Plan.............................................S-79           Sponsor..........................................S-22
Pooling and Servicing Agreement..................S-36           Stated Principal Balance.........................S-54
Principal Balance................................S-22           Stepdown Date....................................S-54
Principal Distribution Amount....................S-53           Structuring Assumptions..........................S-75
Principal Remittance Amount......................S-53           Subordinate Certificates.........................S-37
PTCE.............................................S-81           Subordinate Maximum Rate Cap.....................S-43
Radian...........................................S-63           Subordinate Net WAC Cap..........................S-44
Realized Loss....................................S-55           Subsequent Recovery..............................S-55
REIT.............................................S-77           Targeted Overcollateralization Amount............S-54
Related Net WAC Carryover component..............S-76           Tax Counsel......................................S-76
Relevant Depositary..............................S-38           Terms and Conditions.............................S-40
Relief Act.......................................S-17           Trigger Event....................................S-54
Residual Certificates............................S-37           Trustee..........................................S-62
Rules............................................S-39           U.S. Bank........................................S-62
Second Lien......................................S-23           U.S. Person......................................S-89
Senior Certificates..............................S-37           Unpaid Realized Loss Amount......................S-58
Senior Enhancement Percentage....................S-53           Withholding Regulations..........................S-88
Senior Specified Enhancement Percentage..........S-53



                                                        S-85

                                   Annex I:
         Global Clearance, Settlement and Tax Documentation Procedures
------------------------------------------------------------------------------
         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

             Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

             Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear

Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

             Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         Final withholding regulations (the "Withholding Regulations") effective January 1, 2001 affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms (including IRS Form W-8, 1001 and 4224) with a new series of IRS Form W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                 Annex A-1

                                            Senior Certificates Hypothetical Available Funds Cap Table
------------------ --------------- ---------------- ---------------    -------------- -------------- --------------- --------------
                      Payment        Net WAC Cap     Net WAC Cap                         Payment      Net WAC Cap     Net WAC Cap
     Period             Date           (%) (1)          (%)(2)            Period           Date          (%)(1)         (%)(2)
------------------ --------------- ---------------- ---------------    -------------- -------------- --------------- --------------
        1            25-Mar-06          8.10              NA                39          25-May-09         9.46           10.70
        2            25-Apr-06          6.53            10.00               40          25-Jun-09         9.15           10.66
        3            25-May-06          6.75            10.00               41          25-Jul-09         9.45           11.07
        4            25-Jun-06          6.53            10.00               42          25-Aug-09         9.14           10.70
        5            25-Jul-06          6.75            10.00               43          25-Sep-09         9.14           10.70
        6            25-Aug-06          6.53            10.00               44          25-Oct-09         9.43           11.05
        7            25-Sep-06          6.53            10.00               45          25-Nov-09         9.17           10.89
        8            25-Oct-06          6.75            10.00               46          25-Dec-09         9.47           11.31
        9            25-Nov-06          6.53            10.00               47          25-Jan-10         9.16           10.96
       10            25-Dec-06          6.76            10.00               48          25-Feb-10         9.15           10.95
       11            25-Jan-07          6.54            10.00               49          25-Mar-10        10.12           12.10
       12            25-Feb-07          6.54            10.00               50          25-Apr-10         9.13           10.92
       13            25-Mar-07          7.24            10.00               51          25-May-10         9.42           11.48
       14            25-Apr-07          6.54            10.00               52          25-Jun-10         9.11           11.10
       15            25-May-07          6.76            10.00               53          25-Jul-10         9.41           11.46
       16            25-Jun-07          6.54            10.00               54          25-Aug-10         9.09           11.07
       17            25-Jul-07          6.76            10.00               55          25-Sep-10         9.08           11.05
       18            25-Aug-07          6.55            10.00               56          25-Oct-10         9.38           11.41
       19            25-Sep-07          6.55            10.00               57          25-Nov-10         9.08           11.13
       20            25-Oct-07          6.77            10.00               58          25-Dec-10         9.37           11.49
       21            25-Nov-07          7.06            10.00               59          25-Jan-11         9.07           11.12
       22            25-Dec-07          8.12            10.00               60          25-Feb-11         9.06           11.10
       23            25-Jan-08          7.95            10.00               61          25-Mar-11        10.02           12.27
       24            25-Feb-08          7.94            10.00               62          25-Apr-11         9.04           11.07
       25            25-Mar-08          8.47            10.00               63          25-May-11         9.33           11.42
       26            25-Apr-08          7.92            10.00               64          25-Jun-11         9.02           11.04
       27            25-May-08          8.53            10.00               65          25-Jul-11         9.31           11.39
       28            25-Jun-08          8.54            10.00               66          25-Aug-11         9.00           11.01
       29            25-Jul-08          8.89            10.00               67          25-Sep-11         8.99           10.99
       30            25-Aug-08          8.60            10.00               68          25-Oct-11         9.28           11.34
       31            25-Sep-08          8.59            10.00               69          25-Nov-11         8.98           10.96
       32            25-Oct-08          8.88            10.00               70          25-Dec-11         9.26           11.31
       33            25-Nov-08          8.93            10.00               71          25-Jan-12         8.95           10.93
       34            25-Dec-08          9.25            10.13               72          25-Feb-12         8.94           10.91
       35            25-Jan-09          8.98            10.00
       36            25-Feb-09          8.98            10.00
       37            25-Mar-09          9.93            10.93
       38            25-Apr-09          8.97            10.00
------------------ --------------- ---------------- ---------------    -------------- -------------- --------------- --------------
(1)      Assumes no losses, 10% cleanup call, 100% PPC on the Adjustable Rate loan collateral, 23% HEP on the Fixed Rate loan collateral and 1 month LIBOR, 6 month LIBOR, and 1 Year LIBOR CMT remain constant at 4.570%, 4. 930% and 4. 727%, respectively.
(2)      Assumes no losses, 10% cleanup call, 100% PPC on the Adjustable Rate loan collateral, 23% HEP on the Fixed Rate loan collateral and 1 month LIBOR, 6 month LIBOR, and 1 Year LIBOR CMT remain constant at 4.570% 4.930% and 4.727%, in month 1, respectively, and then all increasing to 20.00% thereafter.

                                                               A-2-1

                           Mezzanine Certificates Hypothetical Available Funds Cap Table
------------------ --------------- ---------------- ---------------    -------------- -------------- --------------- --------------
                      Payment        Net WAC Cap     Net WAC Cap                         Payment      Net WAC Cap     Net WAC Cap
     Period             Date           (%) (1)          (%)(2)            Period           Date          (%)(1)         (%)(2)
------------------ --------------- ---------------- ---------------    -------------- -------------- --------------- --------------
        1            25-Mar-06          8.06              NA                37          25-Mar-09        10.07           11.00
        2            25-Apr-06          6.50            10.00               38          25-Apr-09         9.09           10.00
        3            25-May-06          6.72            10.00               39          25-May-09         9.56           10.85
        4            25-Jun-06          6.50            10.00               40          25-Jun-09         9.25           10.76
        5            25-Jul-06          6.72            10.00               41          25-Jul-09         9.55           11.18
        6            25-Aug-06          6.51            10.00               42          25-Aug-09         9.24           10.83
        7            25-Sep-06          6.51            10.00               43          25-Sep-09         9.24           10.82
        8            25-Oct-06          6.72            10.00               44          25-Oct-09         9.54           11.18
        9            25-Nov-06          6.51            10.00               45          25-Nov-09         9.27           11.03
       10            25-Dec-06          6.73            10.00               46          25-Dec-09         9.57           11.46
       11            25-Jan-07          6.52            10.00               47          25-Jan-10         9.26           11.11
       12            25-Feb-07          6.52            10.00               48          25-Feb-10         9.25           11.11
       13            25-Mar-07          7.22            10.00               49          25-Mar-10        10.23           12.29
       14            25-Apr-07          6.52            10.00               50          25-Apr-10         9.23           11.09
       15            25-May-07          6.74            10.00               51          25-May-10         9.53           11.62
       16            25-Jun-07          6.52            10.00               52          25-Jun-10         9.22           11.24
       17            25-Jul-07          6.74            10.00               53          25-Jul-10         9.52           11.60
       18            25-Aug-07          6.53            10.00               54          25-Aug-10         9.20           11.21
       19            25-Sep-07          6.53            10.00               55          25-Sep-10         9.19           11.20
       20            25-Oct-07          6.75            10.00               56          25-Oct-10         9.49           11.57
       21            25-Nov-07          7.22            10.00               57          25-Nov-10         9.19           11.26
       22            25-Dec-07          8.12            10.00               58          25-Dec-10         9.48           11.63
       23            25-Jan-08          7.96            10.00               59          25-Jan-11         9.17           11.25
       24            25-Feb-08          7.97            10.00               60          25-Feb-11         9.16           11.23
       25            25-Mar-08          8.51            10.00               61          25-Mar-11        10.14           12.42
       26            25-Apr-08          7.96            10.00               62          25-Apr-11         9.15           11.20
       27            25-May-08          8.66            10.00               63          25-May-11         9.45           11.56
       28            25-Jun-08          8.64            10.00               64          25-Jun-11         9.14           11.17
       29            25-Jul-08          8.99            10.00               65          25-Jul-11         9.43           11.53
       30            25-Aug-08          8.71            10.00               66          25-Aug-11         9.12           11.14
       31            25-Sep-08          8.71            10.00               67          25-Sep-11         9.11           11.13
       32            25-Oct-08          9.00            10.00               68          25-Oct-11         9.40           11.48
       33            25-Nov-08          9.04            10.00               69          25-Nov-11         9.09           11.10
       34            25-Dec-08          9.39            10.18               70          25-Dec-11         9.39           11.45
       35            25-Jan-09          9.10            10.00               71          25-Jan-12         9.07           11.07
       36            25-Feb-09          9.10            10.00               72          25-Feb-12         9.06           11.05
------------------ --------------- ---------------- ---------------    -------------- -------------- --------------- --------------
(1)      Assumes no losses, 10% cleanup call, 100% PPC on the Adjustable Rate loan collateral, 23% HEP on the Fixed Rate loan collateral and 1 month LIBOR, 6 month LIBOR, and 1 Year LIBOR CMT remain constant at 4.570%, 4. 930% and 4. 727%, respectively.
(2)      Assumes no losses, 10% cleanup call, 100% PPC on the Adjustable Rate loan collateral, 23% HEP on the Fixed Rate loan collateral and 1 month LIBOR, 6 month LIBOR, and 1 Year LIBOR CMT remain constant at 4.570% 4.930% and 4.727%, in month 1, respectively, and then all increasing to 20.00% thereafter.



                                                               A-2-2



                                                   BOND SUMMARY TO CALL
--------------------------------------------------------------------------------------------------------------------------------
Prepayment Speed                     0%                  80%                100%                150%               200%
--------------------------------------------------------------------------------------------------------------------------------
Class AF-1
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class AF-2
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class AF-3
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class AF-4
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-1
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-2
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-3
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-4
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-5
WAL
Principal Window
Principal # Months
-------------------------------------------------------------------------------------------------------------------------------
Class M-6
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-7
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------

                                                               A-2-3

                                                 BOND SUMMARY TO MATURITY

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Speed                     0%                  80%                100%                150%               200%
--------------------------------------------------------------------------------------------------------------------------------
Class AF-1
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class AF-2
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class AF-3
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class AF-4
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-1
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-2
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-3
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-4
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-5
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-6
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------
Class M-7
WAL
Principal Window
Principal # Months
--------------------------------------------------------------------------------------------------------------------------------

                                                               A-2-4

                                   Annex A-2
                 Certain Characteristics of the Mortgage Loans

         The following tables set forth certain information, as of the Cut-off Date, as to the Mortgage Pool, Group 1 and Group 2 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Aggregate Pool, Group 1 and Group 2 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                          C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB2
                                                 Total Collateral
                                                  Summary Report
                                                  --------------

Statistical Calculation Date                                          February 01, 2006

Number of Mortgage Loans                                                    4,272
Total Original Balance                                                 $953,157,755.35
Total Current Principal Balance                                        $951,572,898.15

                                                                           Average                              Range
Average Original Balance                                                 $223,117.45                 $17,250.00 to $1,170,000.00
Average Current Principal Balance                                        $222,746.46                 $17,230.59 to $1,170,000.00

                                                                          Weighted Average                      Range
Original Weighted Average Term                                            358 months                   36 months to 480 months
Remaining Weighted Average Term                                           354 months                   22 months to 478 months
Weighted Average Mortgage Rate                                             7.222%                         4.875% to 13.990%
Weighted Average Margin (ARM Only)                                         5.979%                         0.500% to 10.250%
Weighted Average Maximum Rate (ARM Only)                                   13.827%                        10.250% to 18.450%
Weighted Average Minimum Rate (ARM Only)(1)                                7.215%                         4.990% to 11.450%
Weighted Average Periodic Cap (ARM Only)                                   1.402%                          1.000% to 2.000%
Weighted Average Initial Cap (ARM Only)                                    2.201%                          0.375% to 6.000%
Weighted Average Months to Next Adjustment (ARM Only)                     23 months                     2 months to 58 months

Weighted Average Original CLTV Ratio                                       77.13%                          9.75% to 108.29%
WA FICO Score                                                                641                              440 to 813

                                                                       Percent of Pool
Fixed Rate Mortgage Loans                                                  14.52%
Adjustable Mortgage Loans                                                  85.48%

Six Month Libor (ARM Only)                                                 99.99%
One Year CMT (ARM Only)                                                     0.01%

Balloon Mortgage Loans                                                     19.59%

First Liens                                                                99.05%
Second Liens                                                                0.95%

Actuarial Loans                                                            61.25%
Interest Only Loans                                                        38.75%

Sub-Prime Mortgage Loans                                                   99.03%
Owner-financed Mortgage Loans                                               0.16%

Prepayment Charges                                                         85.49%


                                                                B-1

Primary Mortgage Insurance                                                  0.00%
                             (1) Non-zero Weighted Average and Non-zero
Minimum Value.

                                   Original Mortgage Loan Principal Balances(1)
                                   --------------------------------------------

            Original Mortgage                     Number of           Aggregate Principal           Percent of
       Loan Principal Balances ($)             Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
        0.01 -  25,000.00............                  10          $       202,893.96                   0.02%
   25,000.01 -  50,000.00............                 154                5,884,190.28                   0.62
   50,000.01 -  75,000.00............                 148                9,263,139.11                   0.97
   75,000.01 - 100,000.00............                 202               18,107,969.62                   1.90
  100,000.01 - 125,000.00............                 279               31,585,167.53                   3.32
  125,000.01 - 150,000.00............                 419               58,035,300.98                   6.10
  150,000.01 - 175,000.00............                 418               68,129,799.54                   7.16
  175,000.01 - 200,000.00............                 430               80,683,667.66                   8.48
  200,000.01 - 225,000.00............                 368               78,256,964.13                   8.22
  225,000.01 - 250,000.00............                 330               78,404,463.57                   8.24
  250,000.01 - 275,000.00............                 312               81,915,203.85                   8.61
  275,000.01 - 300,000.00............                 293               84,446,728.62                   8.87
  300,000.01 - 325,000.00............                 227               71,009,548.14                   7.46
  325,000.01 - 350,000.00............                 165               55,644,415.83                   5.85
  350,000.01 - 500,000.00............                 412              166,946,556.32                  17.54
  500,000.01 - 1,000,000.00..........                 104               61,886,889.01                   6.50
  Greater than 1,000,000.00..........                   1                1,170,000.00                   0.12
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================
------------------
(1) As of the Cut-off Date, the average Original Principal Balance of the
Mortgage Loans is approximately $223,117.45.


                              Mortgage Loan Principal Balances as of Cut-off Date(1)
                              ---------------------------------------------------


             Current Mortgage                     Number of           Aggregate Principal           Percent of
       Loan Principal Balances ($)             Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
        0.01 -  25,000.00............                  10          $       202,893.96                   0.02%
   25,000.01 -  50,000.00............                 158                6,077,096.19                   0.64
   50,000.01 -  75,000.00............                 148                9,345,051.33                   0.98
   75,000.01 - 100,000.00............                 200               17,984,460.60                   1.89
  100,000.01 - 125,000.00............                 277               31,433,858.42                   3.30
  125,000.01 - 150,000.00............                 420               58,185,204.43                   6.11
  150,000.01 - 175,000.00............                 419               68,327,253.18                   7.18
  175,000.01 - 200,000.00............                 430               80,736,050.25                   8.48
  200,000.01 - 225,000.00............                 369               78,530,152.78                   8.25
  225,000.01 - 250,000.00............                 329               78,230,455.78                   8.22
  250,000.01 - 275,000.00............                 315               82,789,043.72                   8.70
  275,000.01 - 300,000.00............                 288               83,073,968.21                   8.73
  300,000.01 - 325,000.00............                 227               71,009,548.14                   7.46
  325,000.01 - 350,000.00............                 166               55,994,313.62                   5.88
  350,000.01 - 500,000.00............                 411              166,596,658.53                  17.51
  500,000.01 - 1,000,000.00..........                 104               61,886,889.01                   6.50
  Greater than 1,000,000.00..........                   1                1,170,000.00                   0.12
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================

------------------
(1) As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $222,746.46.

                                             Current Mortgage Rate(1)
                                             ---------------------

                                                 Number of           Aggregate Principal           Percent of
    Current Mortgage Rates (%)                Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
 4.000 -  4.999......................                   2          $        624,323.56                  0.07%
 5.000 -  5.999......................                 229                66,503,425.53                  6.99
 6.000 -  6.999......................               1,523               387,569,043.74                 40.73
 7.000 -  7.999......................               1,542               339,570,084.14                 35.69
 8.000 -  8.999......................                 648               120,928,785.13                 12.71
 9.000 -  9.999......................                 192                27,947,353.41                  2.94
10.000 - 10.999  ....................                  88                 6,280,478.67                  0.66
11.000 - 11.999  ....................                  36                 1,642,842.29                  0.17
12.000 - 12.999  ....................                  10                   456,350.96                  0.05
13.000 - 13.999  ....................                   2                    50,210.72                  0.01
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================
------------------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the
Mortgage Loans is approximately 7.222%.

                                      Remaining Months to Stated Maturity(1)
                                      -----------------------------------

      Remaining Months to Stated                 Number of            Aggregate Principal          Percent of
           Maturity (months)                  Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
  1 - 60 ............................                   2          $       154,569.71                    0.02%
 61 - 120 ...........................                   8                  598,975.62                    0.06
121 - 180 ...........................                 230               14,248,102.26                    1.50
181 - 240 ...........................                  30                3,552,560.43                    0.37
241 - 300 ...........................                  11                  946,445.18                    0.10
301 - 360 ...........................               3,939              921,380,466.91                   96.83
361 - 480 ...........................                  52               10,691,778.04                    1.12
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================

------------------
(1) As of the Cut-off Date, the weighted average Remaining Months to Stated
Maturity of the Mortgage Loans is approximately 354 months.


                                           Mortgage Loan Age Summary(1)
                                           -------------------------

                                                 Number of           Aggregate Principal           Percent of
    Mortgage Loan Age (months)                Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
 0 - 6..........................                    4,170          $   937,373,707.93                  98.51%
 7 - 12.........................                       67               11,144,540.25                   1.17
13 - 18.........................                        6                  762,029.12                   0.08
19 - 24.........................                        7                  507,084.45                   0.05
25 - 30.........................                       18                1,388,480.36                   0.15
31 - 36.........................                        3                  349,010.51                   0.04
Greater than 60.................                        1                   48,045.53                   0.01
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================

------------------
(1) As of the Cut-off Date, the weighted average Age of the Mortgage Loans is approximately 4 months.

                                         Original Loan-to-Value Ratios(1)
                                         -----------------------------


                                                  Number of           Aggregate Principal      Percent of Mortgage
     Original Loan-to-Value Ratio(%)           Mortgage Loans         Balance Outstanding              Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
   0.00 -  25.00.....................                 209          $    11,611,275.67                   1.22%
  25.01 -  30.00.....................                  21                2,046,773.85                   0.22
  30.01 -  35.00.....................                  28                3,081,022.17                   0.32
  35.01 -  40.00.....................                  52                8,687,190.38                   0.91
  40.01 -  45.00.....................                  60                9,853,047.52                   1.04
  45.01 -  50.00.....................                  96               16,564,724.58                   1.74
  50.01 -  55.00.....................                 134               25,160,692.54                   2.64
  55.01 -  60.00.....................                 183               36,620,665.27                   3.85
  60.01 -  65.00.....................                 261               58,928,280.98                   6.19
  65.01 -  70.00.....................                 271               63,953,318.78                   6.72
  70.01 -  75.00.....................                 295               72,100,187.05                   7.58
  75.01 -  80.00.....................               1,497              386,930,238.83                  40.66
  80.01 -  85.00.....................                 307               69,558,676.66                   7.31
  85.01 -  90.00.....................                 541              122,866,201.98                  12.91
  90.01 -  95.00.....................                 263               55,512,907.87                   5.83
  95.01 - 100.00.....................                  50                7,569,361.01                   0.80
 100.01 - 105.00.....................                   3                  319,786.13                   0.03
 105.01 - 110.00.....................                   1                  208,546.88                   0.02
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================

------------------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 76.38%.


                                     Original Combined Loan-to-Value Ratios(1)
                                     --------------------------------------

                                                  Number of           Aggregate Principal           Percent of
Original Combined Loan -to-Value Ratio(%)      Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
     0.00 - ....................25.00                  27          $      2,671,509.25                  0.28%
    25.01 - ....................30.00                  19                 1,950,837.50                  0.21
    30.01 - ....................35.00                  28                 3,081,022.17                  0.32
    35.01 - ....................40.00                  52                 8,687,190.38                  0.91
    40.01 - ....................45.00                  61                 9,902,953.29                  1.04
    45.01 - ....................50.00                  96                16,564,724.58                  1.74
    50.01 - ....................55.00                 134                25,160,692.54                  2.64
    55.01 - ....................60.00                 183                36,620,665.27                  3.85
    60.01 - ....................65.00                 261                58,928,280.98                  6.19
    65.01 - ....................70.00                 271                63,953,318.78                  6.72
    70.01 - ....................75.00                 295                72,100,187.05                  7.58
    75.01 - ....................80.00               1,497               386,930,238.83                 40.66
    80.01 - ....................85.00                 307                69,558,676.66                  7.31
    85.01 - ....................90.00                 542               122,883,678.50                 12.91
    90.01 - ....................95.00                 268                55,730,313.03                  5.86
    95.01 - ...................100.00                 220                16,046,791.22                  1.69
   100.01 - ...................105.00                  10                   593,271.24                  0.06
   105.01 - ...................110.00                   1                   208,546.88                  0.02
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================

------------------
(1) As of the Cut-off Date, the weighted average Original Combined Loan-to-Value Ratio of the Mortgage Loans is approximately 77.13%.

                                                         Occupancy Status
                                                         ----------------

                                                   Number of            Aggregate Principal          Percent of
Occupancy Type                                  Mortgage Loans          Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
Primary..............................               3,950          $    886,560,930.52                 93.17%
Investor.............................                 241                48,025,908.20                  5.05
Secondary............................                  81                16,986,059.43                  1.79
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================


                                                           Property Type
                                                           -------------

                                                   Number of            Aggregate Principal           Percent of
Property Type                                   Mortgage Loans          Balance Outstanding          Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
Single Family Residence..............               3,111          $    684,365,567.77                 71.92%
Planned Unit Development (PUD).......                 576               137,564,924.75                 14.46
Condominium..........................                 285                53,910,693.57                  5.67
Two Family Residence.................                 173                46,147,508.99                  4.85
Three Family Residence...............                  36                10,768,692.88                  1.13
Low-Rise Condominium.................                  45                 9,643,756.23                  1.01
Four Family Home.....................                  27                 7,194,769.54                  0.76
Manufactured Housing.................                  13                 1,006,265.36                  0.11
High-Rise Condominium ...............                   3                   659,770.60                  0.07
Townhouse............................                   3                   310,948.46                  0.03
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================


                                                           Loan Purpose
                                                           ------------

                                                   Number of           Aggregate Principal          Percent of
Purpose Type                                    Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
Refinance - Cash Out.................               2,417          $    525,561,895.32                 55.23%
Purchase.............................               1,712               396,186,246.66                 41.63
Refinance - Rate/Term................                 143                29,824,756.17                  3.13
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================


                                                        Documentation Type
                                                        ------------------

                                                   Number of           Aggregate Principal          Percent of
Documentation Type                              Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
Stated Income.........................              2,002          $    481,638,625.23                  50.62%
Full..................................              2,070               427,192,072.78                  44.89
Alternative...........................                 92                20,283,193.11                   2.13
Limited...............................                 71                17,803,403.09                   1.87
None..................................                 36                 4,584,214.69                   0.48
Missing...............................                  1                    71,389.25                   0.01
    Total............................      ----------------------  -------------------------  ----------------------
                                                    4,272          $    951,572,898.15                100.00%
                                           ======================  =========================  ======================

                                                   Product Type
                                                   ------------

                                                   Number of           Aggregate Principal          Percent of
Product Type                                    Mortgage Loans         Balance Outstanding         Mortgage Pool
-----------------------------------------  ----------------------  -------------------------  ----------------------
2/28 Hybrid ARM...........................              1,860         $    459,821,884.39              48.32%
ARM Balloon...............................                637              160,426,560.80              16.86
3/27 Hybrid ARM...........................                647              138,926,384.64              14.60
Fixed.....................................                673              112,140,757.40              11.78
30/40 Dual Amortization...................                122               30,369,738.09               3.19
Fixed Balloon.............................                232               26,020,480.20               2.73
2/38 Hybrid ARM...........................                 42                9,060,230.54               0.95
5/25 Hybrid ARM...........................                 34                8,412,265.29               0.88
1/29 Hybrid ARM...........................                 15                3,804,712.91               0.40
Six Month LIBOR...........................                  4                1,820,294.20               0.19
3/37 Hybrid ARM...........................                  3                  422,597.48               0.04
3/17 Hybrid ARM...........................                  1                  249,032.24               0.03
5/35 Hybrid ARM...........................                  1                   52,466.64               0.01
2/13 Hybrid ARM...........................                  1                   45,493.33               0.00
  Total:.................................. ----------------------  -------------------------  ----------------------
                                                        4,272         $    951,572,898.15             100.00%
                                           ======================  =========================  ======================


                                                    Index Type
                                                    ----------

                                                   Number of           Aggregate Principal          Percent of
Index Type                                      Mortgage Loans         Balance Outstanding         Mortgage Pool
------------------------------------------ ----------------------  -------------------------  ----------------------
Six Month LIBOR...........................         3,366             $     813,359,193.91             85.48%
Fixed.....................................           905                   138,161,237.60             14.52
One Year CMT..............................             1                        52,466.64              0.01
  Total................................... ----------------------  -------------------------  ----------------------
                                                   4,272             $     951,572,898.15            100.00%
                                           ======================  =========================  ======================


                                           Geographical Distributions(1)
                                           -----------------------------

                                                   Number of           Aggregate Principal          Percent of
                       State                    Mortgage Loans         Balance Outstanding         Mortgage Pool
   --------------------------------------- ----------------------  -------------------------  ----------------------
   California.............................        1,348              $    396,626,988.71              41.68%
   Florida................................          806                   147,917,834.69              15.54
   Arizona................................          328                    61,995,566.89               6.52
   New York...............................          141                    38,818,737.52               4.08
   Illinois...............................          180                    38,252,960.10               4.02
   Nevada.................................          132                    28,288,208.77               2.97
   Virginia...............................          126                    27,256,462.61               2.86
   Maryland...............................          120                    26,542,908.01               2.79
   New Jersey.............................           88                    21,404,581.99               2.25
   Washington.............................           90                    17,686,024.93               1.86
   Oregon.................................           71                    13,587,240.87               1.43
   Colorado...............................           70                    11,590,310.71               1.22
   Pennsylvania...........................           57                     9,512,850.62               1.00
   Massachusetts..........................           43                     9,321,507.46               0.98
   Texas..................................           69                     9,212,285.55               0.97
   Other..................................          603                    93,558,428.72               9.83
      Total:.............................. ----------------------  -------------------------  ----------------------
                                                  4,272              $    951,572,898.15             100.00%
                                           ======================  =========================  ======================

------------------
(1) The greatest Zip Code concentration of the Mortgage Loans by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date was approximately 0.49% in the 93550 zip code.

                                         Original Prepayment Penalty Term
                                         --------------------------------


Prepayment Penalty Period                          Number of           Aggregate Principal          Percent of
(months)                                        Mortgage Loans         Balance Outstanding         Mortgage Pool
------------------------------------------ ----------------------  -------------------------  ----------------------
None......................................           669            $    138,048,093.88                    14.51%
6.........................................            21                   4,689,963.14                     0.49
12........................................           292                  77,754,121.59                     8.17
18........................................             5                   1,565,935.83                     0.16
24........................................         2,002                 468,065,942.38                    49.19
26........................................             1                     134,698.59                     0.01
30........................................             3                     680,058.10                     0.07
36........................................         1,158                 237,693,297.52                    24.98
42........................................             1                      74,653.12                     0.01
48........................................             1                     499,419.67                     0.05
60........................................           118                  22,261,936.85                     2.34
120.......................................             1                     104,777.48                     0.01
  Total:.................................. ----------------------  -------------------------  ----------------------
                                                   4,272            $    951,572,898.15                   100.00%
                                           ======================  =========================  ======================


                                                    FICO Score
                                                    ----------

                                                   Number of           Aggregate Principal          Percent of
Range of Credit Bureau Risk Scores              Mortgage Loans         Balance Outstanding         Mortgage Pool
------------------------------------------ ----------------------  -------------------------  ----------------------
Not available.............................               4          $         342,670.32                0.04%
  1-500...................................              25                  3,859,480.61                0.41
501 - 525.................................             212                 39,426,463.84                4.14
526 - 550.................................             299                 59,573,923.94                6.26
551 - 575.................................             364                 72,020,559.14                7.57
576 - 600.................................             476                100,924,960.37               10.61
601 - 625.................................             601                131,128,530.86               13.78
626 - 650.................................             583                127,049,396.29               13.35
651 - 675.................................             499                110,816,128.58               11.65
676 - 700.................................             438                102,596,514.58               10.78
701 - 725.................................             317                 83,561,892.14                8.78
726 - 750.................................             218                 59,805,497.41                6.28
751 - 775.................................             156                 39,434,368.32                4.14
776 - 800.................................              67                 18,449,150.89                1.94
801 - 825.................................              13                  2,583,360.86                0.27
  Total:.................................. ----------------------  -------------------------  ----------------------
                                                         4,272      $     951,572,898.15              100.00%
                                           ======================  =========================  ======================
------------------
(1) As of the Cut-off Date, the non-zero weighted average FICO Score of the
Mortgage Loans is approximately 641.



                                                Delinquency Status
                                                ------------------

                                                   Number of           Aggregate Principal          Percent of
Delinquency Status                              Mortgage Loans         Balance Outstanding         Mortgage Pool
------------------------------------------ ----------------------  -------------------------  ----------------------
Current...................................         4,272             $    951,572,898.15              100.00%
                                           ----------------------  -------------------------  ----------------------
  Total...................................         4,272             $    951,572,898.15              100.00%
                                           ======================  =========================  ======================

                                    Margin of Adjustable Rate Mortgage Loans(1)
                                    -------------------------------------------

                                                                                              Percent of Adjustable Rate
                                                 Number of            Aggregate Principal          Mortgage Loans in
Margins (%)                                    Mortgage Loans         Balance Outstanding            Mortgage Pool
------------------------------------------ ----------------------  -------------------------  --------------------------
0.001 - 0.999.............................              1            $         117,863.94                 0.01%
1.000 - 1.999.............................              1                      442,649.10                 0.05
2.000 - 2.999.............................              1                       52,466.64                 0.01
3.000 - 3.999.............................             55                   12,734,156.01                 1.57
4.000 - 4.999.............................            112                   31,464,523.47                 3.87
5.000 - 5.999.............................          1,424                  361,040,061.71                44.39
6.000 - 6.999.............................          1,508                  356,760,826.32                43.86
7.000 - 7.999.............................            221                   44,212,238.62                 5.44
8.000 - 8.999.............................             32                    6,024,980.44                 0.74
9.000 - 9.999.............................             11                      533,727.26                 0.07
10.000 - 10.999...........................              1                       28,167.04                 0.00
    Total................................. ----------------------  -------------------------  --------------------------
                                                    3,367            $     813,411,660.55               100.00%
                                           ======================  =========================  ==========================

------------------
(1) As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans is approximately 5.979%.

                            Next Rate Adjustment Date of Adjustable Rate Mortgage Loans
                            -----------------------------------------------------------


                                                                                Percent of Adjustable Rate
                                   Number of            Aggregate Principal          Mortgage Loans in
   Next Rate Adjustment Date     Mortgage Loans         Balance Outstanding            Mortgage Pool
---------------------------- ----------------------  -------------------------  --------------------------
April 2006..................            1              $        127,025.45                 0.02%
May 2006....................            4                       835,574.02                 0.10
June 2006...................            6                     1,447,234.45                 0.18
July 2006...................            1                        81,862.02                 0.01
August 2006.................            2                       284,784.81                 0.04
September 2006..............            2                       499,356.37                 0.06
October 2006................            1                       207,369.21                 0.03
November 2006...............            6                     1,609,222.05                 0.20
December 2006...............            6                     1,321,001.84                 0.16
March 2007..................            1                       402,953.88                 0.05
April 2007..................            1                       286,348.21                 0.04
May 2007....................            2                       378,315.28                 0.05
June 2007...................           12                     2,561,553.27                 0.31
July 2007...................           12                     2,655,109.35                 0.33
August 2007.................           71                    19,108,491.27                 2.35
September 2007..............          240                    65,498,292.84                 8.05
October 2007................          792                   194,029,585.43                23.85
November 2007...............          709                   181,081,481.20                22.26
December 2007...............          753                   180,233,385.05                22.16
January 2008................            6                     1,453,817.37                 0.18
April 2008..................            1                       207,154.32                 0.03
June 2008...................            2                       487,071.27                 0.06
August 2008.................           24                     5,254,349.88                 0.65
September 2008..............          104                    22,083,649.73                 2.71
October 2008................          424                    90,976,898.59                11.18
November 2008...............           54                    11,382,971.69                 1.40
December 2008...............           87                    18,700,238.22                 2.30
November 2009...............            1                       442,649.10                 0.05
May 2010....................            1                       291,996.42                 0.04
June 2010...................            1                       585,000.00                 0.07
August 2010.................            5                     1,136,629.51                 0.14
September 2010..............            6                     1,651,000.00                 0.20
October 2010................            4                       919,361.31                 0.11
November 2010...............           11                     2,010,000.17                 0.25
December 2010...............           14                     3,179,926.97                 0.39
  Total:.................... ----------------------  -------------------------  --------------------------
                                    3,367              $    813,411,660.55               100.00%
                             ======================  =========================  ==========================


                                 Maximum Rate of Adjustable Rate Mortgage Loans(1)
                                 -------------------------------------------------


                                                                                Percent of Adjustable Rate
                                   Number of            Aggregate Principal          Mortgage Loans in
        Maximum Rate (%)         Mortgage Loans         Balance Outstanding            Mortgage Pool
---------------------------- ----------------------  -------------------------  --------------------------
10.000 - 10.999.............              3            $      1,066,972.66                  0.13%
11.000 - 11.999.............             68                  19,544,216.06                  2.40
12.000 - 12.999.............            616                 163,906,975.66                 20.15
13.000 - 13.999.............          1,216                 307,568,255.26                 37.81
14.000 - 14.999.............          1,011                 234,666,960.23                 28.85
15.000 - 15.999.............            366                  71,383,843.39                  8.78
16.000 - 16.999.............             65                  13,123,696.81                  1.61
Greater than or equal to
 17.000                                  22                   2,150,740.48                  0.26
   Total:................... ----------------------  -------------------------  --------------------------
                                      3,367            $    813,411,660.55                100.00%
                             ======================  =========================  ==========================

------------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans is approximately 13.827%.

                                 Minimum Rate of Adjustable Rate Mortgage Loans(1)
                                 -------------------------------------------------

                                                                                Percent of Adjustable Rate
                                   Number of            Aggregate Principal          Mortgage Loans in
         Minimum Rate (%)        Mortgage Loans         Balance Outstanding            Mortgage Pool
---------------------------- ----------------------  -------------------------  --------------------------
0.000 - 0.999...............          458             $       110,407,808.71               13.57%
4.000 - 4.999...............            1                         571,856.92                0.07
5.000 - 5.999...............          183                      54,301,741.74                6.68
6.000 - 6.999...............        1,006                     272,625,291.03               33.52
7.000 - 7.999...............        1,125                     261,547,470.37               32.15
8.000 - 8.999...............          464                      91,354,682.97               11.23
9.000 - 9.999...............          104                      19,792,218.96                2.43
10.000 - 10.999.............           24                       2,702,123.56                0.33
11.000 - 11.999.............            2                         108,466.29                0.01
   Total:................... ----------------------  -------------------------  --------------------------
                                    3,367             $       813,411,660.55              100.00%
                             ======================  =========================  ==========================

------------------
(1) As of the Cut-off Date, the non-zero weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans is approximately 7.215%.


                          Initial Periodic Rate Cap of Adjustable Rate Mortgage Loans(1)
                          --------------------------------------------------------------

                                                                                     Percent of Adjustable Rate
                                        Number of            Aggregate Principal          Mortgage Loans in
  Initial Periodic Rate Cap (%)       Mortgage Loans         Balance Outstanding            Mortgage Pool
--------------------------------  ----------------------  -------------------------  --------------------------
0.375...........................             1              $        237,801.40                 0.03%
1.000...........................            33                     6,237,388.35                 0.77
1.500...........................         1,246                   314,957,851.84                38.72
2.000...........................           697                   167,005,380.65                20.53
3.000...........................         1,386                   323,699,420.43                39.80
5.000...........................             3                       981,821.46                 0.12
6.000...........................             1                       291,996.42                 0.04
   Total:.......................  ----------------------  -------------------------  --------------------------
                                         3,367              $    813,411,660.55               100.00%
                                  ======================  =========================  ==========================

------------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans is approximately 2.201%.


                        Subsequent Periodic Rate Cap of Adjustable Rate Mortgage Loans(1)
                        -----------------------------------------------------------------


                                                                                          Percent of Adjustable Rate
                                             Number of            Aggregate Principal          Mortgage Loans in
  Subsequent Periodic Rate Cap (%)         Mortgage Loans         Balance Outstanding            Mortgage Pool
----------------------------------     ----------------------  -------------------------  --------------------------
1.000...........................              1,370              $     313,689,901.69                38.56%
1.500...........................              1,394                    344,965,092.36                42.41
2.000...........................                603                    154,756,666.50                19.03
   Total:.......................       ----------------------  -------------------------  --------------------------
                                              3,367              $     813,411,660.55               100.00%
                                       ======================  =========================  ==========================

------------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans is approximately 1.402%.

                          C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB2
                                              Loan Group 1 Collateral
                                                  Summary Report
                                                  --------------
Statistical Calculation Date                                 February 01, 2006

Number of Mortgage Loans                                           2,140
Total Original Balance                                        $440,328,339.46
Total Current Principal Balance                               $439,586,021.35

                                                                  Average                      Range
Average Original Balance                                        $205,760.91          $25,443.23 to $580,000.00
Average Current Principal Balance                               $205,414.03          $25,381.07 to $579,264.99

                                                              Weighted Average                 Range
Original Weighted Average Term                                  359 months           120 months to 480 months
Remaining Weighted Average Term                                 356 months           115 months to 478 months
Weighted Average Mortgage Rate                                    7.251%                 5.200% to 11.450%
Weighted Average Margin (ARM Only)                                5.989%                 0.500% to 9.755%
Weighted Average Maximum Rate (ARM Only)                          13.895%               11.250% to 18.450%
Weighted Average Minimum Rate (ARM Only)(1)                       7.284%                 5.000% to 11.450%
Weighted Average Periodic Cap (ARM Only)                          1.431%                 1.000% to 2.000%
Weighted Average Initial Cap (ARM Only)                           2.250%                 1.000% to 6.000%
Weighted Average Months to Next Adjustment (ARM Only)            24 months             4 months to 58 months

Weighted Average Original CLTV Ratio                              76.81%                 9.75% to 100.15%
WA FICO Score                                                       639                     468 to 813

                                                              Percent of Pool
Fixed Rate Mortgage Loans                                         15.78%
Adjustable Mortgage Loans                                         84.22%

Six Month Libor (ARM Only)                                        100.00%
One Year CMT (ARM Only)                                            0.00%

Balloon Mortgage Loans                                            17.80%

First Liens                                                       100.00%
Second Liens                                                       0.00%

Actuarial Loans                                                   66.54%
Interest Only Loans                                               33.46%

Sub-Prime Mortgage Loans                                          99.18%
Owner-financed Mortgage Loans                                      0.05%

Prepayment Charges                                                84.13%
Primary Mortgage Insurance                                         0.00%
  1) Non-zero Weighted Average and Non-zero Minimum Value.

Original Mortgage Loan Principal Balances of the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------

              Original Mortgage                     Number of         Aggregate Principal        Percent of
          Loan Principal Balance ($)             Mortgage Loans       Balance Outstanding        Loan Group
--------------------------------------------  -------------------  -------------------------  ----------------
25,000.01 - 50,000.00......................             16          $       715,350.39              0.16%
50,000.01 - 75,000.00......................             58                3,771,482.34              0.86
75,000.01 - 100,000.00.....................            109                9,774,817.79              2.22
100,000.01 - 125,000.00....................            179               20,228,817.30              4.60
125,000.01 - 150,000.00....................            258               35,620,375.79              8.10
150,000.01 - 175,000.00....................            260               42,239,966.44              9.61
175,000.01 - 200,000.00....................            276               51,861,982.69             11.80
200,000.01 - 225,000.00....................            193               41,009,517.95              9.33
225,000.01 - 250,000.00....................            172               40,854,937.33              9.29
250,000.01 - 275,000.00....................            162               42,614,015.94              9.69
275,000.01 - 300,000.00....................            148               42,626,086.70              9.70
300,000.01 - 325,000.00....................            107               33,475,417.37              7.62
325,000.01 - 350,000.00....................             73               24,609,571.72              5.60
350,000.01 - 500,000.00....................            124               47,518,239.28             10.81
500,000.01 - 1,000,000.00..................              5                2,665,442.32              0.61
    Total:.................................   -------------------  -------------------------  ----------------
                                                     2,140          $   439,586,021.35            100.00%
                                              ===================  =========================  ================

---------------
(1) As of the Cut-off Date, the average Original Principal Balance of the Group 1 Mortgage Loans is approximately $205,760.91.


               Mortgage Loan Principal Balances of the Group 1 Mortgage Loans as of Cut-off Date (1)
               -------------------------------------------------------------------------------------

               Current Mortgage                   Number of         Aggregate Principal        Percent of
          Loan Principal Balance ($)           Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------- -------------------  -------------------------  ----------------
25,000.01 - 50,000.00......................              17        $        764,798.74             0.17%
50,000.01 - 75,000.00......................              58               3,795,576.64             0.86
75,000.01 - 100,000.00.....................             108               9,701,275.14             2.21
100,000.01 - 125,000.00....................             179              20,228,817.30             4.60
125,000.01 - 150,000.00....................             259              35,770,279.24             8.14
150,000.01 - 175,000.00....................             261              42,437,420.08             9.65
175,000.01 - 200,000.00....................             276              51,914,365.28            11.81
200,000.01 - 225,000.00....................             193              41,057,844.20             9.34
225,000.01 - 250,000.00....................             171              40,656,759.70             9.25
250,000.01 - 275,000.00....................             163              42,913,338.03             9.76
275,000.01 - 300,000.00....................             146              42,076,876.31             9.57
300,000.01 - 325,000.00....................             107              33,475,417.37             7.62
325,000.01 - 350,000.00....................              73              24,609,571.72             5.60
350,000.01 - 500,000.00....................             124              47,518,239.28            10.81
500,000.01 - 1,000,000.00..................               5               2,665,442.32             0.61
    Total:................................. -------------------  -------------------------  ----------------
                                                      2,140        $    439,586,021.35           100.00%
                                            ===================  =========================  ================

---------------
(1) As of the Cut-off Date, the average Principal Balance of the Group 1 Mortgage Loans is approximately $205,414.03.

                                 Current Mortgage Rates of the Group 1 Mortgage Loans- (1)
                                 ---------------------------------------------------------


                                                      Number of         Aggregate Principal        Percent of
            Current Mortgage Rate (%)              Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
5.000 - 5.999..................................           123          $     30,294,187.68             6.89%
6.000 - 6.999..................................           778               166,572,560.75            37.89
7.000 - 7.999..................................           819               165,310,249.07            37.61
8.000 - 8.999..................................           335                63,134,720.61            14.36
9.000 - 9.999..................................            74                12,654,928.15             2.88
10.000 - 10.999................................            10                 1,539,075.84             0.35
11.000 - 11.999................................             1                    80,299.25             0.02
    Total:..................................... -------------------  -------------------------  ----------------
                                                        2,140          $    439,586,021.35           100.00%
                                                ===================  =========================  ================
------------------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the
Group 1 Mortgage Loans is approximately 7.251%.


                       Remaining Months to Stated Maturity of the Group 1 Mortgage Loans (1)
                       ---------------------------------------------------------------------


                                                      Number of         Aggregate Principal        Percent of
             Remaining Term (Months)               Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
61 - 120.......................................             1          $        188,467.62            0.04%
121 - 180......................................            37                 3,858,921.77            0.88
181 - 240......................................            12                 1,616,294.68            0.37
241 - 300......................................             2                   105,165.80            0.02
301 - 360......................................         2,062               428,787,875.81           97.54
361 - 480......................................            26                 5,029,295.67            1.14
    Total:..................................... -------------------  -------------------------  ----------------
                                                        2,140          $    439,586,021.35          100.00%
                                                ===================  =========================  ================
------------------
(1) As of the Cut-off Date, the weighted average Remaining Months to Stated
Maturity of the Group 1 Mortgage Loans is approximately 356 months.


                                Mortgage Loan Age of the Group 1 Mortgage Loans(1)
                                --------------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
            Mortgage Loan Age (Months)             Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
0 - 6..........................................          2,116          $    435,029,484.91           98.96%
7 -12..........................................             24                 4,556,536.44            1.04
    Total:..................................... -------------------  -------------------------  ----------------
                                                         2,140          $    439,586,021.35          100.00%
                                                ===================  =========================  ================

------------------
(1) As of the Cut-off Date, the weighted average Age of the Group 1 Mortgage Loans is approximately 4 months.

                          Original Loan-to-Value Ratios of the Group 1 Mortgage Loans(1)
                          --------------------------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
         Original Loan-to-Value Ratio (%)          Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
  0.01 - 25.00.................................         16             $      1,582,887.10             0.36%
25.01 - 30.00..................................         10                    1,081,955.30             0.25
30.01 - 35.00..................................         16                    2,113,646.23             0.48
35.01 - 40.00..................................         31                    5,633,580.91             1.28
40.01 - 45.00..................................         31                    5,398,289.38             1.23
45.01 - 50.00..................................         45                    7,352,353.24             1.67
50.01 - 55.00..................................         85                   15,173,855.35             3.45
55.01 - 60.00..................................        108                   21,479,137.72             4.89
60.01 - 65.00..................................        150                   32,150,999.03             7.31
65.01 - 70.00..................................        148                   32,652,416.55             7.43
70.01 - 75.00..................................        146                   31,249,045.63             7.11
75.01 - 80.00..................................        618                  127,383,989.22            28.98
80.01 - 85.00..................................        188                   41,245,770.21             9.38
85.01 - 90.00..................................        331                   71,466,127.87            16.26
90.01 - 95.00..................................        187                   38,800,401.27             8.83
95.01 - 100.00.................................         29                    4,652,002.75             1.06
100.01 - 105.00................................          1                      169,563.59             0.04
    Total:..................................... -------------------  -------------------------  ----------------
                                                     2,140             $    439,586,021.35           100.00%
                                                ===================  =========================  ================
------------------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 1 Mortgage Loans is approximately 76.81%.


                      Original Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans(1)
                      --------------------------------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
     Original Combined Loan-to-Value Ratio (%)     Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------  -------------------  -------------------------  ----------------
  0.01 - 25.00.................................         16              $      1,582,887.10           0.36%
25.01 - 30.00..................................         10                     1,081,955.30           0.25
30.01 - 35.00..................................         16                     2,113,646.23           0.48
35.01 - 40.00..................................         31                     5,633,580.91           1.28
40.01 - 45.00..................................         31                     5,398,289.38           1.23
45.01 - 50.00..................................         45                     7,352,353.24           1.67
50.01 - 55.00..................................         85                    15,173,855.35           3.45
55.01 - 60.00..................................        108                    21,479,137.72           4.89
60.01 - 65.00..................................        150                    32,150,999.03           7.31
65.01 - 70.00..................................        148                    32,652,416.55           7.43
70.01 - 75.00..................................        146                    31,249,045.63           7.11
75.01 - 80.00..................................        618                   127,383,989.22          28.98
80.01 - 85.00..................................        188                    41,245,770.21           9.38
85.01 - 90.00..................................        331                    71,466,127.87          16.26
90.01 - 95.00..................................        187                    38,800,401.27           8.83
95.01 - 100.00.................................         29                     4,652,002.75           1.06
100.01 - 105.00................................          1                       169,563.59           0.04
    Total:..................................... -------------------  -------------------------  ----------------
                                                     2,140              $    439,586,021.35         100.00%
                                                ===================  =========================  ================
------------------
(1) As of the Cut-off Date, the weighted average Original Combined Loan-to-Value
Ratio of the Group 1 Mortgage Loans is approximately 76.81%.

                                 Occupancy Status of the Group 1 Mortgage Loans(1)
                                 ----------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                 Occupancy Status                  Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
Primary Residence..............................        1,869             $    385,412,487.54          87.68%
Investor.......................................          208                   41,029,772.22           9.33
Secondary......................................           63                   13,143,761.59           2.99
    Total:..................................... -------------------  -------------------------  ----------------
                                                       2,140             $    439,586,021.35         100.00%
                                                ===================  =========================  ================


                                  Property Type of the Group 1 Mortgage Loans(1)
                                  -------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                  Property Type                    Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
Single Family..................................       1,568             $    316,083,773.27          71.90%
Planned Unit Development.......................         259                   55,817,075.03          12.70
Condominium....................................         141                   24,774,260.69           5.64
Two Family Residence...........................          96                   24,317,751.42           5.53
Three Family Residence.........................          23                    6,463,797.63           1.47
Lo-Rise Condo..................................          30                    6,230,973.35           1.42
Four Family....................................          18                    5,112,670.90           1.16
Hi-Rise Condo..................................           2                      474,770.60           0.11
Townhouse......................................           3                      310,948.46           0.07
    Total:..................................... -------------------  -------------------------  ----------------
                                                      2,140             $    439,586,021.35         100.00%
                                                ===================  =========================  ================


                                   Loan Purpose of the Group 1 Mortgage Loans(1)
                                   ------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                   Purpose Type                    Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
Cash Out.......................................       1,521             $    324,247,745.32          73.76%
Purchase.......................................         523                   95,208,169.17          21.66
Refinance......................................          96                   20,130,106.86           4.58
    Total:..................................... -------------------  -------------------------  ----------------
                                                      2,140             $    439,586,021.35         100.00%
                                                ===================  =========================  ================


                                Documentation Type of the Group 1 Mortgage Loans(1)
                                ------------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
               Documentation Type                  Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
Full...........................................       1,107             $  214,022,062.84            48.69%
Stated Income..................................         950                208,901,645.35            47.52
Alternative....................................          41                  7,915,516.15             1.80
Limited........................................          33                  7,825,033.14             1.78
None...........................................           8                    850,374.62             0.19
Missing........................................           1                     71,389.25             0.02
    Total:..................................... -------------------  -------------------------  ----------------
                                                      2,140            $   439,586,021.35           100.00%
                                                ===================  =========================  ================

                                    Product Type of the Group 1 Mortgage Loans
                                    ------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                    Product Type                   Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
2/28 Hybrid ARM................................         926            $    196,649,911.64           44.74%
3/27 Hybrid ARM................................         382                  75,667,430.28           17.21
ARM Balloon....................................         304                  69,262,379.80           15.76
Fixed..........................................         367                  60,367,506.43           13.73
30/40 Dual Amortization........................          71                  17,555,049.36            3.99
Fixed Balloon..................................          37                   8,993,594.20            2.05
5/25 Hybrid ARM................................          23                   4,756,865.09            1.08
2/38 Hybrid ARM................................          22                   4,330,926.33            0.99
1/29 Hybrid ARM................................           5                   1,293,311.08            0.29
Six Month LIBOR................................           1                     374,382.22            0.09
3/37 Hybrid ARM................................           2                     334,664.92            0.08
    Total:..................................... -------------------  -------------------------  ----------------
                                                      2,140            $    439,586,021.35          100.00%
                                                ===================  =========================  ================


                                     Index Type of the Group 1 Mortgage Loans
                                     ----------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                     Index Type                    Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
Six-Month Libor................................       1,736             $    370,224,920.72          84.22%
Fixed-Rate.....................................         404                   69,361,100.63          15.78
    Total:..................................... -------------------  -------------------------  ----------------
                                                      2,140             $    439,586,021.35         100.00%
                                                ===================  =========================  ================


                              Geographical Distribution of the Group 1 Mortgage Loans
                              -------------------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                        State                      Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
California.....................................        569              $    147,462,103.66          33.55%
Florida........................................        404                    72,177,716.51          16.42
Arizona........................................        182                    32,198,322.55           7.32
Illinois.......................................        105                    22,564,283.69           5.13
Maryland.......................................         77                    17,151,081.41           3.90
New York.......................................         64                    16,440,166.73           3.74
Virginia.......................................         68                    14,065,338.04           3.20
Nevada.........................................         69                    13,950,418.16           3.17
Washington.....................................         60                    11,119,947.21           2.53
New Jersey.....................................         43                    10,290,872.81           2.34
Oregon.........................................         44                     8,915,986.46           2.03
Colorado.......................................         44                     7,389,982.04           1.68
Massachusetts..................................         28                     5,633,668.65           1.28
Minnesota......................................         25                     4,907,149.02           1.12
Michigan.......................................         36                     4,816,610.53           1.10
Other..........................................        322                    50,502,373.88          11.49
    Total:..................................... -------------------  -------------------------  ----------------
                                                     2,140              $    439,586,021.35         100.00%
                                                ===================  =========================  ================
------------------
(1) The greatest Zip Code concentration of the Group 1 Mortgage Loans by aggregate Principal Balance as of the Cut-off Date was approximately 0.67% in the 92392 zip code.


                          Original Prepayment Penalty Term of the Group 1 Mortgage Loans
                          --------------------------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
    Original Prepayment Penalty Term (Months)      Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
None...........................................         334              $  69,766,972.14              15.87%
6..............................................          11                  2,239,214.95               0.51
12.............................................         138                 33,069,259.81               7.52
18.............................................           1                    337,150.88               0.08
24.............................................         967                202,959,390.57              46.17
26.............................................           1                    134,698.59               0.03
30.............................................           1                     73,863.18               0.02
36.............................................         687                131,005,471.23              29.80
    Total:..................................... -------------------  -------------------------  ----------------
                                                      2,140              $ 439,586,021.35             100.00%
                                                ===================  =========================  ================

                                    FICO Score of the Group 1 Mortgage Loans(1)
                                    -------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                    FICO Score                     Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
Not available..................................           1              $     169,563.59             0.04%
  1 - 500......................................          10                  1,536,559.70             0.35
501 - 525......................................          88                 16,866,625.88             3.84
526 - 550......................................         127                 25,762,203.52             5.86
551 - 575......................................         131                 25,965,269.17             5.91
576 - 600......................................         200                 40,067,975.65             9.11
601 - 625......................................         334                 70,139,885.31            15.96
626 - 650......................................         404                 83,137,930.14            18.91
651 - 675......................................         291                 59,225,468.26            13.47
676 - 700......................................         224                 45,058,559.74            10.25
701 - 725......................................         122                 26,422,656.47             6.01
726 - 750......................................          95                 21,432,910.62             4.88
751 - 775......................................          75                 15,068,093.28             3.43
776 - 800......................................          30                  6,693,133.29             1.52
801 - 825......................................           8                  2,039,186.73             0.46
    Total:..................................... -------------------  -------------------------  ----------------
                                                      2,140              $ 439,586,021.35           100.00%
                                                ===================  =========================  ================
------------------
(1) As of the Cut-off Date, the non-zero weighted average FICO Score of the
Group 1 Mortgage Loans is approximately 639.


                                 Delinquency Status of the Group 1 Mortgage Loans
                                 ------------------------------------------------

                                                      Number of         Aggregate Principal        Percent of
                Delinquency Status                 Mortgage Loans       Balance Outstanding        Loan Group
----------------------------------------------- -------------------  -------------------------  ----------------
Current........................................        2,140             $ 439,586,021.35           100.00%
    Total:..................................... -------------------  -------------------------  ----------------
                                                       2,140             $ 439,586,021.35           100.00%
                                                ===================  =========================  ================

                          Margin of the Adjustable Rate Mortgage Loans in Loan Group 1(1)
                          ------------------------------------------------------------

                                                                                                   Percent of
                                                                                                Adjustable Rate
                                                      Number of         Aggregate Principal      Mortgage Loans
                    Margin (%)                     Mortgage Loans       Balance Outstanding     in Loan Group 1
----------------------------------------------- -------------------  -------------------------  ----------------
0.001 - 0.999..................................            1           $        117,863.94            0.03%
3.000 - 3.999..................................           29                  6,161,028.00            1.66
4.000 - 4.999..................................           51                 11,997,752.33            3.24
5.000 - 5.999..................................          812                180,305,097.88           48.70
6.000 - 6.999..................................          712                146,034,061.27           39.44
7.000 - 7.999..................................          115                 22,573,551.96            6.10
8.000 - 8.999..................................           15                  2,985,022.94            0.81
9.000 - 9.999..................................            1                     50,542.40            0.01
    Total:..................................... -------------------  -------------------------  ----------------
                                                       1,736           $    370,224,920.72           00.00%
                                                ===================  =========================  ================
-----------------
(1) As of the Cut-off Date, the weighted average Margin of the Group 1 Mortgage
Loans that are Adjustable-Rate Mortgage Loans is approximately 5.989%.


                  Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans in Loan Group 1
                  -------------------------------------------------------------------------------

                                                                                                   Percent of
                                                                                                Adjustable Rate
                                                      Number of         Aggregate Principal      Mortgage Loans
              Next Rate Adjustment Date            Mortgage Loans       Balance Outstanding     in Loan Group 1
----------------------------------------------- -------------------  -------------------------  ----------------
June 2006......................................           1            $     374,382.22              0.10%
November 2006..................................           3                  745,125.05              0.20
December 2006..................................           2                  548,186.03              0.15
April 2007.....................................           1                  286,348.21              0.08
May 2007.......................................           2                  378,315.28              0.10
June 2007......................................           5                  746,280.23              0.20
July 2007......................................           5                1,088,703.60              0.29
August 2007....................................          33                7,805,877.46              2.11
September 2007.................................         110               26,738,680.98              7.22
October 2007...................................         388               83,059,495.60             22.43
November 2007..................................         383               88,206,271.89             23.83
December 2007..................................         366               73,829,126.39             19.94
January 2008...................................           3                  692,702.35              0.19
June 2008......................................           2                  487,071.27              0.13
August 2008....................................          16                3,509,782.85              0.95
September 2008.................................          57               11,909,784.60              3.22
October 2008...................................         248               48,719,737.24             13.16
November 2008..................................          31                5,549,401.47              1.50
December 2008..................................          52                9,686,323.34              2.62
May 2010.......................................           1                  291,996.42              0.08
August 2010....................................           3                  802,952.52              0.22
September 2010.................................           4                  791,000.00              0.21
October 2010...................................           2                  443,519.19              0.12
November 2010..................................           7                1,102,560.08              0.30
December 2010..................................          11                2,431,296.45              0.66
  Total:....................................... -------------------  -------------------------  ----------------
                                                      1,736            $ 370,224,920.72            100.00%
                                                ===================  =========================  ================

                       Maximum Rate of the Adjustable Rate Mortgage Loans in Loan Group 1(1)
                       ------------------------------------------------------------------

                                                                                                   Percent of
                                                                                                Adjustable Rate
                                                      Number of         Aggregate Principal      Mortgage Loans
                 Maximum Rate (%)                  Mortgage Loans       Balance Outstanding     in Loan Group 1
----------------------------------------------- -------------------  -------------------------  ----------------
11.000 - 11.999................................         39              $   8,628,531.04             2.33%
12.000 - 12.999................................        314                 70,761,550.94            19.11
13.000 - 13.999................................        626                133,009,982.28            35.93
14.000 - 14.999................................        512                110,507,654.51            29.85
15.000 - 15.999................................        205                 40,323,405.80            10.89
16.000 - 16.999................................         32                  5,769,485.85             1.56
Greater than or equal to 17.000 ...............          8                  1,224,310.30             0.33
    Total:..................................... -------------------  -------------------------  ----------------
                                                     1,736              $ 370,224,920.72           100.00%
                                                ===================  =========================  ================
-----------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
Group 1 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately
13.895%.


                       Minimum Rate of the Adjustable Rate Mortgage Loans in Loan Group 1(1)
                       ------------------------------------------------------------------

                                                                                                   Percent of
                                                                                                Adjustable Rate
                                                      Number of         Aggregate Principal      Mortgage Loans
                 Minimum Rate (%)                  Mortgage Loans       Balance Outstanding     in Loan Group 1
----------------------------------------------- -------------------  -------------------------  ----------------
0.000 - 0.999..................................         251             $   49,757,832.11             13.44%
5.000 - 5.999..................................          98                 24,786,380.70              6.69
6.000 - 6.999..................................         485                108,823,531.75             29.39
7.000 - 7.999..................................         594                127,342,868.64             34.40
8.000 - 8.999..................................         246                 48,439,309.21             13.08
9.000 - 9.999..................................          53                  9,685,248.90              2.62
10.000 - 10.999................................           8                  1,309,450.16              0.35
11.000 - 11.999................................           1                     80,299.25              0.02
    Total:..................................... -------------------  -------------------------  ----------------
                                                      1,736             $  370,224,920.72            100.00%
                                                ===================  =========================  ================
-----------------
(1) As of the Cut-off Date, the non-zero weighted average Minimum Mortgage Rate of the Group 1 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately 7.284%.


                Initial Periodic Rate Cap of the Adjustable Rate Mortgage Loans in Loan Group 1(1)
                -------------------------------------------------------------------------------

                                                                                                   Percent of
                                                                                                Adjustable Rate
                                                      Number of         Aggregate Principal      Mortgage Loans
          Initial Periodic Rate Cap (%)            Mortgage Loans       Balance Outstanding     in Loan Group 1
----------------------------------------------- -------------------  -------------------------  ----------------
1.000..........................................           6             $   1,083,509.23              0.29%
1.500..........................................         579               124,482,532.29             33.62
2.000..........................................         401                90,558,750.71             24.46
3.000..........................................         747               153,268,959.71             41.40
5.000..........................................           2                   539,172.36              0.15
6.000..........................................           1                   291,996.42              0.08
    Total:..................................... -------------------  -------------------------  ----------------
                                                      1,736             $ 370,224,920.72            100.00%
                                                ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately 2.250%.

               Subsequent Periodic Rate Cap of the Adjustable Rate Mortgage Loans in Loan Group 1(1)
               ----------------------------------------------------------------------------------

                                                                                                   Percent of
                                                                                                Adjustable Rate
                                                      Number of         Aggregate Principal      Mortgage Loans
          Initial Periodic Rate Cap (%)            Mortgage Loans       Balance Outstanding     in Loan Group 1
----------------------------------------------- -------------------  -------------------------  ----------------
1.000..........................................        713              $ 141,549,513.00             38.23%
1.500..........................................        648                137,975,791.89             37.27
2.000..........................................        375                 90,699,615.23             24.50
    Total:..................................... -------------------  -------------------------  ----------------
                                                     1,736              $ 370,224,920.72            100.00%
                                                ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately 1.431%.

                          C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB2
                                              Loan Group 2 Collateral
                                                  Summary Report
                                                  --------------

Statistical Calculation Date                               February 01, 2006

Number of Mortgage Loans                                         2,132
Total Original Balance                                      $512,829,415.89
Total Current Principal Balance                             $511,986,876.80

                                                                Average                           Range
Average Original Balance                                      $240,539.13              $17,250.00 to $1,170,000.00
Average Current Principal Balance                             $240,143.94              $17,230.59 to $1,170,000.00

                                                            Weighted Average                      Range
Original Weighted Average Term                                357 months                 36 months to 480 months
Remaining Weighted Average Term                               353 months                 22 months to 478 months
Weighted Average Mortgage Rate                                  7.196%                      4.875% to 13.990%
Weighted Average Margin (ARM Only)                              5.971%                      1.875% to 10.250%
Weighted Average Maximum Rate (ARM Only)                        13.771%                    10.250% to 18.250%
Weighted Average Minimum Rate (ARM Only)(1)                     7.158%                      4.990% to 11.250%
Weighted Average Periodic Cap (ARM Only)                        1.378%                      1.000% to 2.000%
Weighted Average Initial Cap (ARM Only)                         2.160%                      0.375% to 5.000%
Weighted Average Months to Next Adjustment (ARM Only)          23 months                  2 months to 58 months

Weighted Average Original CLTV Ratio                            77.40%                      16.33% to 108.29%
WA FICO Score                                                     643                          440 to 811

                                                            Percent of Pool
Fixed Rate Mortgage Loans                                       13.44%
Adjustable Mortgage Loans                                       86.56%

Six Month Libor (ARM Only)                                      99.99%
One Year CMT (ARM Only)                                          0.01%

Balloon Mortgage Loans                                          21.13%

First Liens                                                     98.24%
Second Liens                                                     1.76%

Actuarial Loans                                                 56.72%
Interest Only Loans                                             43.28%

Sub-Prime Mortgage Loans                                        98.91%
Owner-financed Mortgage Loans                                    0.24%

Prepayment Charges                                              86.66%
Primary Mortgage Insurance                                       0.00%
 1) Non-zero Weighted Average and Non-zero Minimum Value.

Original Mortgage Loan Principal Balances of the Group 2 Mortgage Loans (1)
-----------------------------------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
    Original Mortgage Loan Principal Balance ($)     Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
       0.01 - 25,000.00..........................         10              $       202,893.96            0.04%
  25,000.01 - 50,000.00..........................        138                    5,168,839.89            1.01
  50,000.01 - 75,000.00..........................         90                    5,491,656.77            1.07
  75,000.01 - 100,000.00.........................         93                    8,333,151.83            1.63
100,000.01 - 125,000.00..........................        100                   11,356,350.23            2.22
125,000.01 - 150,000.00..........................        161                   22,414,925.19            4.38
150,000.01 - 175,000.00..........................        158                   25,889,833.10            5.06
175,000.01 - 200,000.00..........................        154                   28,821,684.97            5.63
200,000.01 - 225,000.00..........................        175                   37,247,446.18            7.28
225,000.01 - 250,000.00..........................        158                   37,549,526.24            7.33
250,000.01 - 275,000.00..........................        150                   39,301,187.91            7.68
275,000.01 - 300,000.00..........................        145                   41,820,641.92            8.17
300,000.01 - 325,000.00..........................        120                   37,534,130.77            7.33
325,000.01 - 350,000.00..........................         92                   31,034,844.11            6.06
350,000.01 - 500,000.00..........................        288                  119,428,317.04           23.33
500,000.01 - 1,000,000.00........................         99                   59,221,446.69           11.57
Greater than 1,000,000.00........................          1                    1,170,000.00            0.23
  Total:......................................... -------------------  -------------------------  ----------------
                                                       2,132              $   511,986,876.80          100.00%
                                                  ===================  =========================  ================
-----------------
(1) As of the Cut-off Date, the average Original Principal Balance of the Group
2 Mortgage Loans is approximately $240,539.13.





               Mortgage Loan Principal Balances of Group 2 Mortgage Loans as of the Cut-off Date (1)
               ---------------------------------------------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
    Original Mortgage Loan Principal Balance ($)     Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
       0.01 - 25,000.00..........................          10             $      202,893.96              0.04%
  25,000.01 - 50,000.00..........................         141                  5,312,297.45              1.04
  50,000.01 - 75,000.00..........................          90                  5,549,474.69              1.08
  75,000.01 - 100,000.00.........................          92                  8,283,185.46              1.62
100,000.01 - 125,000.00..........................          98                 11,205,041.12              2.19
125,000.01 - 150,000.00..........................         161                 22,414,925.19              4.38
150,000.01 - 175,000.00..........................         158                 25,889,833.10              5.06
175,000.01 - 200,000.00..........................         154                 28,821,684.97              5.63
200,000.01 - 225,000.00..........................         176                 37,472,308.58              7.32
225,000.01 - 250,000.00..........................         158                 37,573,696.08              7.34
250,000.01 - 275,000.00..........................         152                 39,875,705.69              7.79
275,000.01 - 300,000.00..........................         142                 40,997,091.90              8.01
300,000.01 - 325,000.00..........................         120                 37,534,130.77              7.33
325,000.01 - 350,000.00..........................          93                 31,384,741.90              6.13
350,000.01 - 500,000.00..........................         287                119,078,419.25             23.26
500,000.01 - 1,000,000.00........................          99                 59,221,446.69             11.57
Greater than 1,000,000.00........................           1                  1,170,000.00              0.23
  Total:......................................... -------------------  -------------------------  ----------------
                                                        2,132             $  511,986,876.80            100.00%
                                                  ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the average Principal Balance of the Group 2 Mortgage Loans is approximately $240,143.94.

                              Current Mortgage Rate of the Group 2 Mortgage Loans (1)
                              ---------------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
           Current Mortgage Rate (%)                 Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
4.000 - 4.999....................................           2             $        624,323.56            0.12%
5.000 - 5.999....................................         106                   36,209,237.85            7.07
6.000 - 6.999....................................         745                  220,996,482.99           43.16
7.000 - 7.999....................................         723                  174,259,835.07           34.04
8.000 - 8.999....................................         313                   57,794,064.52           11.29
9.000 - 9.999....................................         118                   15,292,425.26            2.99
10.000 - 10.999..................................          78                    4,741,402.83            0.93
11.000 - 11.999..................................          35                    1,562,543.04            0.31
12.000 - 12.999..................................          10                      456,350.96            0.09
13.000 - 13.999..................................           2                       50,210.72            0.01
  Total:......................................... -------------------  -------------------------  ----------------
                                                        2,132             $    511,986,876.80          100.00%
                                                  ===================  =========================  ================
-----------------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the
Group 2 Mortgage Loans is approximately 7.196%.


                       Remaining Months to State Maturity of the Group 2 Mortgage Loans (1)
                       ----------------------------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
             Remaining Term (Months)                 Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
  1 - 60.........................................             2           $     154,569.71               0.03%
61 - 120.........................................             7                 410,508.00               0.08
121 - 180........................................           193              10,389,180.49               2.03
181 - 240........................................            18               1,936,265.75               0.38
241 - 300........................................             9                 841,279.38               0.16
301 - 360........................................         1,877             492,592,591.10              96.21
361 - 480........................................            26               5,662,482.37               1.11
   Total......................................... -------------------  -------------------------  ----------------
                                                          2,132           $ 511,986,876.80             100.00%
                                                  ===================  =========================  ================
-----------------
(1) As of the Cut-off Date, the weighted average Remaining Term to Stated
Maturity of the Group 2 Mortgage Loans is approximately 353 months.


                                 Mortgage Loan Age of the Group 2 Mortgage Loans (1)
                                 -----------------------------------------------

                                                        Number of         Aggregate Principal        Percent of
            Mortgage Loan Age (Months)               Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
0 - 6............................................         2,054           $  502,344,223.02           98.12%
7 - 12...........................................            43                6,588,003.81            1.29
13 - 18..........................................             6                  762,029.12            0.15
19 - 24..........................................             7                  507,084.45            0.10
25 - 30..........................................            18                1,388,480.36            0.27
31 - 36..........................................             3                  349,010.51            0.07
Greater than 60..................................             1                   48,045.53            0.01
   Total......................................... -------------------  -------------------------  ----------------
                                                          2,132           $  511,986,876.80          100.00%
                                                  ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the weighted average Age of the Group 2 Mortgage Loans is approximately 4 months.

                          Original Loan-to-Value Ratios of the Group 2 Mortgage Loans (1)
                          -----------------------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
        Original Loan-to-Value Ratio (%))            Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
0.00 - 25.00.....................................         193             $   10,028,388.57              1.96%
25.01 - 30.00....................................          11                    964,818.55              0.19
30.01 - 35.00....................................          12                    967,375.94              0.19
35.01 - 40.00....................................          21                  3,053,609.47              0.60
40.01 - 45.00....................................          29                  4,454,758.14              0.87
45.01 - 50.00....................................          51                  9,212,371.34              1.80
50.01 - 55.00....................................          49                  9,986,837.19              1.95
55.01 - 60.00....................................          75                 15,141,527.55              2.96
60.01 - 65.00....................................         111                 26,777,281.95              5.23
65.01 - 70.00....................................         123                 31,300,902.23              6.11
70.01 - 75.00....................................         149                 40,851,141.42              7.98
75.01 - 80.00....................................         879                259,546,249.61             50.69
80.01 - 85.00....................................         119                 28,312,906.45              5.53
85.01 - 90.00....................................         210                 51,400,074.11             10.04
90.01 - 95.00....................................          76                 16,712,506.60              3.26
95.01 - 100.00...................................          21                  2,917,358.26              0.57
100.01 - 105.00..................................           2                    150,222.54              0.03
105.01 - 110.00..................................           1                    208,546.88              0.04
   Total......................................... -------------------  -------------------------  ----------------
                                                        2,132             $  511,986,876.80            100.00%
                                                  ===================  =========================  ================
-----------------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 2 Mortgage Loans is approximately 76.00%.


                       Original Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans (1)
                       --------------------------------------------------------------------

                                                        Number of         Aggregate Principal        Percent of
     Original Combined Loan-to-Value Ratio (%))      Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
0.00 - 25.00.....................................          11             $    1,088,622.15              0.21%
25.01 - 30.00....................................           9                    868,882.20              0.17
30.01 - 35.00....................................          12                    967,375.94              0.19
35.01 - 40.00....................................          21                  3,053,609.47              0.60
40.01 - 45.00....................................          30                  4,504,663.91              0.88
45.01 - 50.00....................................          51                  9,212,371.34              1.80
50.01 - 55.00....................................          49                  9,986,837.19              1.95
55.01 - 60.00....................................          75                 15,141,527.55              2.96
60.01 - 65.00....................................         111                 26,777,281.95              5.23
65.01 - 70.00....................................         123                 31,300,902.23              6.11
70.01 - 75.00....................................         149                 40,851,141.42              7.98
75.01 - 80.00....................................         879                259,546,249.61             50.69
80.01 - 85.00....................................         119                 28,312,906.45              5.53
85.01 - 90.00....................................         211                 51,417,550.63             10.04
90.01 - 95.00....................................          81                 16,929,911.76              3.31
95.01 - 100.00...................................         191                 11,394,788.47              2.23
100.01 - 105.00..................................           9                    423,707.65              0.08
105.01 - 110.00..................................           1                    208,546.88              0.04
  Total:......................................... -------------------  -------------------------  ----------------
                                                        2,132             $  511,986,876.80            100.00%
                                                  ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the weighted average Original Combined Loan-to-Value Ratio of the Group 2 Mortgage Loans is approximately 77.40%.

                                  Occupancy Status of the Group 2 Mortgage Loans (1)
                                  ----------------------------------------------

                                                        Number of         Aggregate Principal        Percent of
                  Occupancy Status                   Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
Primary..........................................         2,081           $    501,148,442.98           97.88%
Investor.........................................            33                  6,996,135.98            1.37
Secondary........................................            18                  3,842,297.84            0.75
  Total:......................................... -------------------  -------------------------  ----------------
                                                          2,132           $    511,986,876.80          100.00%
                                                  ===================  =========================  ================


                                    Property Type of the Group 2 Mortgage Loans
                                    -------------------------------------------

                                                        Number of         Aggregate Principal        Percent of
                 Property Type                       Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
Single Family....................................         1,543           $    368,281,794.50           71.93%
PUD..............................................           317                 81,747,849.72           15.97
Condo............................................           144                 29,136,432.88            5.69
Two Family.......................................            77                 21,829,757.57            4.26
Three Family.....................................            13                  4,304,895.25            0.84
Lo-Rise Condo....................................            15                  3,412,782.88            0.67
Four Family......................................             9                  2,082,098.64            0.41
Manufactured Housing.............................            13                  1,006,265.36            0.20
Hi-Rise Condo....................................             1                    185,000.00            0.04
  Total:......................................... -------------------  -------------------------  ----------------
                                                          2,132           $    511,986,876.80          100.00%
                                                  ===================  =========================  ================


                                    Loan Purpose of the Group 2 Mortgage Loans
                                    ------------------------------------------

                                                        Number of         Aggregate Principal        Percent of
                  Purpose Type                       Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
Purchase.........................................         1,189           $    300,978,077.49          58.79%
Cash Out.........................................           896                201,314,150.00          39.32
Refinance........................................            47                  9,694,649.31           1.89
   Total:........................................ -------------------  -------------------------  ----------------
                                                          2,132           $    511,986,876.80         100.00%
                                                  ===================  =========================  ================


                                 Documentation Type of the Group 2 Mortgage Loans
                                 ------------------------------------------------

                                                        Number of         Aggregate Principal        Percent of
               Documentation Type                    Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
Stated Income....................................       1,052             $  272,736,979.88           53.27
Full.............................................         963                213,170,009.94           41.64
Alternative......................................          51                 12,367,676.96            2.42
Limited..........................................          38                  9,978,369.95            1.95
None.............................................          28                  3,733,840.07            0.73
   Total:........................................ -------------------  -------------------------  ----------------
                                                        2,132             $  511,986,876.80          100.00%
                                                  ===================  =========================  ================

                                    Product Type of the Group 2 Mortgage Loans
                                    ------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
                  Product Type                       Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
2/28 Hybrid ARM..................................           934           $    263,171,972.75            51.40%
ARM Balloon......................................           333                 91,164,181.00            17.81
3/27 Hybrid ARM..................................           265                 63,258,954.36            12.36
Fixed............................................           306                 51,773,250.97            10.11
Fixed Balloon....................................           195                 17,026,886.00             3.33
30/40 Dual Amortization..........................            51                 12,814,688.73             2.50
2/38 Hybrid ARM..................................            20                  4,729,304.21             0.92
5/25 Hybrid ARM..................................            11                  3,655,400.20             0.71
1/29 Hybrid ARM..................................            10                  2,511,401.83             0.49
Six Month LIBOR..................................             3                  1,445,911.98             0.28
3/17 Hybrid ARM..................................             1                    249,032.24             0.05
3/37 Hybrid ARM..................................             1                     87,932.56             0.02
5/35 Hybrid ARM..................................             1                     52,466.64             0.01
2/13 Hybrid ARM..................................             1                     45,493.33             0.01
   Total:........................................ -------------------  -------------------------  ----------------
                                                          2,132           $    511,986,876.80           100.00%
                                                  ===================  =========================  ================


                                     Index Type of the Group 2 Mortgage Loans
                                     ----------------------------------------


                                                        Number of         Aggregate Principal        Percent of
                   Index Type                        Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
Six- Month Libor.................................         1,630           $    443,134,273.19             86.55%
Fixed Rate.......................................           501                 68,800,136.97             13.44
One - Year CMT...................................             1                     52,466.64              0.01
   Total:........................................ -------------------  -------------------------  ----------------
                                                          2,132           $    511,986,876.80            100.00%
                                                  ===================  =========================  ================

                            Geographical Distribution of the Group 2 Mortgage Loans(1)
                            -------------------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
                     State                           Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
California.......................................         779             $    249,164,885.05           48.67%
Florida..........................................         402                   75,740,118.18           14.79
Arizona..........................................         146                   29,797,244.34            5.82
New York.........................................          77                   22,378,570.79            4.37
Illinois.........................................          75                   15,688,676.41            3.06
Nevada...........................................          63                   14,337,790.61            2.80
Virginia.........................................          58                   13,191,124.57            2.58
New Jersey.......................................          45                   11,113,709.18            2.17
Maryland.........................................          43                    9,391,826.60            1.83
Washington.......................................          30                    6,566,077.72            1.28
Texas............................................          44                    5,953,565.57            1.16
Pennsylvania.....................................          28                    4,773,320.72            0.93
Oregon...........................................          27                    4,671,254.41            0.91
Michigan.........................................          31                    4,271,506.33            0.83
Colorado.........................................          26                    4,200,328.67            0.82
Other............................................         258                   40,746,877.65            7.96
   Total:........................................ -------------------  -------------------------  ----------------
                                                        2,132             $    511,986,876.80          100.00%
                                                  ===================  =========================  ================

(1) The greatest Zip Code concentration of the Group 2 Mortgage Loans by aggregate Principal Balance as of the Cut-off Date was approximately 0.55% in the 91744 zip code.

                          Original Prepayment Penalty Term of the Group 2 Mortgage Loans
                          --------------------------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
   Original Prepayment Penalty Term (Months)         Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
None.............................................           335           $     68,281,121.74           13.34%
6................................................            10                  2,450,748.19            0.48
12...............................................           154                 44,684,861.78            8.73
18...............................................             4                  1,228,784.95            0.24
24...............................................         1,035                265,106,551.81           51.78
30...............................................             2                    606,194.92            0.12
36...............................................           471                106,687,826.29           20.84
42...............................................             1                     74,653.12            0.01
48...............................................             1                    499,419.67            0.10
60...............................................           118                 22,261,936.85            4.35
120..............................................             1                    104,777.48            0.02
   Total:........................................ -------------------  -------------------------  ----------------
                                                          2,132           $    511,986,876.80          100.00%
                                                  ===================  =========================  ================


                                    FICO Score of the Group 2 Mortgage Loans(1)
                                    -------------------------------------------


                                                        Number of         Aggregate Principal        Percent of
                   FICO Score                        Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
Not available....................................          3              $        173,106.73            0.03%
1 - 500..........................................         15                     2,322,920.91            0.45
501 - 525........................................        124                    22,559,837.96            4.41
526 - 550........................................        172                    33,811,720.42            6.60
551 - 575........................................        233                    46,055,289.97            9.00
576 - 600........................................        276                    60,856,984.72           11.89
601 - 625........................................        267                    60,988,645.55           11.91
626 - 650........................................        179                    43,911,466.15            8.58
651 - 675........................................        208                    51,590,660.32           10.08
676 - 700........................................        214                    57,537,954.84           11.24
701 - 725........................................        195                    57,139,235.67           11.16
726 - 750........................................        123                    38,372,586.79            7.49
751 - 775........................................         81                    24,366,275.04            4.76
776 - 800........................................         37                    11,756,017.60            2.30
801 - 825........................................          5                       544,174.13            0.11
   Total:........................................ -------------------  -------------------------  ----------------
                                                       2,132              $    511,986,876.80          100.00%
                                                  ===================  =========================  ================

-------------
(1) As of the Cut-off Date, the non-zero weighted average FICO Score of the Group 2 Mortgage Loans is approximately 643.

                             Delinquency Status Summary of the Group 2 Mortgage Loans
                             --------------------------------------------------------

                                                        Number of         Aggregate Principal        Percent of
           Delinquency Status Summary                Mortgage Loans       Balance Outstanding        Loan Group
------------------------------------------------- -------------------  -------------------------  ----------------
Current                                                   2,132           $  511,986,876.80            100.00%
   Total:........................................ -------------------  -------------------------  ----------------
                                                          2,132           $  511,986,876.80            100.00%
                                                  ===================  =========================  ================


                         Margin of the Adjustable Rate Mortgage Loans in Loan Group 2 (1)
                         -------------------------------------------------------------


                                                                                                     Percent of
                                                                                                  Adjustable Rate
                                                        Number of         Aggregate Principal      Mortgage Loans
                   Margin (%)                        Mortgage Loans       Balance Outstanding     in Loan Group 2
------------------------------------------------- -------------------  -------------------------  ----------------
1.000 - 1.999....................................          1              $      442,649.10              0.10%
2.000 - 2.999....................................          1                      52,466.64              0.01
3.000 - 3.999....................................         26                   6,573,128.01              1.48
4.000 - 4.999....................................         61                  19,466,771.14              4.39
5.000 - 5.999....................................        612                 180,734,963.83             40.78
6.000 - 6.999....................................        796                 210,726,765.05             47.55
7.000 - 7.999....................................        106                  21,638,686.66              4.88
8.000 - 8.999....................................         17                   3,039,957.50              0.69
9.000 - 9.999....................................         10                     483,184.86              0.11
10.000 - 10.999..................................          1                      28,167.04              0.01
   Total:........................................ -------------------  -------------------------  ----------------
                                                       1,631              $  443,186,739.83            100.00%
                                                  ===================  =========================  ================

(1) As of the Cut-off Date, the weighted average Margin of the Group 2 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately 5.971%.

                  Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans in Loan Group 2
                  -------------------------------------------------------------------------------

                                                                                                     Percent of
                                                                                                  Adjustable Rate
                                                        Number of         Aggregate Principal      Mortgage Loans
           Next Rate Adjustment Date                 Mortgage Loans       Balance Outstanding     in Loan Group 2
------------------------------------------------- -------------------  -------------------------  ----------------
April 2006.......................................             1           $      127,025.45              0.03%
May 2006.........................................             4                  835,574.02              0.19
June 2006........................................             5                1,072,852.23              0.24
July 2006........................................             1                   81,862.02              0.02
August 2006......................................             2                  284,784.81              0.06
September 2006...................................             2                  499,356.37              0.11
October 2006.....................................             1                  207,369.21              0.05
November 2006....................................             3                  864,097.00              0.19
December 2006....................................             4                  772,815.81              0.17
March 2007.......................................             1                  402,953.88              0.09
June 2007........................................             7                1,815,273.04              0.41
July 2007........................................             7                1,566,405.75              0.35
August 2007......................................            38               11,302,613.81              2.55
September 2007...................................           130               38,759,611.86              8.75
October 2007.....................................           404              110,970,089.83             25.04
November 2007....................................           326               92,875,209.31             20.96
December 2007....................................           387              106,404,258.66             24.01
January 2008.....................................             3                  761,115.02              0.17
April 2008.......................................             1                  207,154.32              0.05
August 2008......................................             8                1,744,567.03              0.39
September 2008...................................            47               10,173,865.13              2.30
October 2008.....................................           176               42,257,161.35              9.53
November 2008....................................            23                5,833,570.22              1.32
December 2008....................................            35                9,013,914.88              2.03
November 2009....................................             1                  442,649.10              0.10
June 2010........................................             1                  585,000.00              0.13
August 2010......................................             2                  333,676.99              0.08
September 2010...................................             2                  860,000.00              0.19
October 2010.....................................             2                  475,842.12              0.11
November 2010....................................             4                  907,440.09              0.20
December 2010....................................             3                  748,630.52              0.17
   Total:........................................ -------------------  -------------------------  ----------------
                                                          1,631           $  443,186,739.83            100.00%
                                                  ===================  =========================  ================

                      Maximum Rate of the Adjustable Rate Mortgage Loans in Loan Group 2 (1)
                      ------------------------------------------------------------------


                                                                                                     Percent of
                                                                                                  Adjustable Rate
                                                        Number of         Aggregate Principal      Mortgage Loans
                Maximum Rate (%)                     Mortgage Loans       Balance Outstanding     in Loan Group 2
------------------------------------------------- -------------------  -------------------------  ----------------
10.000 - 10.999..................................             3           $      1,066,972.66            0.24%
11.000 - 11.999..................................            29                 10,915,685.02            2.46
12.000 - 12.999..................................           302                 93,145,424.72           21.02
13.000 - 13.999..................................           590                174,558,272.98           39.39
14.000 - 14.999..................................           499                124,159,305.72           28.02
15.000 - 15.999..................................           161                 31,060,437.59            7.01
16.000 - 16.999..................................            33                  7,354,210.96            1.66
Greater than or equal to 17.000 .................            14                    926,430.18            0.21
   Total:........................................ -------------------  -------------------------  ----------------
                                                          1,631           $    443,186,739.83          100.00%
                                                  ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
Group 2 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately
13.771%.

                      Minimum Rate of the Adjustable Rate Mortgage Loans in Loan Group 2 (1)
                      ------------------------------------------------------------------


                                                                                                     Percent of
                                                                                                  Adjustable Rate
                                                        Number of         Aggregate Principal      Mortgage Loans
                Minimum Rate (%)                     Mortgage Loans       Balance Outstanding     in Loan Group 2
------------------------------------------------- -------------------  -------------------------  ----------------
0.000 - 0.999....................................           207           $   60,649,976.60             13.68%
4.000 - 4.999....................................             1                  571,856.92              0.13
5.000 - 5.999....................................            85               29,515,361.04              6.66
6.000 - 6.999....................................           521              163,801,759.28             36.96
7.000 - 7.999....................................           531              134,204,601.73             30.28
8.000 - 8.999....................................           218               42,915,373.76              9.68
9.000 - 9.999....................................            51               10,106,970.06              2.28
10.000 - 10.999..................................            16                1,392,673.40              0.31
11.000 - 11.999..................................             1                   28,167.04              0.01
   Total:........................................ -------------------  -------------------------  ----------------
                                                          1,631           $  443,186,739.83            100.00%
                                                  ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the non-zero weighted average Minimum Mortgage Rate of the Group 2 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately 7.158%.

                Initial Periodic Rate Cap of the Adjustable Rate Mortgage Loans in Loan Group 2 (1)
                -------------------------------------------------------------------------------


                                                                                                     Percent of
                                                                                                  Adjustable Rate
                                                        Number of         Aggregate Principal      Mortgage Loans
         Initial Periodic Rate Cap (%)               Mortgage Loans       Balance Outstanding     in Loan Group 2
------------------------------------------------- -------------------  -------------------------  ----------------
0.375............................................             1           $        237,801.40            0.05%
1.000............................................            27                  5,153,879.12            1.16
1.500............................................           667                190,475,319.55           42.98
2.000............................................           296                 76,446,629.94           17.25
3.000............................................           639                170,430,460.72           38.46
5.000............................................             1                    442,649.10            0.10
   Total:........................................ -------------------  -------------------------  ----------------
                                                          1,631           $    443,186,739.83          100.00%
                                                  ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately 2.160%.

                Subsequent Periodic Rate Cap of the Adjustable Rate Mortgage Loans in Loan Group 2 (1)
                ----------------------------------------------------------------------------------
                                                                                                     Percent of
                                                                                                  Adjustable Rate
                                                        Number of         Aggregate Principal      Mortgage Loans
        Subsequent Periodic Rate Cap (%)             Mortgage Loans       Balance Outstanding     in Loan Group 2
------------------------------------------------- -------------------  -------------------------  ----------------
1.000............................................        657              $  172,140,388.09             38.84%
1.500............................................        746                 206,989,300.47             46.70
2.000............................................        228                  64,057,051.27             14.45
   Total:........................................ -------------------  -------------------------  ----------------
                                                       1,631              $  443,186,739.83            100.00%
                                                  ===================  =========================  ================

-----------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans that are Adjustable-Rate Mortgage Loans is approximately 1.378%.

                                                    Annex B-1:
                                       Assumed Mortgage Loan Characteristics

                                       ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                   Remaining                                    Months to  Initial
                                           Net      Term to     Remaining             Maximum   Next Rate  Periodic  Subsequent
Mortgage           Principal   Mortgage  Mortgage  Maturity   Interest-only  Margin  Mortgage  Adjustment  Rate       Periodic
  Pool     Index   Balance($)   Rate(%)  Rate(%)   (Months)   Term (Months)   (%)     Rate(%)     Date     Cap(%)    Rate Cap(%)
--------   -----   ----------  --------  --------  --------   -------------  ------  --------  ----------  --------  -----------
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]

Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]

Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]
Pool [  ]

Pool [  ]
Pool [  ]
Pool [  ]

                                   Annex B-2: Principal Amount Decrement Tables

   PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING
                                                PERCENTAGES OF [ ]

                                     Class [ ] Certificates                        Class [ ] Certificates
                          --------------------------------------------  ---------------------------------------------
Distribution Date         [ ]%   [  ]%   [  ]%   [  ]%  [  ]%   [  ]%   [  ]%  [  ]%   [  ]%   [  ]%  [  ]%   [  ]%
-----------------         ------






























Weighted Average Life
   in Years to Maturity..
Weighted Average Life
   in Years to Weighted
   Average Next Rate
   Adjustment Date.......


                          PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED
                              CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF [ ]

                                     Class [ ] Certificates                        Class [ ] Certificates
                          --------------------------------------------  ---------------------------------------------
Distribution Date         [ ]%   [  ]%   [  ]%   [  ]%  [  ]%   [  ]%   [  ]%  [  ]%   [  ]%   [  ]%  [  ]%   [  ]%
-----------------         ------






























Weighted Average Life
   in Years to Maturity..
Weighted Average Life
   in Years to Weighted
   Average Next Rate
   Adjustment Date.......

-------------------
*Indicates a number that is greater than zero but less than 0.5%.


                           PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED
                              CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF [ ]

                                     Class [ ] Certificates             Class [ ], Class [ ] and Class [ ] Certificates
                          --------------------------------------------  -----------------------------------------------
Distribution Date         [ ]%   [  ]%   [  ]%   [  ]%  [  ]%   [  ]%   [  ]%  [  ]%   [  ]%   [  ]%  [  ]%   [  ]%
-----------------         ------





























Weighted Average Life
   in Years to Maturity..
Weighted Average Life
   in Years to Optional
   Clean-Up Call.........

----------------
*Indicates a number that is greater than zero but less than 0.5%.

ANNEX C

      Distribution Date            Principal Balance of Mortgage Loans Having
      -----------------              40-Year Original Terms to Maturity ($)
                                     --------------------------------------
           28-Feb-06                             10,638,117.64
           25-Mar-06                             10,490,913.06
           25-Apr-06                             10,345,720.42
           25-May-06                             10,202,512.43
           25-Jun-06                             10,061,262.13
           25-Jul-06                              9,921,942.96
           25-Aug-06                              9,784,528.68
           25-Sep-06                              9,648,993.45
           25-Oct-06                              9,515,311.73
           25-Nov-06                              9,383,458.37
           25-Dec-06                              9,253,408.54
           25-Jan-07                              9,125,137.75
           25-Feb-07                              8,998,621.83
           25-Mar-07                              8,873,836.94
           25-Apr-07                              8,750,759.59
           25-May-07                              8,629,366.56
           25-Jun-07                              8,509,634.99
           25-Jul-07                              8,391,676.90
           25-Aug-07                              8,275,332.30
           25-Sep-07                              8,160,579.30
           25-Oct-07                              8,047,396.27
           25-Nov-07                              7,935,900.52
           25-Dec-07                              7,826,071.91
           25-Jan-08                              7,719,029.14
           25-Feb-08                              7,613,436.70
           25-Mar-08                              7,509,275.04
           25-Apr-08                              7,406,524.84
           25-May-08                              7,305,192.29
           25-Jun-08                              7,205,259.04
           25-Jul-08                              7,106,915.07
           25-Aug-08                              7,009,901.81
           25-Sep-08                              6,914,201.33
           25-Oct-08                              6,819,795.91
           25-Nov-08                              6,726,673.77
           25-Dec-08                              6,634,826.27
           25-Jan-09                              6,544,397.84
           25-Feb-09                              6,455,191.82
           25-Mar-09                              6,367,191.74
           25-Apr-09                              6,280,381.33
           25-May-09                              6,194,744.57
           25-Jun-09                              6,110,265.62
           25-Jul-09                              6,026,939.69
           25-Aug-09                              5,944,740.36
           25-Sep-09                              5,863,652.43
           25-Oct-09                              5,783,660.92
           25-Nov-09                              5,704,751.06
           25-Dec-09                              5,626,910.44
           25-Jan-10                              5,550,128.19
           25-Feb-10                              5,474,384.25
           25-Mar-10                              5,399,664.63
           25-Apr-10                              5,325,955.53
           25-May-10                              5,253,243.32

           25-Jun-10                              5,181,514.56
           25-Jul-10                              5,110,755.99
           25-Aug-10                              5,040,954.53
           25-Sep-10                              4,972,097.28
           25-Oct-10                              4,904,171.50
           25-Nov-10                              4,837,164.65
           25-Dec-10                              4,771,064.32
           25-Jan-11                              4,705,858.30
           25-Feb-11                              4,641,534.53
           25-Mar-11                              4,578,081.11
           25-Apr-11                              4,515,486.30
           25-May-11                              4,453,738.53
           25-Jun-11                              4,392,826.38
           25-Jul-11                              4,332,738.58
           25-Aug-11                              4,273,464.01
           25-Sep-11                              4,214,991.70
           25-Oct-11                              4,157,310.85
           25-Nov-11                              4,100,410.76
           25-Dec-11                              4,044,280.92
           25-Jan-12                              3,988,910.94
           25-Feb-12                              3,934,290.57
           25-Mar-12                              3,880,409.70
           25-Apr-12                              3,827,258.35
           25-May-12                              3,774,826.69
           25-Jun-12                              3,723,105.01
           25-Jul-12                              3,672,083.73
           25-Aug-12                              3,621,753.41
           25-Sep-12                              3,572,104.72
           25-Oct-12                              3,523,128.48
           25-Nov-12                              3,474,815.61
           25-Dec-12                              3,427,157.17
           25-Jan-13                              3,380,144.32
           25-Feb-13                              3,333,768.36
           25-Mar-13                              3,288,020.70
           25-Apr-13                              3,242,892.85
           25-May-13                              3,198,376.46
           25-Jun-13                              3,154,463.29
           25-Jul-13                              3,111,145.18
           25-Aug-13                              3,068,414.12
           25-Sep-13                              3,026,262.18
           25-Oct-13                              2,984,681.55
           25-Nov-13                              2,943,664.51
           25-Dec-13                              2,903,203.48
           25-Jan-14                              2,863,290.94
           25-Feb-14                              2,823,919.49
           25-Mar-14                              2,785,081.84
           25-Apr-14                              2,746,770.77
           25-May-14                              2,708,979.19
           25-Jun-14                              2,671,700.08
           25-Jul-14                              2,634,926.53
           25-Aug-14                              2,598,651.71
           25-Sep-14                              2,562,868.90
           25-Oct-14                              2,527,571.45
           25-Nov-14                              2,492,752.82
           25-Dec-14                              2,458,406.53
           25-Jan-15                              2,424,526.22

           25-Feb-15                              2,391,105.60
           25-Mar-15                              2,358,138.46
           25-Apr-15                              2,325,618.68
           25-May-15                              2,293,540.22
           25-Jun-15                              2,261,897.13
           25-Jul-15                              2,230,683.52
           25-Aug-15                              2,199,893.61
           25-Sep-15                              2,169,521.66
           25-Oct-15                              2,139,562.04
           25-Nov-15                              2,110,009.18
           25-Dec-15                              2,080,857.60
           25-Jan-16                              2,052,101.86
           25-Feb-16                              2,023,736.63
           25-Mar-16                              1,995,756.64
           25-Apr-16                              1,968,156.68
           25-May-16                              1,940,931.62
           25-Jun-16                              1,914,076.40
           25-Jul-16                              1,887,586.02
           25-Aug-16                              1,861,455.56
           25-Sep-16                              1,835,680.16
           25-Oct-16                              1,810,255.02
           25-Nov-16                              1,785,175.42
           25-Dec-16                              1,760,436.67
           25-Jan-17                              1,736,034.20
           25-Feb-17                              1,711,963.44
           25-Mar-17                              1,688,219.92
           25-Apr-17                              1,664,799.22
           25-May-17                              1,641,696.97
           25-Jun-17                              1,618,908.89
           25-Jul-17                              1,596,430.72
           25-Aug-17                              1,574,258.27
           25-Sep-17                              1,552,387.43
           25-Oct-17                              1,530,814.10
           25-Nov-17                              1,509,534.28
           25-Dec-17                              1,488,543.99
           25-Jan-18                              1,467,839.33
           25-Feb-18                              1,447,416.43
           25-Mar-18                              1,427,271.49
           25-Apr-18                              1,407,400.75
           25-May-18                              1,387,800.51
           25-Jun-18                              1,368,467.11
           25-Jul-18                              1,349,396.94
           25-Aug-18                              1,330,586.46
           25-Sep-18                              1,312,032.14
           25-Oct-18                              1,293,730.53
           25-Nov-18                              1,275,678.20
           25-Dec-18                              1,257,871.80
           25-Jan-19                              1,240,307.99
           25-Feb-19                              1,222,983.50
           25-Mar-19                              1,205,895.10
           25-Apr-19                              1,189,039.58
           25-May-19                              1,172,413.80
           25-Jun-19                              1,156,014.66
           25-Jul-19                              1,139,839.10
           25-Aug-19                              1,123,884.08
           25-Sep-19                              1,108,146.62

           25-Oct-19                              1,092,623.80
           25-Nov-19                              1,077,312.69
           25-Dec-19                              1,062,210.44
           25-Jan-20                              1,047,314.23
           25-Feb-20                              1,032,621.27
           25-Mar-20                              1,018,128.80
           25-Apr-20                              1,003,834.13
           25-May-20                                989,734.56
           25-Jun-20                                975,827.47
           25-Jul-20                                962,110.25
           25-Aug-20                                948,580.33
           25-Sep-20                                935,235.17
           25-Oct-20                                922,072.29
           25-Nov-20                                909,089.20
           25-Dec-20                                896,283.48
           25-Jan-21                                883,652.73
           25-Feb-21                                871,194.59
           25-Mar-21                                858,906.70
           25-Apr-21                                846,786.78
           25-May-21                                834,832.55
           25-Jun-21                                823,041.77
           25-Jul-21                                811,412.21
           25-Aug-21                                799,941.71
           25-Sep-21                                788,628.11
           25-Oct-21                                777,469.28
           25-Nov-21                                766,463.13
           25-Dec-21                                755,607.59
           25-Jan-22                                744,900.63
           25-Feb-22                                734,340.22
           25-Mar-22                                723,924.40
           25-Apr-22                                713,651.19
           25-May-22                                703,518.67
           25-Jun-22                                693,524.94
           25-Jul-22                                683,668.11
           25-Aug-22                                673,946.32
           25-Sep-22                                664,357.76
           25-Oct-22                                654,900.61
           25-Nov-22                                645,573.10
           25-Dec-22                                636,373.47
           25-Jan-23                                627,299.98
           25-Feb-23                                618,350.93
           25-Mar-23                                609,524.64
           25-Apr-23                                600,819.43
           25-May-23                                592,233.67
           25-Jun-23                                583,765.74
           25-Jul-23                                575,414.04
           25-Aug-23                                567,177.00
           25-Sep-23                                559,053.06
           25-Oct-23                                551,040.69
           25-Nov-23                                543,138.38
           25-Dec-23                                535,344.63
           25-Jan-24                                527,657.98
           25-Feb-24                                520,076.97
           25-Mar-24                                512,600.16
           25-Apr-24                                505,226.16
           25-May-24                                497,953.55

           25-Jun-24                                490,780.98
           25-Jul-24                                483,707.07
           25-Aug-24                                476,730.50
           25-Sep-24                                469,849.93
           25-Oct-24                                463,064.08
           25-Nov-24                                456,371.65
           25-Dec-24                                449,771.38
           25-Jan-25                                443,262.02
           25-Feb-25                                436,842.33
           25-Mar-25                                430,511.09
           25-Apr-25                                424,267.11
           25-May-25                                418,109.21
           25-Jun-25                                412,036.20
           25-Jul-25                                406,046.95
           25-Aug-25                                400,140.32
           25-Sep-25                                394,315.17
           25-Oct-25                                388,570.41
           25-Nov-25                                382,904.95
           25-Dec-25                                377,317.70
           25-Jan-26                                371,807.61
           25-Feb-26                                366,373.63
           25-Mar-26                                361,014.73
           25-Apr-26                                355,729.87
           25-May-26                                350,518.07
           25-Jun-26                                345,378.32
           25-Jul-26                                340,309.65
           25-Aug-26                                335,311.09
           25-Sep-26                                330,381.70
           25-Oct-26                                325,520.52
           25-Nov-26                                320,726.63
           25-Dec-26                                315,999.12
           25-Jan-27                                311,337.08
           25-Feb-27                                306,739.63
           25-Mar-27                                302,205.89
           25-Apr-27                                297,734.98
           25-May-27                                293,326.07
           25-Jun-27                                288,978.29
           25-Jul-27                                284,690.83
           25-Aug-27                                280,462.86
           25-Sep-27                                276,293.57
           25-Oct-27                                272,182.17
           25-Nov-27                                268,127.86
           25-Dec-27                                264,129.87
           25-Jan-28                                260,187.44
           25-Feb-28                                256,299.80
           25-Mar-28                                252,466.21
           25-Apr-28                                248,685.94
           25-May-28                                244,958.26
           25-Jun-28                                241,282.45
           25-Jul-28                                237,657.81
           25-Aug-28                                234,083.64
           25-Sep-28                                230,559.26
           25-Oct-28                                227,083.98
           25-Nov-28                                223,657.13
           25-Dec-28                                220,278.07
           25-Jan-29                                216,946.13

           25-Feb-29                                213,660.67
           25-Mar-29                                210,421.06
           25-Apr-29                                207,226.68
           25-May-29                                204,076.91
           25-Jun-29                                200,971.14
           25-Jul-29                                197,908.77
           25-Aug-29                                194,889.21
           25-Sep-29                                191,911.87
           25-Oct-29                                188,976.19
           25-Nov-29                                186,081.58
           25-Dec-29                                183,227.50
           25-Jan-30                                180,413.39
           25-Feb-30                                177,638.70
           25-Mar-30                                174,902.89
           25-Apr-30                                172,205.44
           25-May-30                                169,545.82
           25-Jun-30                                166,923.52
           25-Jul-30                                164,338.02
           25-Aug-30                                161,788.82
           25-Sep-30                                159,275.43
           25-Oct-30                                156,797.36
           25-Nov-30                                154,354.12
           25-Dec-30                                151,945.25
           25-Jan-31                                149,570.26
           25-Feb-31                                147,228.70
           25-Mar-31                                144,920.12
           25-Apr-31                                142,644.05
           25-May-31                                140,400.06
           25-Jun-31                                138,187.70
           25-Jul-31                                136,006.55
           25-Aug-31                                133,856.18
           25-Sep-31                                131,736.16
           25-Oct-31                                129,646.08
           25-Nov-31                                127,585.54
           25-Dec-31                                125,554.12
           25-Jan-32                                123,551.44
           25-Feb-32                                121,577.09
           25-Mar-32                                119,630.68
           25-Apr-32                                117,711.84
           25-May-32                                115,820.19
           25-Jun-32                                113,955.36
           25-Jul-32                                112,116.97
           25-Aug-32                                110,304.67
           25-Sep-32                                108,518.10
           25-Oct-32                                106,756.91
           25-Nov-32                                105,020.74
           25-Dec-32                                103,309.26
           25-Jan-33                                101,622.12
           25-Feb-33                                 99,959.00
           25-Mar-33                                 98,319.56
           25-Apr-33                                 96,703.48
           25-May-33                                 95,110.44
           25-Jun-33                                 93,540.12
           25-Jul-33                                 91,992.21
           25-Aug-33                                 90,466.40
           25-Sep-33                                 88,962.39

           25-Oct-33                                 87,479.88
           25-Nov-33                                 86,018.58
           25-Dec-33                                 84,578.19
           25-Jan-34                                 83,158.43
           25-Feb-34                                 81,759.01
           25-Mar-34                                 80,379.65
           25-Apr-34                                 79,020.08
           25-May-34                                 77,680.03
           25-Jun-34                                 76,359.22
           25-Jul-34                                 75,057.40
           25-Aug-34                                 73,774.29
           25-Sep-34                                 72,509.65
           25-Oct-34                                 71,263.22
           25-Nov-34                                 70,034.75
           25-Dec-34                                 68,823.99
           25-Jan-35                                 67,630.70
           25-Feb-35                                 66,454.64
           25-Mar-35                                 65,295.56
           25-Apr-35                                 64,153.25
           25-May-35                                 63,027.45
           25-Jun-35                                 61,917.96
           25-Jul-35                                 60,824.54
           25-Aug-35                                 59,746.96
           25-Sep-35                                 58,685.02
           25-Oct-35                                 57,638.50
           25-Nov-35                                 56,607.18
           25-Dec-35                                 55,590.86
           25-Jan-36                                 54,589.32
           25-Feb-36                                 53,602.37
           25-Mar-36                                      0.00

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.


                                  $937,292,000
                                  (Approximate)


                              C-BASS 2006-CB2 TRUST
                                 Issuing Entity

         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB2


               Credit-Based Asset Servicing and Securitization LLC
                               Sponsor and Seller

                           Bond Securitization, L.L.C.
                                    Depositor

                               ------------------

                              PROSPECTUS SUPPLEMENT
                               ------------------



                                   JPMorgan


                              February [o], 2006


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




Dated April 20, 2005.



Prospectus

                                    [LOGO]


                          BOND SECURITIZATION, L.L.C.
                           Asset-Backed Certificates
                              Asset-Backed Notes
                              Issuable in series

Bond Securitization, L.L.C., as the depositor, may offer from time to time under this prospectus and a prospectus supplement asset-backed notes and asset-backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The prospectus supplement will set forth the specific assets of the trust and the sellers from whom the assets are acquired. The assets may include:

(a) one or more pools of:

o closed-end and revolving home equity loans and loans the proceeds of which have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties and properties that include both residential and income-producing non-residential units;

o home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

o manufactured housing installment sales contracts and installment loan agreements secured by either security interests in the manufactured homes or by mortgages on real estate on which the related manufactured homes are located; and

o mortgage and asset backed securities, referred to in this prospectus as the pooled securities.

(b) all monies due under the above assets, and

(c) funds or accounts established for the trust or one or more forms of enhancement.


The prospectus supplement will state if the trust will make a REMIC election for federal income tax purposes.


For a discussion of risks associated with an investment in the securities, see Risk Factors on page 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

Risk Factors


You should carefully consider the following risk factors prior to any purchase of the securities.


     A. The Offered Securities Are Not Suitable Investments For All Investors


The offered securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.


     B. Limited Liquidity May Result in Delays in Liquidations or Lower
        Returns


There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop, or if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.


     C. Payments on Securities Are Limited to the Assets of Trust


The securities will be payable solely from the assets of the trust, including, if applicable, any amounts available due to any enhancement. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates. If payments from the assets of the trust become insufficient to make payments on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

In addition, as specified in the prospectus supplement, trust assets and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the depositor, the seller, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

We refer you to "The Agreements - Assignment of Trust Assets."


     D. Enhancement May Be Insufficient to Cover Losses


Although enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

We refer you to "Enhancement."


     E. Timing and Rate of Prepayments May Result in Lower Yield


The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the trust assets. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

o the extent of prepayments on the trust assets, which prepayments may be influenced by a variety of factors,

o the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement and

o the exercise by the entitled party of any right of optional termination.


To the extent a trust fund includes revolving home equity loans, during the related revolving period, the sellers may sell to the trust additional balances on the revolving home equity loans owned by the trust and/or subsequent revolving home equity loans. If the sellers do not sell enough of such additional balances to the trust, the trust will not fully apply amounts available to purchase of additional balances on the revolving home equity loans or subsequent revolving home equity loans by the end of the revolving period. If so specified in the related prospectus supplement, these remaining amounts will be paid to the holders of the securities as principal on the first payment date following the end of the revolving period.

     F. Prepayments May Also Result From Repurchases of Trust Assets Due to Material Breaches of the Depositor's or the Seller's Warranties.


Since borrowers generally can prepay their loans at any time, the rate and timing of principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.

We refer you to "Description of the Securities--Weighted Average Life of the Securities."

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

We refer you to "Description of the Securities--Payments of Interest."


     G. Junior Liens May Result in Losses in Foreclosure Proceedings


With respect to mortgages in the trust fund that are junior liens, the proceeds from related liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:

o there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

o you may incur a loss if a deficiency judgment cannot be obtained.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default. The trust will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.


     H. Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders


There are several factors that could adversely affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.


     I. Possible variations in the subsequent revolving home equity loans from the initial revolving home equity loans.


Unless otherwise specified in the related prospectus supplement, the sellers may originate or acquire subsequent revolving home equity loans using credit criteria different from those it applied to the initial revolving home equity loans. As such, these subsequent revolving home equity loans may be of a different credit quality from the initial revolving home equity loans. Thus, after the transfer of subsequent revolving home equity loans to the trust, the aggregate characteristics of the revolving home equity loans that are part of the trust estate may vary from those of the initial revolving home equity loans. If the credit quality of the revolving home equity loans were to deteriorate, the trust's ability to make payments on the securities may be adversely affected.

We refer you to "The Loans -- Conveyance of Subsequent Revolving Home Equity Loans" in this prospectus for more detail.

     J. Costs for Cleaning Environmentally Contaminated Property May Result in Losses


Under state and federal laws, an environmentally contaminated property may give rise to a lien on the property to assure the costs of cleanup. These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

We refer you to "Legal Aspects of the Loans -- Environmental Risks" in this prospectus for more detail.


     K. State and Federal Laws May Limit Ability to Collect on Loans


Federal and state laws regulate interest rates and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and recission of the loan and could subject the trust to damages and administrative enforcement.

The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the contractor.

We refer you to "Legal Aspects of the Loans" in this prospectus for more detail.


     L. Rating of the Securities Does Not Assure Payment


It will be a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.

We refer you to "Ratings" in this prospectus for more detail.

     M. Liquidation Value of Trust Assets May Be Insufficient to Satisfy All Claims Against Trust


There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.


1. Distributions and Rights of Investors May Be Adversely Affected by Insolvency of Seller


If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller may attempt to reclaim the loans. Even if such an attempt were unsuccessful, it could result in delays in distributions to you.


     N. Servicer Does Not Monitor Payment of Taxes


Although the mortgage loans may require that each borrower pay all property taxes on the related mortgaged property, the servicer has no obligation to monitor the payment of property taxes. If a borrower is delinquent in paying property taxes, a lien may be placed on the mortgaged property which would be senior in priority to the mortgage securing the related mortgage note. After any tax sale, the delinquent property taxes would be paid first out of any liquidation proceeds, and the remaining funds may be insufficient to satisfy the mortgage loan and any senior mortgage loan.


2. Description of the Securities

     A. General


The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

Each series of securities will consist of one or more classes of securities, one or more of which may be:

o compound interest securities,

o fixed interest securities,

o variable interest securities,

o planned amortization class securities,

o targeted amortization class securities,

o accretion directed securities,

o zero coupon securities,

o principal only securities,

o interest only securities, or

o participation securities.

A series may also include one or more classes of subordinate securities.

The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the prospectus supplement. Upon satisfaction of the conditions described in the prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the prospectus supplement. Payments may be made by check or wire transfer as described in the prospectus supplement. The final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

Payments on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the prospectus supplement. Typically, all payments with respect to the trust assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available due to any other enhancement specified in the prospectus supplement will be deposited directly into a separate collection account established by the trustee or the servicer. The amount deposited to the collection account may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. Amounts on deposit in the collection account will be deposited into the distribution account and will be available to make payments on securities of a series on the next distribution date. See "The Trusts--Collection and Distribution Accounts."


     B. Payments of Interest

The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the prospectus supplement. Interest on a class of securities will be payable on the distribution date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest distributions. Any interest on zero coupon securities that is not paid on a distribution date will accrue and be added to the principal balance.


     C. Payments of Principal


On each distribution date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

Interest only securities are entitled to either nominal or no principal distributions. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any distributions allocable to principal.


     D. Final Scheduled Distribution Date


The final scheduled distribution date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled distribution date for each class of securities will be specified in the prospectus supplement.

The actual final distribution date of the securities of a series will depend primarily upon the rate of principal payment of the loans and the pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to the certificates, as a result of delinquencies, defaults and liquidations of the trust assets in the trust, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".


     E. Special Redemption


If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.


     F. Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust


The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. Prior notice of the redemption, purchase or termination must be given by the depositor or the trustee. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments or distributions were based solely on the payment experience of the trust assets.


     G. Weighted Average Life of the Securities


Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.

There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments.


3. The Trusts

     A. General


The notes will be secured by the pledge of the assets of the trust, and the certificates will represent interests in the trust assets, or in a group of assets specified in the prospectus supplement. The trust of each series may include the following assets:

o the loans;

o mortgage and asset backed securities, which are referred to in this prospectus as the pooled securities;

o amounts available from the reinvestment of payments on the trust assets as specified in the prospectus supplement;

o enhancements, as described under "Enhancement";

o properties that secured a loan but which are acquired by foreclosure or deed in lieu of foreclosure or repossession;

o the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the prospectus supplement.

The securities will be non-recourse obligations of the trust. Typically, the assets of each trust will serve as collateral for only one series of securities. Noteholders may only proceed against that collateral in the case of a default and may not proceed against any assets of the depositor, any of its affiliates or any assets of the trust not pledged to secure the notes.

The loans and pooled securities for a series will be sold by the depositor to the trust. Pooled securities generally will be purchased by the depositor in secondary market transactions, not from the issuer of the securities or an affiliate of the issuer. Loans may be purchased by the depositor in privately negotiated transactions. Loans may be originated by or acquired from an affiliate of the depositor. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, which may be an affiliate of the depositor.

Prior to the initial offering of the related series of securities, each trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets contemplated in this prospectus and in the prospectus supplement and the related proceeds, issuing securities and making payments and distributions thereon and related activities. No trust is expected to have any source of capital other than its assets and any related enhancement. The depositor anticipates that each trust will be organized in either New York or Delaware.

     B. The Loans


The term "loans" as used in this prospectus includes mortgage loans, which may be closed-end home equity loans, revolving credit line home equity loans - also called home equity lines of credit or "HELOCs"- and mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts and manufactured housing contracts.

Mortgage Loans.

The property which secures repayment of the mortgage loans is referred to as the "mortgaged properties". The mortgage loans may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

As more fully described in the prospectus supplement, interest on each HELOC is generally computed and payable monthly on an average outstanding principal balance of the mortgage loan, as specified in the Agreement. Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the prospectus supplement or repaid from time to time. The HELOCs may be subject to an early termination fee. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances. The amounts of the draws and payments will usually differ each day, as more specifically described in the prospectus supplement.

Typically, the full principal amount of a closed-end loan is advanced at origination of the loan and is repayable in equal or substantially equal installments of an amount sufficient to fully amortize the loan at its stated maturity.

As more fully described in the prospectus supplement, interest on each mortgage loan is calculated on the basis of an average outstanding principal balance of the loan multiplied by its interest rate and further multiplied by a fraction described in the prospectus supplement. The interest on the mortgage loans may be calculated using the simple interest method, in which the portion of each monthly payment allocated to interest depends upon the actual number of days elapsed since the date of last payment. The original terms to stated maturity of the loans usually will not exceed 360 months. The loans for a series may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The loans for a series may also include loans that do not have a specified stated maturity.

The mortgaged properties will include single family properties. The mortgaged properties may consist of:

     o detached single family dwellings,

     o two to four family dwellings,

     o individual condominiums and cooperative apartments,

     o townhouses,

     o duplexes,

     o row houses, and

     o individual units in planned unit developments

Unless otherwise specified in the prospectus supplement, each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term of years that ends after the maturity of the related loan. Attached dwellings may also include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building, or property constructed on land leased by the Mortgagor for a term greater than the term of the applicable loan.

The mortgaged properties may include non-owner occupied investment properties and vacation and second homes. The mortgaged properties may also include of mixed-use properties that are partly income producing non-residential properties. At least 50% of the square footage of each of these properties are residential. These mixed-use properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase. Some loans secured by mixed-use properties may also incorporate personal guarantees and pledged liens on chattel paper as collateral.

Typically, mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans are secured by a single family property that is owner-occupied usually is either:

     o the making of a representation by the mortgagor at origination of the loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     o a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

The initial combined loan-to-value ratio of a loan is computed in the manner described in the prospectus supplement and will take into account the amounts of any related senior mortgage loans.

Home Improvement Contracts.

The trust assets for a series may consist of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. The home improvement contracts will either be unsecured or secured by the mortgages primarily on single family properties which are usually subordinate to other mortgages on the same mortgaged property or by purchase money security interests in home improvements. The home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

Manufactured Housing Contracts.

The trust assets for a series may consist of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. Unless otherwise specified in the applicable prospectus supplement, the manufactured housing contracts will be fully amortizing, and may have fixed interest rates or adjustable interest rates an my provide for other payment characteristics as described in this section and in the prospectus supplement.

The manufactured housing contracts will be secured by either manufactured homes located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are built. The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

Additional Information.

The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

Some loans may be delinquent upon transfer to the trust. Additional loans may be periodically added to the trust, or will be repurchased automatically if the asset is not an eligible asset, as described in the prospectus supplement.

The prospectus supplement for each series will provide information on the trust assets as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

o the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust for the related series;
o       the range and weighted average of credit limits, if any;
o the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;
o       the range and average outstanding principal balance of the loans;
o the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;
o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;
o the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;
o any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;
o the percentage, by principal balance as of the cut-off date, of loans that are secured by mortgaged properties, home improvements, manufactured homes or are unsecured;
o the geographic distribution of the mortgaged properties securing the loans;
o the percentage of loans, by principal balance as of the cut-off date, that are secured by each category of mortgaged properties;
o       the lien priority of the loans;
o the credit limit utilization rate of any HELOCs; and the delinquency status and year of origination of the loans.
o The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described in the previous paragraph will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the securities.


     C. Pooled Securities


Trust assets may include mortgage or asset backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mac, Fannie Mae, the Federal Housing Authority and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.


     D. Conveyance of Subsequent Revolving Home Equity Loans

The related purchase agreement may permit the trust to acquire subsequent revolving home equity loans. Accordingly, the statistical characteristics of the entire pool of mortgage loans upon the acquisition of the subsequent revolving home equity loans may vary somewhat from the statistical characteristics of the initial revolving home equity loans as of the cut-off date as presented in the related prospectus supplement. The related prospectus supplement will specify any conditions to be met in connection with including such subsequent loans.

     E. Collection and Distribution Accounts


A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of any initial deposits of cash, any amounts attributable to enhancements, any amounts received with respect to the trust assets and any reinvestment income earned on those amounts. Amounts on deposit in the collection account will be used to pay the expenses of the trust and to make a deposit into the distribution account for distribution to securityholders. Amounts deposited in the distribution account will be used primarily for the payment of the securities and the expenses of the trust not otherwise covered.

Excess funds in the collection account may be paid over to the servicer, the depositor, the seller, any provider of enhancement with respect to the series or any other entitled person in the manner and at the times established in the prospectus supplement. The funds in the collection and distribution accounts will be invested in Eligible Investments usually maturing no later than the next distribution date. In no case will Eligible Investments mature later than one year after their purchase. "Eligible Investments" will include:

o    obligations of the United States and government agencies,

o    federal funds,

o    certificates of deposit,

o    commercial paper,

o    demand and time deposits and banker's acceptances,

o    repurchase agreements of United States government securities, and

o    guaranteed investment contracts.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn under any deposit agreement or minimum principal payment agreement as specified in the prospectus supplement.


4.   Enhancement

     A. General


A series of securities may include enhancement for some or all securityholders.

Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the prospectus supplement. The enhancements may be structured so as to protect against losses relating to more than one trust.

The specific terms and details of any enhancement in a series will be described in the prospectus supplement.


     B. Subordinate Securities


Enhancement for a series may consist of one or more classes of subordinate securities. Generally, the rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of more senior securities and will suffer losses prior to more senior securities.


     C. Insurance


Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the trust assets.

Pool Insurance Policy.

A pool insurance policy will cover most losses caused by default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. Generally, a pool insurance policy will cover an amount equal to a percentage of the loan balance on the cut-off date. Any payment under a pool insurance policy will reduce the amount of coverage remaining.

Special Hazard Insurance Policy.

Although the terms of special hazard insurance policies vary to some degree, they typically provide that, where there has been damage to property securing a defaulted or foreclosed loan and title to which has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of:

     (a)  the cost of repair or replacement of the property, or

     (b) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property.

If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area, chemical contamination and some other risks.

Restoration of the property with the proceeds described under clause (a) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under clause (b) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond.

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the value so assigned to the property by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." A bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover unpaid interest on the amount of a principal reduction of that type from the date of the filing of a bankruptcy petition. Typically, the aggregate amount of coverage will be reduced by payments made under the bankruptcy bond and will not be restored.


     D. Reserve Funds


A reserve fund may be established for the deposit of cash, letters of credit, cash collateral accounts, Eligible Investments, or other instruments. A reserve fund may also be funded over time through application of all or a portion of the excess cash flow from the trust assets.

Amounts on deposit in a reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse enhancers and for other purposes as described in the prospectus supplement.


     E. Minimum Principal Payment Agreement


The depositor may enter into a minimum principal payment agreement with an entity under which the entity will provide payments on the securities in the event that collections on the trust assets are not sufficient to make payments on the securities.


     F. Deposit Agreement

The depositor may enter into a guaranteed investment contract or an investment agreement, or a "deposit agreement" under which amounts held in the collection account, the distribution account or in any reserve fund would be invested with an entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that the cash, together with the investment income, can be applied to future distributions on one or more classes of securities.


     G. Derivative Products


Derivative products may be included as assets of the trust. Derivative products may consist of swaps to convert floating or fixed rate payments into fixed or floating rate payments, and cap or floor agreements to provide protection against changes in floating rates of interest payable on the trust assets or the securities. Derivative products will not be the primary source of payments for the securities.


     H. Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements


A trust may also include other forms of insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

o maintaining timely payments to securityholders or providing additional protection against losses on the trust assets,

o    paying administrative expenses, or

o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.


5. Bond Securitization, L.L.C.

Bond Securitization, L.L.C., the depositor, a wholly-owned subsidiary of Banc One Financial LLC, was formed as a limited liability company under the laws of the State of Delaware on June 18, 2001. The company was organized solely for the limited purpose of acquiring receivables and loans and associated rights, issuing securities and engaging in related transactions. The company's limited liability company agreement limits the activities of the company to the foregoing purposes and to any activities incidental to and necessary for these purposes.


     The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York, 10017-2070, telephone (212) 270-6000.

6. Servicing of Loans

     A. General

The servicer will provide servicing functions with respect to the trust assets under a servicing agreement or a pooling and servicing agreement. In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. The servicer may also act as custodian, responsible for maintaining custody of the loans and related documentation on behalf of the trustee.


     B. Collection Procedures; Escrow Accounts


The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related Agreement for a series and any applicable enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion:

o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

o to the extent provided in the related Agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on the loan.

The servicer, to the extent permitted by law, may establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. If loans do not require those payments under the loan documents, the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of:

o taxes,

o assessments,

o mortgage and hazard insurance,

o refunds to obligors of amounts determined to be overages,

o interest to obligors on balances in the escrow account to the extent required by law,

o amounts to repair or otherwise protect the property securing the related loan, and

o amounts to clear and terminate the escrow account.


     C. Deposits to and Withdrawals From the Collection Account; Loan Payment Record


Except as described below in connection with a loan payment record, the trustee or the servicer will establish the collection account in the name of the trustee. Typically, the collection account will be an account maintained:

o at a depository institution satisfactory to each rating agency rating the securities or

o in accounts the deposits of which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account may be invested in Eligible Investments. If so specified in the prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

As specified in the prospectus supplement, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date. In addition, after the closing date, within the time period specified in the prospectus supplement after the date of receipt, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account the following payments and collections received or made by it, other than in respect of principal of and interest on the trust assets due on or before the cut-off date:

o all payments on account of principal, including prepayments, on the trust assets;

o all payments on account of interest on the trust assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related Agreement, the servicing fee;

o all amounts received by the servicer in connection with the liquidation of trust assets or property acquired in respect of liquidation, whether through foreclosure sale, repossession or otherwise, including payments in connection with the trust assets received from the obligor, other than amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise by law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related Agreement, the servicing fee, if any;

o all proceeds under any title insurance, hazard insurance or other insurance policy covering any trust asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related Agreement;

o all amounts required to be deposited from any applicable reserve fund under the related Agreement;

o all advances of delinquent payments of principal and interest on a loan or of other payments specified in the Agreement made by the servicer as required under the related Agreement; and

o all repurchase prices of any trust assets repurchased by the servicer, the depositor or the seller under the related Agreement.

Typically, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

o to reimburse itself for advances made by it under the related Agreement; the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans, including for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

o to the extent provided in the related Agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which the advance was made or from liquidation proceeds or the proceeds of insurance policies;

o to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after the reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

o in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the related Agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related Agreement;

o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it under the related Agreement;

o to pay to the applicable person with respect to each trust asset that has been repurchased or removed from the trust by the servicer, the depositor or the seller under the related Agreement, all amounts received in respect of the trust asset and not distributed as of the date on which the related repurchase price was determined;

o to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the securityholders of the series in the amounts and in the manner provided for in the related Agreement; and

o    to clear and terminate the collection account under the related Agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited, it may, at any time, withdraw the amount from the collection account.

If permitted under the terms of the related Agreement and described in the prospectus supplement, the servicer will maintain collections on the trust assets as part of its general funds until the business day prior to a distribution date. The servicer will deposit such collections to the distribution account on the business day prior to each distribution date. In this case, the servicer will record on a loan payment record the amount received for each category of deposit described above. In addition, the servicer will make a similar record of each deduction for each category of withdrawal as described above, from the amounts received in respect of the trust assets.


     D. Advances and Limitations


The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may be obligated to make advances of, among other things, delinquent payments of interest and principal, and those obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account, distribution account, or from a specified reserve fund.


     E. Maintenance of Insurance Policies and Other Servicing Procedures


Standard Hazard Insurance; Flood Insurance.

Except as specified in the prospectus supplement, the servicer will be required to maintain or cause the obligor to agree to acquire and maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. The servicer is not required to verify that the obligor actually complies with this provision. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. The standard form of fire and extended coverage policy typically will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, as limited by each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms are usually determined by state law but will be similar in many respects. Most hazard insurance policies typically do not cover any physical damage resulting from:

o    war,

o    revolution,

o    governmental actions,

o    floods and other water-related causes,

o    earth movement, including earthquakes, landslides, and mudflows,

o    nuclear reaction,

o    wet or dry rot,

o    vermin,

o    rodents,

o    insects or domestic animals,

o    theft, and

o    in some cases, vandalism.

The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to securityholders. When a property securing a loan is located in a flood area identified by HUD under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available and, if the insurance is placed by the servicer, the associated premiums may be added to the balance of the related loan.

The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, usually 80% to 90%, of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of:

o the actual cash value, i.e., the replacement cost less physical depreciation, of the property, including the improvements, if any, damaged or destroyed or

o the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Typically, coverage will be in an amount at least equal to the greater of the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy and the outstanding principal balance of the related loan. The servicer typically will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than under the applicable laws and regulations as shall at any time be in force and shall require that additional insurance.

Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.


     F. Realization Upon Defaulted Loans


The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the loans that come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.

In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

o the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and

o the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of the property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and none of the servicer, the depositor or the seller will be required to do so.

The servicer may arrange with the obligor on a defaulted loan, a modification of the loan to the extent provided in the prospectus supplement. Those modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions set forth in the prospectus supplement.


     G. Enforcement of Due-On-Sale Clauses


Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, by which the person becomes liable under the loan and by which the original obligor is released from liability and the person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.


     H. Servicing Compensation and Payment of Expenses


The servicer will be entitled to a periodic fee as servicing compensation in an amount described in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on a loan, the obligor will usually be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan less the servicing fee. If the aggregate amount of the shortfalls in a month exceeds the servicing fee for that month, a shortfall to securityholders may occur.

The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related securityholders will suffer no loss by reason of those expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the insurance policies or if coverage has been exhausted, the securityholders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to securityholders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan. This right of reimbursement is prior to the rights of the securityholders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement.

The rights of the servicer to receive funds from the collection account, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, typically are not subordinate to the rights of securityholders of the series.


     I. Evidence as to Compliance


If specified in the prospectus supplement, the applicable Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for exceptions the firm believes to be immaterial and any other exceptions that are set forth in the statement.

If specified in the prospectus supplement, the applicable Agreement for each series will also provide for delivery to the trustee an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.


     J. Termination and Liability of the Servicer


In the event of an event of default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the Agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

The servicer usually does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor servicer accepting the assignment or delegation:

o    services similar loans in the ordinary course of its business,

o    is reasonably satisfactory to the trustee for the related series,

o    has a net worth of not less than the amount specified in the related
     Agreement,

o would not cause any rating agency's rating of the securities for each series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer, and

o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth in this paragraph; however, in that case, the assigning servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor servicer. However, the servicer may have the right to enter into subservicing arrangements which will be referred to in the related Agreement. Any arrangement will not relieve the servicer from its obligations under the servicing agreement.

Typically, each Agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trust, the depositor, the seller or the securityholders for any action taken or for failing to take any action in good faith under the related Agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against:

o    any breach of warranty or representations made under the Agreement,

o the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or

o liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties.

Each Agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the related Agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is unrelated to its servicing responsibilities under the Agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust and the servicer may be entitled to be reimbursed out of the collection account.

7. The Agreements


The following summaries describe the material provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.


     A. Assignment of Trust Assets


General.

At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust all right, title and interest of the depositor in the trust assets and other property to be transferred to the trust for a series. The assignment will usually include all principal and interest due on the trust assets after the cut-off date specified in the prospectus supplement. The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Loans.

Typically, except as described below, the depositor will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in recordable form. In the case of any mortgage not returned from the public recording office, a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to the recording office. If specified in the prospectus supplement, the seller may retain possession of such documents until the occurrence of a specified event at which time the documents will be required to be delivered to the trustee or a custodian. The trustee or a custodian or the seller will hold the documents in trust for the benefit of the securityholders.

The depositor will, as to each home improvement contract and manufactured housing contract, deliver or cause to be delivered to the trustee or the custodian or the seller will retain, until the occurrence of a specified event, the original contract and copies of documents and instruments related to each such contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts and the manufactured housing contracts, the depositor will execute or cause the seller to execute a UCC-1 financing statement identifying the trustee as the secured party and identifying all such contracts as collateral. Usually, the home improvement contracts and manufactured housing contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in such contracts could be defeated. The steps required to secure an interest in See "Legal Aspects of the Loans--The Home Improvement Contracts and Manufactured Housing Contracts."

With respect to loans secured by mortgages, if so specified in the prospectus supplement, the depositor will, at the time of issuance of the securities or if specified in the related prospectus supplement upon the occurrence of a specified event, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records except in states where such recordation is not required by the rating agencies rating the securities and, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor or the seller will cause the assignments to be recorded within the time after issuance of the securities as is specified in the prospectus supplement, in which event, the Agreement may require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described under "-Repurchase and Substitution of Defective Trust Assets" with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage to be recorded.

Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. The loan schedule will specify , among other things, with respect to each loan:

o    type of loan;

o the original principal amount and unpaid principal balance as of the cut-off date;

o    the current interest rate;

o    the current scheduled payment of principal and interest;

o    the maturity date, if any, of the related note; and,

o    if the loan is an adjustable rate loan,

o    the lifetime cap and floor, if any,

o    the periodic cap and floor, if any,

o    the current index, if applicable, and

o    credit limit, if applicable.

Assignment of Pooled Securities.

The depositor will cause the pooled securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated pooled securities. The trustee will not be in possession of or be an assignee of record of any underlying assets for a pooled security. See "The Trusts--Pooled Securities." Each pooled security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each pooled security conveyed to the trust. In the Agreement, the depositor will represent and warrant to the trustee regarding the pooled securities:

o that the information contained in the schedule is true and correct in all material respects;

o that, immediately prior to the conveyance of the pooled securities, the depositor had good title, and was the sole owner of the pooled securities;

o    that there has been no other sale by it of the pooled securities; and

o that there is no existing lien, charge, security interest or other encumbrance on the pooled securities.

Repurchase and Substitution of Defective Trust Assets.

If any document in the file relating to the trust assets delivered to the trustee or custodian is found by the trustee within the time period specified in the Agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure the defect, the seller will repurchase the trust asset or any related property from the trustee at a price equal to:

(a) the lesser of:

     o   the outstanding principal balance of the trust asset and

     o   the trust's federal income tax basis in the trust asset and

(b) accrued and unpaid interest to the date of the next scheduled payment on the trust asset at the rate set forth in the related Agreement less, if the seller is the repurchaser and also the servicer, any unreimbursed advances respecting the trust asset.

However, the purchase price shall not be limited in clause (a) above to the trust's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the trust asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the seller may, rather than repurchase the trust asset as described in the previous paragraph, remove the trust asset from the trust and substitute in its place one or more other trust assets provided, however, that:

o with respect to a trust for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and

o with respect to a trust for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax.

As specified in the prospectus supplement, any substitute trust asset will, on the date of substitution:

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed trust asset, with the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to securityholders,

o have an interest rate not less than the interest rate of the removed asset and not more than the rate specified in the prospectus supplement,

o have a remaining term-to-stated maturity not greater than and not less than the period specified in the prospectus supplement, and

o comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

The seller will make representations and warranties with respect to the trust assets. If the seller cannot cure a breach of any of those representations and warranties in all material respects within the time period specified in the prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of, or the ability of the servicer to realize on, the trust asset, the seller is obligated to repurchase the affected trust asset or, if provided in the prospectus supplement, provide a substitute trust asset under the same conditions and limitations provided for purchases and substitutions. The cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a document for a trust asset.


     B. Pre-Funding Account


If so provided in the prospectus supplement, the depositor will, on behalf of the securityholders, deposit cash into a pre-funding account on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed the percentage of the initial aggregate principal amount of the securities set forth in the prospectus supplement. The money will be used by the trustee to purchase additional loans from the seller from time to time during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in Eligible Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

In addition, if so provided in the prospectus supplement, on the closing date the depositor will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the depositor or to another entity specified in the prospectus supplement.

     C. Reports to Securityholders


The trustee or other entity specified in the prospectus supplement will prepare and forward to each securityholder on each distribution date, or as soon after each distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (a) the amount of principal distributed to holders of the securities and the outstanding principal balance of the securities following the distribution;

          (b) the amount of interest distributed to holders of the securities and the current interest rate on the securities;

          (c) the amounts of (1) any overdue accrued interest included in the distribution, (2) any remaining overdue accrued interest with respect to the securities or (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          (d) the amounts of (1) any overdue payments of scheduled principal included in the distribution, (2) any remaining overdue principal amounts with respect to the securities, (3) any current shortfall in receipt of scheduled principal payments on the trust assets or (4) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          (e) the amount received under any enhancement, and the remaining amount available under the enhancement;

          (f) the amount of additional balances acquired by the trust during the prior collection period;

          (g) the amount of any delinquencies with respect to payments on the trust assets;

          (h)  the book value of any REO property acquired by the trust; and

          (i)  other information as specified in the related Agreement.

The report to securityholders for any series of securities may include additional or other information of a similar nature.

In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report containing customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns. The report will not be examined or reported upon by independent public accountants.


     D. Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement.

As specified in the prospectus supplement, events of default under the applicable Agreement for a series relating to the servicing of loans include:

          o any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to the securityholders any required payment, which failure continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights;

          o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights; and

          o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default relating to the servicing of loans remains unremedied under the applicable Agreement, the trustee for the series or securityholders evidencing not less than 51% of the aggregate voting rights may terminate all of the rights and obligations of the servicer under the applicable Agreement, other than its right to recovery of expenses and amounts advanced under the terms of the Agreement, which rights the servicer will retain under all circumstances, whereupon the trustee or other entity specified in the prospectus supplement will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement. In that case, the trustee or other entity specified in the prospectus supplement will be entitled to reasonable servicing compensation not to exceed the original servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable Agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

During the continuance of any event of default of a servicer under an Agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the aggregate voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting securityholders.

No securityholder, solely by virtue of their status as a securityholder, will have any right under the applicable Agreement to institute any proceeding with respect to the Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the securityholders evidencing not less than 51% of the aggregate voting rights of the securities have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

Indenture.

Events of default under the indenture for each series of notes include:

          o a default for five (5) days or more in the payment of any interest on any note of that series or the default in the payment of principal of any note at the note's maturity;

          o failure to perform in any material respect any other covenant of the trust in the indenture which continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

          o any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered in connection with the series having been incorrect in a material respect as of the time made, and the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

          o events of bankruptcy, insolvency, receivership or liquidation of the trust; or

          o any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes may declare the principal amount or, if the notes are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the notes to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

     o the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding notes at the date of the sale, or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, in the event of a default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of the notes after the occurrence of an event of default.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and continues with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, unless the noteholders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the holders of a majority of the then aggregate outstanding amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.


     E. The Trustee


The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor, the seller or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.


     F. Duties of the Trustee


The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.


     G. Resignation of Trustee


The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue as trustee under the Agreement,

     o    if the trustee becomes insolvent, or

     o by the securityholders evidencing over 50% of the aggregate voting rights of the securities in the trust upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


     H. Amendment of Agreement


The Agreement for each series of securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

          (a)  to cure any ambiguity,

          (b) to correct any defective provisions or to correct or supplement any provision,

          (c)  to add to the duties of the depositor, the trustee or servicer,

          (d) to add any other provisions with respect to matters or questions arising under the Agreement or related enhancement,

          (e) to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

          (f) to comply with any requirement imposing by changes in accounting policies that do not materially impact the certificates or notes,

          (g)  to comply with any requirements imposed by the Code;

provided that any amendment except under clauses (f) and (g) above, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any amendment, except under clauses (f) and (g) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

The Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing not less than 51% of the aggregate outstanding principal amount of the securities, or if only some classes are affected by the amendment, 51% of the aggregate outstanding principal amount of each class affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment of that type may, without the consent of securityholders of 100% of the affected securities:

     (a) reduce the amount or delay the timing of payments on any security without the consent of the securityholder of the security or

     (b) reduce the percentage required to consent to any amendment of that type.

     I. Voting Rights


The prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.


     J. List of Securityholders


Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreement, the trustee will afford the securityholders access during business hours to the most recent list of securityholders of that series held by the trustee. The request should be accompanied by a copy of the proposed communication.

No Agreement will provide for the holding of any annual or other meeting of securityholders.


     K. REMIC Administrator


For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust may be performed by a REMIC administrator, who may be an affiliate of the depositor.


     L. Termination


Pooling and Servicing Agreement; Servicing Agreement; Trust Agreement.

The obligations created by the Pooling and Servicing Agreement, the Servicing Agreement or the Trust Agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

     o the later of the final payment or other liquidation of the last trust asset remaining in the trust and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any trust asset or

     o the repurchase by the servicer or other entity specified in the prospectus supplement from the trustee of all trust assets and other property at that time subject to the Agreements.

The Agreements for each series permit, but do not require, the servicer or other entity specified in the prospectus supplement to purchase from the trust all remaining trust assets at a price equal to:

     o    100% of the aggregate principal balance of the trust assets,

     o plus, with respect to any property acquired in respect of a trust asset, if any, the outstanding principal balance of the related trust asset at the time of foreclosure,

     o minus related unreimbursed advances, or in the case of the trust assets, only to the extent not already reflected in the computation of the aggregate principal balance of the trust assets,

     o minus unreimbursed expenses that are reimbursable under the terms of the Agreement,

     o plus accrued interest at the weighted average rate on the trust assets through the last day of the due period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

     o 100% of the aggregate principal balance of the trust assets, plus accrued interest thereon at the applicable net rates on the trust assets through the last day of the month of the repurchase and

     o the aggregate fair market value of the trust assets plus the fair market value of any property acquired in respect of a trust asset and remaining in the trust.

The exercise of the right will effect early retirement of the securities, but the right to purchase the trust assets only vests when the principal balance of the trust assets has been reduced to an amount set forth in the prospectus supplement. In no event, however, will the trust created by the Agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in the Agreements. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the Agreements to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If provided in the prospectus supplement, the depositor or another entity may effect an optional termination of the trust under the circumstances described in the prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust."

Indenture.

The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

In addition to that discharge with limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.


8.   Legal Aspects of the Loans


The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.


     A. Mortgage Loans


The mortgage loans for a series will be, and some home improvement contracts for a series may be, secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. However, in some states the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed to secure debt or deed of trust, and, in some deed of trust transactions, the directions of the beneficiary.


     B. Foreclosure on Mortgages

Foreclosure of a mortgage is usually accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust or deed to secure debt is usually accomplished by a non-judicial trustee's or grantee's sale, as applicable, under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, foreclosure of a deed of trust or deed to secure debt also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee or grantee, as applicable, in some states, prior to the sale, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower/trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. State law usually controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Typically, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and, in certain circumstances, deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct so as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage, deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee, referee or grantee, as applicable, for an amount which may be less than or equal to the unpaid principal amount of the mortgage note secured by the mortgage, deed of trust or deed to secure debt plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. In the same states, there is often a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.


     C. Environmental Risks


Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien of that type has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes strict, as well as joint and several, liability for those costs on several classes of potentially responsible parties, including current owners and operators of the property who did not necessarily cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing the loan. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial and may result in a loss to securityholders.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the series of securities.

CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the Secured Creditor Exclusion unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations, or will make only very limited environmental assessments, prior to the origination of the loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.


     D. Rights of Redemption


In some states, after sale under a deed of trust or deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the



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property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


     E. Junior Mortgages; Rights of Senior Mortgages


The mortgage loans comprising or underlying the trust assets included in the trust for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, either reinstates or satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan that applicable law may provide.

The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the senior mortgagee become part of the indebtedness secured by the senior mortgage.



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



The form of credit line, deed of trust or mortgage used by most institutional lenders which make HELOC loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause depends in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the deed of trust or mortgage, notwithstanding the fact that there may be junior deed of trusts or mortgages and other liens which intervene between the date of recording of the deed of trust or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior deed of trusts or mortgages and other liens at the time of the advance. In most states, the deed of trust or mortgage lien securing mortgage loans of the type which includes HELOCS applies retroactively to the date of the original recording of the deed of trust or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded deed of trust or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.


     F. Anti-Deficiency Legislation and the Bankruptcy Code


Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt and afford relief to debtors, which may interfere with or affect the ability of the secured lender to realize upon the collateral or enforce a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

In the case of a loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, guarantee or mortgagee if there are not trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bring a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary, grantee or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to fully realize upon its collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and foreclosure proceedings had occurred prior to the filing of the bankruptcy petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified. These courts have held that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering or extending the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of the loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans.



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



Applicable law provides priority to some tax liens over the lien of a mortgage deed to secure debt or deed of trust. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the Truth-in-Lending Act could subject the trust (and other assignees of the loans) to monetary penalties and could result in a rescission of a loan with respect to either the trust or subsequent holders of the loans.


     G. Due-On-Sale Clauses In Mortgage Loans


Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act typically preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to mortgage loans that were:

     o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

     o originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, i.e., Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. The Garn-St. Germain Act also prescribes nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.



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




     H. Enforceability of Prepayment and Late Payment Fees


Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.


     I. Equitable Limitations on Remedies


In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.


     J. Applicability of Usury Laws


Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in



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



effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the prospectus supplement.

In most cases, the seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.


     K. The Home Improvement and Manufactured Housing Contracts


General

The home improvement and manufactured housing contracts, other than those contracts that are unsecured or secured by mortgages on real estate are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. These home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Typically, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the financed home improvements grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement typically is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. A purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must be perfected by a timely fixture filing. Under the UCC, a security interest usually does not exist in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization, upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Security Interests in the Manufactured Homes

The manufactured homes securing the manufactured housing contracts may be located in all fifty states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in the state to which the owner moved. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured homes.

Enforcement of Security Interest in Home Improvements and Manufactured Homes

So long as the home improvement or manufactured home has not become subject to the real estate law, a creditor can repossess a home improvement or manufactured home securing a contract by voluntary surrender, by self-help repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and related lenders and assignees to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of a contract, including the trust with respect to the loans, to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract. If the trust includes loans subject to these laws, it may be subject to all of the claims and defenses which the borrower could assert against the seller.

Applicability of Usury Laws

Title V provides that, with the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.


     L. Installment Contracts


The loans may also consist of installment contracts secured by real property for purposes of the laws of the state in which the property is located. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to enforce the contract strictly according to the terms. The terms of installment contracts typically provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

In most cases, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.



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     M. Servicemembers' Civil Relief Act


Under the Servicemembers' Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service:


o are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service, and

o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust for a series is relieved under the Servicemembers' Civil Relief Act, none of the trust, the servicer, the depositor nor the trustee will be required to advance those amounts, and any consequent loss may reduce the amounts available to be paid to the holders of the certificates of that series.

     N. Consumer Protection Laws


Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation B, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.



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9. Legal Aspects of the Pooled Securities


The following discussion contains summaries of the certain legal aspects of pooled securities which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states which may be applicable to the pooled securities, or the sellers or depositors with respect thereto. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the pooled securities.

     The pooled securities will generally consist of interests in or notes issued by a trust, whose assets include mortgages or other assets that will be substantially similar to the trust assets described in this prospectus. The assets of a pooled security will generally be originated or purchased by the sponsor of the pooled securities (referred to in this section as the "sponsor"). the sponsor will transfer those assets, directly or indirectly, to a trust. The sponsor will treat the transfer of such assets as a sale for accounting purposes. As a sale of assets by the sponsor, the assets would not be part of the sponsor's bankruptcy estate and would not be available to the sponsor's creditors. However, in the event of the insolvency of the sponsor, it is possible that the bankruptcy trustee or a creditor of the sponsor may attempt to recharacterize the sale of the assets as a borrowing by the sponsor, secured by a pledge of the assets. This position, if argued before or accepted by a court, could prevent timely payments of amounts due on the pooled securities and a reduction of payments on the pooled securities, which in turn could result and result in a delay or reduction of payments due on the Securities of the related series.


10. Use of Proceeds


The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the trust assets,

     o to establish any reserve funds described in the prospectus supplement,

     o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any, and

     o    for general corporate purposes.

If specified in the prospectus supplement, the purchase of the trust assets for a series may be effected by an exchange of securities with the seller of the trust assets.


11. Federal Income Tax Consequences

     A. General


The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based upon the provisions and regulations of the Code, including, where applicable, proposed



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



regulations, and the judicial and administrative rulings and decisions now in effect, all of which may change or be interpreted differently. The statutory provisions, regulations, and interpretations on which this interpretation is based may change, and those changes could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, including investors that may be subject to special treatment under federal income tax laws, including:

     o    financial institutions,

     o    banks,

     o    insurance companies,

     o    tax-exempt entities,

     o    regulated investment companies,

     o    dealers in securities or currencies,

     o persons holding the securities as a hedge against currency risks or as a position in a "straddle" for tax purposes,

     o    or persons whose functional currency is not the U.S. dollar.

This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. We suggest that prospective investors consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to holders will vary depending on whether

     o    the securities are classified as indebtedness;


     o an election is made to treat the trust as a REMIC under the Internal Revenue Code of 1986;


     o the securities represent an ownership interest in some or all of the trust assets; or

     o    an election is made to treat the trust as a partnership.

In all cases, each trust fund will be structured so as not to be subject to an entity level tax, and Sidley Austin Brown & Wood LLP is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.



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




The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election will be made.


Opinions

Tax counsel is of the opinion that:

     (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

     (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable Agreement are complied with

          (1) each segregated pool of assets specified in the applicable Agreement will constitute a REMIC for federal income tax purposes,

          (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC and as debt for federal income tax purposes and

          (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;


     (c) If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement,


          (1) the trust fund will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and

          (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the assets included in the trust fund; and


     (d) If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.




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



Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

Taxation of Debt Securities

Status as Real Property Loans.


If one or more REMIC elections have been made with respect to the trust fund or if the prospectus supplement indicates that the trust fund will be treated as a grantor trust, tax counsel typically will have advised the depositor that:


     o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

     o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B) and interest on these securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).




Interest and Acquisition Discount.


Securities representing regular interests in a REMIC usually are taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will be referred to collectively as debt securities.

Debt securities that are compound interest securities will, and other debt securities may, be issued with original issue discount, which we refer to as "OID". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder, which we refer to as "OID Regulations". A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.


OID typically will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under an accrual method of accounting. OID typically must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers.



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If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but usually will not include distributions of interest if distributions constitute qualified stated interest.


Under the OID Regulations, qualified stated interest means interest payable at a single fixed rate or qualified variable rate and those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, if debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities on which deferred interest will accrue will not constitute qualified stated interest payments and will be part of the stated redemption price at maturity of those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in the next paragraph. In the case of a debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will usually have OID. We suggest that holders of debt securities consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders usually must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. This election is irrevocable without IRS consent and will affect other securities held or acquired by the holder. It should only be made after consulting a tax advisor.




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



Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is typically treated as payable at a qualified variable rate and not as contingent interest if,

o    the interest is unconditionally payable at least annually,

o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

o interest is based on a qualified floating rate, an objective rate, or a combination of qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, some interest weighted securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

The IRS recently issued final regulations governing the calculation of OID on instruments having contingent interest payments. The regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.


The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, which typically is the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods (other than qualified stated interest payments) made with respect to the debt security in all prior periods.


The amount of OID to be included in income by a holder of a debt instrument, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a this type of security is the excess, if any, of the sum of



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     o    the present value of all payments remaining to be made on the security as of the close of the accrual period and

     o the payments during the accrual period of amounts included in the stated redemption price of the security, over the adjusted issue price of the security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

     o the original yield to maturity of the pay-through security, which is determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     o    events which have occurred before the end of the accrual period, and

     o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of this type of security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of these securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of regular interest securities or other regular interests in a REMIC in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

Some classes of regular interest securities may represent more than one class of REMIC regular interests. As specified in the prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset that OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies.

Holders will be required to report income with respect to the securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or



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



delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, we suggest that holders of securities consult their own tax advisors on this point.

Interest Weighted Securities.

It is not clear how income should be accrued with respect to regular interest securities or stripped securities, which we define under "--Tax Status as a Grantor Trust; General", the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities which we refer to interest weighted securities. The depositor intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and that are regular interest securities the IRS could assert that income derived from an interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of interest weighted securities that are stripped securities.

See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

Variable Rate Debt Securities.

In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

     o    the yield to maturity of those debt securities and

     o in the case of pay-through securities, the present value of all payments remaining to be made on those debt securities,

should be calculated as if the interest index remained at its value as of the issue date of those securities.

Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, we suggest that holders of variable rate debt securities consult their own tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.



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



Market Discount.


A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, which usually is the excess of the principal amount of the debt security over the purchaser's purchase price, will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until regulations are issued, market discount typically would accrue either:


     o on the basis of a constant yield, in the case of a security subject to prepayment, taking into account a prepayment assumption, or

     o in the ratio of (a) in the case of securities or the loans underlying pass-through security that have not been originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities or the loans underlying pass-through security originally issued at a discount, OID in the relevant period to total OID remaining to be paid.


Section 1277 of the Code provides that, regardless of the origination date of the debt security or the loans for a pass-through security, the excess of interest paid or accrued to purchase or carry a security or the underlying loans for a pass-through security with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which interest expense was incurred. The deferred portion of any interest expense usually will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security or an underlying loan for a pass-through security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

This election is irrevocable without IRS consent and will affect other securities held or acquired by the holder. It should only be made after consulting with a tax advisor.


Premium.

A holder who purchases a debt security, other than an interest weighted security as described under "--Taxation of Debt Securities; Interest Weighted Securities", at a cost greater than its stated redemption price at maturity, usually will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt



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instruments, including all REMIC regular interests and all pass-through securities representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired after by the holder, and will be irrevocable without the consent of the IRS. We suggest that purchasers who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed. Recently, the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. We suggest that prospective purchasers of the securities consult their tax advisors regarding the possible application of these regulations.

Election to Treat All Interest as Original Issue Discount.


The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium income as interest, based on a constant yield method. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during or after the year of the election. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a debt security is irrevocable. It should only be made after consulting with a tax advisor.


Taxation of the REMIC and its Holders

In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

If a REMIC election is made with respect to a series of securities,

     o securities held by a domestic building and loan association typically will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

     o securities held by a real estate investment trust typically will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section

          856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.


If less than 95% of the REMIC's assets consist of the qualifying assets described above, then a security will be a qualifying asset and produce a qualifying income in the proportion that REMIC assets are qualifying assets.


REMIC Expenses; Single Class REMICs


All of the expenses of a REMIC usually will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities, on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including some pass-through entities but not real estate investment trusts, expenses will be deductible only to the extent that expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for ______) will be reduced by the lesser of:


o    3% of the excess of adjusted gross income over the applicable amount, or

o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to this type of holder. A single class REMIC is one that either:

o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

o is similar to a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

As specified in the prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.



Sale or Exchange

In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.




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



Taxation of the REMIC

General.

Although a REMIC is a separate entity for federal income tax purposes, a REMIC usually is not subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described in "--Taxation of Debt Securities; Interest and Acquisition Discount", the regular interests usually are taxable as debt of the REMIC.

Calculation of REMIC Income.

The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. The taxable income or net loss typically will be the difference between

o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

o deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued, which we refer to as the "start up day". The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.


The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of pay-through securities accrue OID, i.e., under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities". However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis.



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



To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans, taking into account the prepayment assumption on a constant yield method.


Prohibited Transactions, Contributions and Foreclosure Income Taxes.

The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. Prohibited transactions include:

o the sale or other disposition of any qualified mortgage transferred to the REMIC;

o    the sale or other disposition of a cash flow investment;

o the receipt of any income from assets not permitted to be held by the REMIC; or

o the receipt of any fees or other compensation for services rendered by the REMIC.

In addition, a tax usually is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day and at a rate equal to the highest corporate rate on any net income from foreclosure property. Provisions of the pooling and servicing agreement are intended to ensure that prohibited transaction, contributions and foreclosure income taxes are not imposed. Therefore, we do not expect that those taxes will be imposed. No assurance, however, can be given that no such tax will be imposed. The holders of residual interest securities typically will be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a security representing a residual interest security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders, on that day of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of REMIC issues as a result of the fact that



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



interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans usually will remain constant over time as a percentage of loan principal.


In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a bond or instrument and the tax liability of a residual interest security holder will exceed its economic income from the security.


Limitation on Losses.

The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be limited in more ways under the Code, accordingly, we suggest that they consult their tax advisers.

Distributions.

Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, usually will not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of the payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

Sale or Exchange.

A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

Excess Inclusions.

The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business



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



taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or some cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a Residual security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and may be limited in more ways. See "Tax Treatment of Foreign Investors."


There are three main rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC's income is equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:


o 120% of the long term applicable federal rate on the startup day multiplied by

o the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in some cases, transfers of residual securities may be disregarded. See "-Restrictions on Ownership and Transfer of Residual Interest Securities" and "-Tax Treatment of Foreign Investors" below.

Restrictions on Ownership and Transfer of Residual Interest Securities.


As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable




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



Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting, among other things, that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.


Noneconomic REMIC Residual Certificates.

Under the REMIC Regulations, transfers of "noneconomic" residual interest securities will be disregarded for all federal tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" residual interest security. The REMIC regulations provide that a residual interest security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related governing document:

o the present value of the expected future distributions on the residual interest security at least equals at least the present value of the expected tax on the anticipated excess inclusions, and

o the transferor reasonably expects that the transferee will receive payments with respect to the residual interest security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest security. This rate is computed and published monthly by the IRS.

All transfers of residual interest securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

o from the prospective transferee, providing certain representations as to its financial condition including and understanding that it may incur tax liabilities in excess of any cash flows



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



     generated by the residual interest security and that it intends to pay its debts as they come due in the future; and

o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The REMIC Regulations further provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor:

o the transferee must represent that it will not cause income from the noneconomic residual interest security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and

o the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

A transfer to an "eligible corporation," generally a taxable, domestic corporation, will satisfy the asset test if":

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons,

o the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and

o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest security will not be paid.

In addition, the direct or indirect transfer of the residual interest security to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The "formula test" would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest security were less than or equal to the sum of--

o the present value of any consideration given to the transferee to acquire the interest;

o    the present value of the expected future distributions on the interest;
     and



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



o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an applicable Federal rate for the month of the transfer.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest security to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The related pooling and servicing agreement will require that all transferees of residual interest securities furnish an affidavit as to the applicability of one of the safe harbors of the REMIC Regulations, unless the transferor waives the requirement that the transferee do so.

Prospective investors should consult their tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a residual interest security, prospective purchasers should consider the possibility that a purported transfer of such security to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interest securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

Treatment of Inducement Fees.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC the REMIC



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



residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor methods to the other safe harbor method). Prospective purchasers ofresidual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.


Mark to Market Rules.


Prospective purchasers of a residual interest security should be aware that the IRS regulations provide that a residual interest security cannot be marked-to-market.


Administrative Matters

The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General.

As specified in the prospectus supplement if a REMIC election is not made, in the opinion of tax counsel, the trust relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases, i.e. stripped securities, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.


Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as trustee fees and the servicing fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the servicing fees. In the case of pass-through securities other than stripped securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security usually will be entitled to deduct servicing fees under
Section 162 or Section 212 of the Code to the extent that the servicing fees represent reasonable compensation for the services rendered by the trustee and the master servicer or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed (for example, because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which will be adjusted for inflation, will be reduced by the lesser of:

     o 3% of the excess of adjusted gross income over the applicable amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

Discount or Premium on Pass-Through Securities.

The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities typically will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.


The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not deductible under the Code. Any market discount or premium on a loan will be includible in income, in the manner described in "--Taxation of Debt Securities; Premium and Market Discount", except that in the case of pass-through securities, market discount is calculated on the loans underlying the Certificate, rather than on the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount, typically, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.


Stripped Securities.

A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Stripped securities such as ratio strip securities may represent a right to receive differing percentages of both the interest and principal on each loan. Under Section

1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fees are less than 100 basis points or 1% interest on the loan principal balance or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the method described in "--Taxation of Debt Securities; Interest and Acquisition Discount" for prepayment securities or the cash flow bond method, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments like the stripped securities which technically represent ownership interests in the underlying loans, rather than being debt instruments secured by those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis, as specified in the prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

In some cases, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

In the case of a stripped security that is an interest weighted security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations.

The characterizations of the stripped securities described in the preceding section are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

o in some series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o the non-interest weighted securities are subject to the contingent payment provisions of the Contingent Regulations; or

o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.


Potential purchasers should consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.


Character as Qualifying Loans.

In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, typically will be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.



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



Miscellaneous Tax Aspects

Backup Withholding.


Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder, other than a holder of a residual interest security, may, in some cases, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding applies if the holder of a security


o    fails to furnish the trustee with its taxpayer identification number;

o    furnishes the trustee an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

o under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, to some payments made to holders, including payments to exempt recipients, including exempt organizations, and to some nonresidents. We suggest that holders consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.


In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies that such seller is a foreign holder (and certain other conditions are met) or (iii) the seller provides the broker with a completed IRS Form W-9. Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.


Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS

The trustee will report to the holders and to the master servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.


Proposed Reporting Regulations.

In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of



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Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.


Tax Treatment of Foreign Investors


Subject to the discussion below with respect to trusts as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security (other than a residual interest security) is considered to be effectively connected with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, which we define as "nonresident", those interest will normally qualify as portfolio interest, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. The portfolio interest exception supersedes the general provisions of United States law that require the issuer to withhold at a 30% rate, unless that rate is reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents.


Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, be subject to the regular United States income tax.

Payments to holders of residual interest securities who are foreign persons typically will be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they will be taken into account for withholding tax purposes only when paid or distributed or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."



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Tax Characterization of the Trust as a Partnership

Tax counsel will deliver its opinion that a trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.

The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc.

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

Interest Income on the Notes.

Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount usually will be subject, respectively, to the premium amortization or market discount rules of the Code.



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




A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code typically would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Such election is irrevocable and should be made after consulting a tax advisor. Special rules apply if a short-term note is purchased for more or less than its principal amount.


Sale or Other Disposition.

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses usually may be used only to offset capital gains.

Foreign Holders.

Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person will be considered portfolio interest, and will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

o is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and

o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.



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



A withholding agent is the United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a foreign holder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new W-8BEN. A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult their tax advisor.

If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

o the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and

o in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding.


Each holder of a note, other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


Possible Alternative Treatments of the Notes.

If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership



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



taxable as a corporation with the adverse consequences described in "--Tax Characterization of the Trust as a Partnership" and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders may be limited in their ability to deduct their share of the trust's expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership.

The trust and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the trust. Any characterization of that type would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc.

The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the prospectus supplement.

Partnership Taxation.

As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.



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



The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

o the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

o any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

o    prepayment premium payable to the certificateholders for the month; and

o any other amounts of income payable to the certificateholders for the month.

The allocation will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described in the preceding paragraph even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will constitute unrelated business taxable income taxable to the holder under the Code.

An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.

It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust acquires the loans at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination.


A sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation of the partnership, which would not constitute a sale or exchange. If the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.


Disposition of Certificates.

Capital gain or loss usually will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate typically will equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans typically would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in "--Tax Consequences to Holders of Certificates; Partnership Taxation" over the life of the certificates that exceeds the



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



aggregate cash distributions, the excess usually will give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.

The trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election.

In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.

The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described in the following paragraph and nominees will be required to forward information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies .

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. The information includes:

        o the name, address and taxpayer identification number of the nominee and

        o    as to each beneficial owner:



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



             o    the name, address and identification number of the person,

             o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

             o some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. The statute of limitations for partnership items typically does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders.

It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those describing the trust. Although it is not expected that the trust would be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest corporate tax rate (in the case of sovereign holders taxable as corporations) and the highest rate applicable to individuals (in the case of all other holders). Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder usually would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person usually will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 30% if the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.





State Tax Considerations

In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.



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12.  ERISA Considerations

The Employee Retirement Income Security Act of 1974 and Section 4975 of the Code impose restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to those Plans. Some employee benefit plans, including governmental plans and church plans for which no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this section, subject to other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans considering an investment in securities should confirm with their counsel that the investment will not constitute a prohibited transaction or other violation of any applicable law.


Investments by Plans are subject to ERISA's fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

Depending on the relevant facts and circumstances, a prohibited transaction exemption may apply to the purchase or holding of the securities-for example:

     o Prohibited Transaction Class Exemption ("PTCE") 96-23 exempts some transactions effected on behalf of a Plan by an in-house asset manager;

     o PTCE 95-60 exempts some transactions between insurance company general accounts and parties in interest;

     o PTCE 91-38 exempts some transactions between bank collective investment funds and parties in interest;

     o PTCE 90-1 exempts some transactions between insurance company pooled separate accounts and parties in interest; and

     o PTCE 84-14 exempts some transactions effected on behalf of a Plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with any investment. Furthermore, these exemptions



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might not apply to transactions involved in operation of the trust if, as discussed below, the assets of the trust were considered to include Plan
Assets.

The DOL has issued a final regulation, 29 C.F.R. Section 2510.3-101, (the "Plan Assets Regulation"), containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, when a Plan invests in an equity interest in a corporation, partnership, trust or other entity, the underlying assets and properties of the entity will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

Under the terms of the Plan Assets Regulation, the trust (or other issuer) may be deemed to hold Plan Assets by reason of a Plan's investment in a security; the Plan Assets would include an undivided interest in any assets held by the trust. In that event, persons providing services with respect to the assets of the trust may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving the assets unless the transactions are subject to a statutory, regulatory or administrative exemption. In addition, the obligations and responsibilities of Plan sponsors and Plan administrators may be expanded by application of Part 1 of Subtitle B of Title I of ERISA to the entity's assets and operations. There may also be an improper delegation of the responsibility to manage Plan Assets if Plans that purchase securities are deemed to own an interest in the underlying assets of the Trust.

The look-through rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. A profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust usually are deemed to be equity interests under the Plan Asset Regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, the assets of an investing Plan would include the notes, but not, by reason of the purchase, the underlying assets of the trust. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

If the interest is an equity interest, the Plan Assets Regulation creates an exception if the class of equity interests in question is:

     o widely held, i.e., held by 100 or more investors who are independent of the depositor and each other at the conclusion of the initial public offering;

     o    freely transferable; and

     o    sold as part of an offering under


               o an effective registration statement under the Securities Act, and then subsequently registered under the Exchange Act or

               o an effective registration statement under Section 12(b) or 12(g) of the Exchange Act.




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




In addition, the regulation provides that if at all times more than 75% of the value of each class of equity interests in the entity is held by investors other than "benefit plan investors" - which includes Plans, employee benefit plans as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity - the assets of an investing Plan will not include any of the underlying assets of the trust. In determining this percentage, the interests of certain persons (other than benefit plan investors) who provide investment advice to the entity for a direct or indirect fee or who have discretionary authority or control regarding the assets of the entity (or any of their affiliates) must be disregarded.

The DOL has granted to some underwriters substantially identical individual administrative exemptions (the "Underwriter Exemptions") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including notes and certificates, issued by entities holding investment pools consisting only of certain secured receivables, loans and other obligations ("issuers") and underwritten or placed by that underwriter, or underwritten by a syndicate managed or co-managed by that underwriter and with respect the servicing, operations and management of such entities, provided the conditions and requirements of the Underwriter Exemptions are met. These securities may include the certificates or the notes issued under this prospectus. The obligations covered by the Underwriter Exemptions include obligations like the trust assets, other than home improvement contracts that are unsecured. The Underwriter Exemptions may apply to the acquisition, holding and resale of the securities by a Plan, provided that a number of conditions are met, including those listed in the next paragraph.


While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions are similar and include the following requirements:

     o the acquisition of the securities by a Plan must be on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the rights and interests evidenced by the securities acquired by the Plan may not be subordinated to the rights and interests evidenced by other securities of the issuer, unless the issuer holds only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction");


     o the securities acquired by the Plan must have received a rating at the time of the acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from any of S&P, Moody's or Fitch. However, the securities must have been rated in one of the two highest generic rating categories by at least one of the rating agencies if the loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of the issuance of the security;

     o the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities must represent not more than reasonable compensation for



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          underwriting the securities. The sum of all payments made to and retained by the seller for the sale of those obligations to the issuer must represent not more than the fair market value of the obligations. The sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

     o the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     o the Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act; and

     o for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.


The issuer also must meet the following requirements:

     o the investment pool must consist solely of assets of the type which have been included in other investment pools;

     o securities in the other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a rating agency for at least one year prior to the Plan's acquisition of securities; and

     o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.


The Underwriter Exemptions provide exemptive relief to some mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements meet certain requirements.

The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from each exemption rating agency rating the securities, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria.



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



Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

The Underwriter Exemptions will not apply to any of the securities if any mortgage loan or other asset held in trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the security. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% on the date of issuance, only securities that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.


The Underwriter Exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     o the fiduciary or affiliate is not an obligor with respect to more than five (5) percent of the fair market value of the obligations contained in the investment pool;

     o a Plan's investment in securities does not exceed twenty-five (25) percent of all of the securities outstanding after the acquisition; and

     o immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the person is a fiduciary are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief from self dealing/conflict of interest prohibited transactions is not available for Plans sponsored by the seller, the underwriters of the securities, any trustee, any servicer, any insurer of the issuer, any obligor with respect to obligations included in an investment pool constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a swap agreement that meets the requirements of the Underwriter Exemptions, or any affiliate of these parties (the "Restricted Group").

The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).



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



We suggest that prospective Plan investors consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Underwriter Exemptions to the purchase and holding of the securities and the potential consequences in their specific circumstances, and the effect of the Plan Asset Regulations prior to making an investment in the securities. Moreover, each Plan fiduciary should read carefully the prospectus supplement relating to the securities it is considering acquiring, and should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


13.  Legal Investment


If the prospectus supplement specifies that the securities will not constitute mortgage-related securities under the Secondary Mortgage Market Enhancement Act of 1984, we suggest that investors whose investment authority is subject to legal restrictions consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.


14.  Ratings


It will be a requirement for issuance of any series that the securities offered by this prospectus and the prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to offered securities of each series will be as set forth in the prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.


15.  Plan of Distribution


The depositor may offer each series of securities through one or more underwriters that may be designated at the time of each offering of the securities. The prospectus supplement will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to some dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to the series.

The underwriters involved in the offering of a series of securities may include Banc One Capital Markets, Inc., an affiliate of the depositor, and may include other affiliates of the depositor.

This prospectus, together with the accompanying prospectus supplement, may be used by Banc One Capital Markets, Inc. or another affiliate of the depositor in connection with offers and sales of an indeterminate amount of the securities in market-making transactions. In these transactions, Banc One Capital Markets, Inc. or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.



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16.  Legal Matters


As specified in the prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.


17.  Available Information


The depositor is subject to the informational requirements of the Exchange Act and accordingly files reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

     o Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

     o   Northeast Regional Office, 233 Broadway, New York, New York 10279.

Copies of the material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

Copies of the registration statement of which this prospectus forms a part and the exhibits are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.


18.  Incorporation of Documents by Reference


All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.


The depositor on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents referred to in the previous paragraph that have been or may be incorporated by reference in this prospectus but not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that




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this prospectus incorporates. Requests should be directed to Bond
Securitization, L.L.C., 270 Park Avenue, New York, New York, 10017-2070, telephone number (212) 270-6000.




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                           Glossary of Defined Terms

Additional Obligations: means all Obligations transferred after the closing date.

Act:  means the Home Ownership and Equity Protection Act of 1994.

Agreement: means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

CLTV:  means combined loan-to-value ratio.

Code:  means the Internal Revenue Code of 1986.

Designated Transaction: as defined in the Underwriter Exemptions, means a securitization transaction in which the assets of the issuer consists of certain fully secured obligations such as mortgage loans secured by residential real property.


DOL: means the United States Department of Labor


Eligible Corporation: means a domestic C corporation that is fully subject to corporate income tax.

Eligible Investments: means, as is acceptable to the rating agency, among other investments:

     o    obligations of the United States and government agencies,

     o    federal funds,

     o    certificates of deposit,

     o    commercial paper,

     o    demand and time deposits and banker's acceptances,

     o    repurchase agreements of United States government securities, and

     o    guaranteed investment contracts.

FASIT Qualification Test: means a test to determine eligibility of a trust, or one or more designated pools of assets held by a trust, for FASIT status, under which substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date.

Garn-St. Germain Act: means the Garn-St. Germain Depository Institutions Act of 1982.



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HELOC: means a home equity line of credit.

Housing Act:  means the National Housing Act of 1934.


Loans: means mortgage loans, which may be closed-end home equity loans, HELOCs, mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts and manufactured housing contracts.


Mortgaged Properties: means property which secures repayment of the loans.

New Arrangement: means, if FASIT status is lost, the entity classification of the former FASIT.

Obligations:  means mortgage loans or other secured receivables.

Parties in Interest: means persons who are parties in interest or disqualified persons with respect to Plans.

Plan Assets Regulation: means the final regulation issued by the DOL, 29 C.F.R. Section 2510.3-101, containing rules for determining what constitutes the assets of a Plan.

Plans: means employee benefit plans subject to ERISA and plans and other arrangements subject to Section 4975 of the Code.

Pooled Securities: means the mortgage or asset backed securities included as part of the trust assets.

PTCE:  means a Prohibited Transaction Class Exemption.

RCRA:  means the Resource Conservation and Recovery Act.

REO property: means property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession.

Restricted Group: means the seller, the underwriters of the securities, any trustee, any servicer, any insurer of the issuer, any obligor with respect to obligations included in a trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust, any counterparty to a swap agreement that meets the requirements of the Underwriter Exemptions, or any affiliate of these parties.

Secured Creditor Exclusion: means, with respect to CERCLA, the exclusion from the definition of "owner or operator" of a secured creditor who holds indicia of ownership primarily to protect its security interest.

Title V: means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

Underwriter Exemptions: means the individual administrative exemptions, granted by the DOL to some underwriters, from some of the prohibited transaction rules of ERISA and the



                                      97
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related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through entities that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

U.S. Person: means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.




                                      98